                                                                   Exhibit 10.17


                                                                  EXECUTION COPY



               ===================================================


                     BROADPINE REALTY HOLDING COMPANY, INC.


                                    LANDLORD







                                       AND






                       TOWER INSURANCE COMPANY OF NEW YORK

                                     TENANT
















                                   ----------

                                      LEASE

                                   ----------






                       Premises:    Portion of the 14th Floor
                                    120 Broadway
                                    New York, New York


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
                                TABLE OF CONTENTS

Article                                                                                                        Page
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
ARTICLE 1         DEFINITIONS; DEMISE OF PREMISES.................................................................1
ARTICLE 2         COMMENCEMENT OF TERM; LANDLORD'S CONTRIBUTION...................................................3
ARTICLE 3         RENT............................................................................................7
ARTICLE 4         USE............................................................................................11
ARTICLE 5         ALTERATIONS; LIENS; TENANT'S PROPERTY..........................................................11
ARTICLE 6         REPAIRS AND MAINTENANCE........................................................................17
ARTICLE 7         COMPLIANCE WITH LAW............................................................................18
ARTICLE 8         INSURANCE......................................................................................20
ARTICLE 9         DAMAGE OR CASUALTY.............................................................................23
ARTICLE 10        ASSIGNMENT AND SUBLETTING......................................................................25
ARTICLE 11        NON-LIABILITY; INDEMNIFICATION.................................................................32
ARTICLE 12        CONDEMNATION...................................................................................34
ARTICLE 13        ACCESS; BUILDING NAME..........................................................................35
ARTICLE 14        BANKRUPTCY.....................................................................................37
ARTICLE 15        DEFAULTS, REMEDIES, DAMAGES....................................................................37
ARTICLE 16        CURING TENANT'S DEFAULTS; REIMBURSEMENT........................................................40
ARTICLE 17        QUIET ENJOYMENT................................................................................42
ARTICLE 18        BUILDING SERVICES..............................................................................42
ARTICLE 19        TAXES; OPERATING EXPENSES......................................................................45
ARTICLE 20        ELECTRICITY....................................................................................52
ARTICLE 21        BROKER.........................................................................................58
ARTICLE 22        SUBORDINATION..................................................................................58
ARTICLE 23        ESTOPPEL CERTIFICATE...........................................................................60
ARTICLE 24        LEGAL PROCEEDINGS..............................................................................60
ARTICLE 25        SURRENDER......................................................................................60
ARTICLE 26        RULES AND REGULATIONS..........................................................................62
ARTICLE 27        PERSONS BOUND..................................................................................62
ARTICLE 28        NOTICES........................................................................................63
ARTICLE 29        PARTNERSHIP TENANT.............................................................................63
ARTICLE 30        NO WAIVER; ENTIRE AGREEMENT....................................................................64
ARTICLE 31        MISCELLANEOUS..................................................................................65
ARTICLE 32        INABILITY TO PERFORM; SEVERABILITY.............................................................68
ARTICLE 33        SECURITY.......................................................................................68
ARTICLE 34        RENEWAL OPTION.................................................................................70
ARTICLE 35        RIGHT OF FIRST REFUSAL OPTION..................................................................72
ARTICLE 36        EXPANSION OPTION...............................................................................74


EXHIBIT "A" - Floor Plans.......................................................................................A-1
EXHIBIT "B" - First Amendment to Lease..........................................................................B-1
EXHIBIT "C" - Landlord's Work...................................................................................C-1
EXHIBIT "D" - Description of Land...............................................................................D-1
EXHIBIT "E" - Cleaning Specifications...........................................................................E-1
EXHIBIT "F" - Rules and Regulations.............................................................................F-1
EXHIBIT "G" - Heating Specifications............................................................................G-1
EXHIBIT "H" - Request for Taxpayer Identification Number........................................................H-1
EXHIBIT "I" - Build-Out Work....................................................................................I-1
EXHIBIT "J" - List of Approved Contractors......................................................................J-1
EXHIBIT "K" - Form of Letter of Credit..........................................................................K-1

         INDENTURE OF LEASE made as of this 19th day of February, 1997, between BROADPINE REALTY HOLDING COMPANY, INC., a New York corporation having an office c/o J.P. Morgan Investment Management Inc., 522 Fifth Avenue, New York, New York 10036 (hereinafter referred to as "Landlord"), and TOWER INSURANCE COMPANY OF NEW YORK, a New York corporation having an office at 110 William Street, New York, New York 10038 (hereinafter referred to as "Tenant").


                              W I T N E S S E T H:

                                   ARTICLE 1
                         DEFINITIONS; DEMISE OF PREMISES

         Section 1.01. For the purposes of this Lease (including all of the schedules, riders and exhibits, if any, annexed to this Lease), the terms set forth below shall have the definitions which immediately follow such terms, and such definitions are hereby incorporated into this Lease wherever used:

ALTERATIONS - The term "Alterations" shall mean and include all installations, changes, alterations, restorations, renovations, decorations, replacements, additions, improvements and betterments made in or to the Demised Premises or the Building, and shall include Tenant's Initial Work. Alterations shall not include Tenant's personal property, furniture, furnishings and trade fixtures if and for so long as the same shall not be affixed (other than by wiring) to, or incorporated into, the Demised Premises.

AUTHORIZED USE - The "Authorized Use" shall be for executive, administrative and general business offices, but subject to the provisions of this Lease and the certificate of occupancy for the Building.

BASE OPERATING YEAR - The "Base Operating Year" shall mean the calendar year
1997.

BASE TAX AMOUNT - The "Base Tax Amount" shall mean the amount of Taxes which shall be equal to the product obtained by multiplying (x) the transitional assessed valuation of the Land and Building owned by Landlord, and the sidewalks, plazas, streets and alleys in front of or adjacent thereto, and any rights or interests appurtenant thereto with respect to the fiscal year commencing July 1, 1996, and ending June 30, 1997 (i.e., $44,831,199), by (y)
the average of the tax rates applicable to the Land and Building owned by Landlord, and the sidewalks, plazas, streets and alleys in front of or adjacent thereto, and any rights or interests appurtenant thereto established for (i) the fiscal year commencing July 1, 1996, and ending June 30, 1997 and (ii) the fiscal year commencing July 1, 1997, and ending June 30, 1998, each of (x) and
(y) as determined by the governmental authority having jurisdiction thereover.

BUILDING - The "Building" shall mean and include the structure and other improvements constructed or as may in the future be constructed on the Land, known by the address "120 Broadway", New York, New York.

BUILDING SYSTEMS - The term "Building Systems" shall mean and include such heating, ventilating and air-conditioning systems, and such elevators, water, sewerage, toilet, plumbing, sprinkler, electric, wiring and mechanical systems, now or hereafter installed in the Building, and the fixtures, equipment and appurtenances thereof, and all other mechanical devices, fixtures, equipment, appurtenances and systems installed by Landlord in the Building.

COMMENCEMENT DATE - The "Commencement Date" shall mean the date set forth in Subsection 2.02A below.

DEMISED PREMISES - The "Demised Premises" shall mean that portion of the 14th-floor in the Building which is shown on the hatched portion of the plan annexed hereto as Exhibit "A" and made a part hereof.

DESIGNATED BROKER - The "Designated Broker" shall mean Silverstein Properties Inc. and Jones Lang Wootton USA.

EXPIRATION DATE - The "Expiration Date" shall mean the date set forth in Subsection 2.02B below.

INCLUDE and INCLUDING - The terms "include" and "including" shall each be construed as if followed by the phrase "without being limited to".

INSURANCE BOARDS - The term "Insurance Boards" shall mean and include the National Board of Fire Underwriters, the New York Board of Fire Underwriters, and any other local or national body having similar jurisdiction, and the New York Fire Insurance Exchange, and any other local or national body having similar jurisdiction establishing insurance premium rates.

LAND - The "Land" shall mean the real property described in Exhibit "D" annexed hereto.

LEGAL REQUIREMENTS - The term "Legal Requirements" shall mean and include all laws, orders, ordinances, directions, notices, rules and regulations of the federal government and of any state, county, city, borough and municipality, and of any division, agency, subdivision, bureau, office, commission, board, authority and department thereof, and of any public officer or official and of any quasi-governmental officials and authorities having jurisdiction over the Land, Building and/or the Demised Premises.

MINIMUM RENT - The "Minimum Rent" shall be: (i) during the period beginning on the Commencement Date and continuing through including the day immediately preceding the sixth (6th) anniversary of the Commencement Date, Three Hundred Ninety-Seven Thousand Five Hundred Thirty and 00/100 ($397,530.00) Dollars per annum, to be paid by Tenant in equal monthly installments of $33,127.50 each; and (ii) during the period beginning on the sixth (6th) anniversary of the Commencement Date and continuing through and including the Expiration Date, Four Hundred Eighty-Five Thousand Eight Hundred Seventy and 00/100 ($485,870.00) Dollars per annum, to be paid by Tenant in equal monthly installments of $40,489.17 each.

MORTGAGE - The term "Mortgage" shall mean any existing or future mortgage and/or security deed affecting the Land and/or the Building, alone or with other property, as the same may from time to time be amended, modified, renewed, consolidated, substituted, spread, added to, extended and/or replaced.

MORTGAGEE - The term "Mortgagee" shall mean the mortgagee under, and/or the holder of, any Mortgage.

OVERLANDLORD - The term "Overlandlord" shall mean the landlord under any Underlying Lease, including the lease referred to in Subsection 22.01(b) below.

PERSONS WITHIN TENANT'S CONTROL - The term "Persons Within Tenant's Control" shall mean and include Tenant, all of Tenant's subtenants and assignees, and all of their respective principals, officers, agents, contractors, servants, employees, licensees, guests and invitees.

RECURRING ADDITIONAL RENT - The term "Recurring Additional Rent" shall mean all additional rent payable by Tenant pursuant to Article 19 of this Lease.

REPAIRS - The term "Repairs" shall mean and include repairs, restorations and replacements (subject to the provisions of Article 19 of this Lease).

SECURITY DEPOSIT AMOUNT - The "Security Deposit Amount" shall mean $66,255.00.

SQUARE FEET OF RENTABLE AREA - The term "Square Feet of Rentable Area" in the Demised Premises shall be deemed to be the equivalent of 22,085 square feet, as agreed to by the parties following Tenant's inspection of (or opportunity to inspect) the Demised Premises. This definition shall not be construed as any kind of representation by Landlord as to the size of the Demised Premises or the Building.

TENANT'S INITIAL WORK - The term "Tenant's Initial Work" shall mean such work (if any) as shall be performed by Tenant or Persons Within Tenant's Control to prepare the Demised Premises for Tenant's initial occupancy thereof.

TENANT'S OPERATING SHARE - The term "Tenant's Operating Share" shall mean 1.28%, so long as Landlord continues to own the portion of the Building currently owned by Landlord. If a portion(s) of the Building (but not the entire Building) shall be sold, transferred or conveyed, Tenant's Operating Share shall be changed to that percentage which shall be equal to a fraction, the numerator of which shall be the Square Feet of Rentable Area, and the denominator of which shall be the aggregate rentable square feet of office space in that portion of the Building owned by Landlord at such time (and from time to time), as determined by Landlord's architect.

TENANT'S TAX SHARE - The term "Tenant's Tax Share" shall mean 1.38%, so long as Landlord continues to own the portion of the Building currently owned by Landlord. If a portion(s) of the Building (but not the entire Building) shall be sold, transferred or conveyed, Tenant's Tax Share shall be changed to that percentage which shall be equal to a fraction, the numerator of which shall be the Square Feet of Rentable Area, and the denominator of which shall be the aggregate rentable square feet of office space in that portion of the Building owned by Landlord at such time (and from time to time), as determined by Landlord's architect.

TERM - The "Term" shall mean the period of years (and/or portions thereof) that this Lease shall be in effect, commencing on the Commencement Date and ending on the Expiration Date, unless sooner terminated as provided in this Lease or by law.

UNDERLYING LEASE - The term "Underlying Lease" shall mean any present or future ground or overriding or underlying lease and/or grant affecting the Land, the Building and/or the Demised Premises, as the same may from time to time be amended, modified, renewed, extended and/or replaced.

Section 1.02. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the Demised Premises, together with the right to use, in common with others, such portions of the lobbies, elevators and other public portions of the Building as may be necessary for access to the Demised Premises or designed and intended for use by all tenants, for the Term, and for the Minimum Rent and additional rent herein reserved, and subject to all of the covenants, agreements, terms, conditions, limitations, reservations and provisions hereinafter set forth.

                                   ARTICLE 2
                  COMMENCEMENT OF TERM; LANDLORD'S CONTRIBUTION

         Section 2.01.

                  A. Not later than February 28, 1997, Tenant shall obtain bids from not less than three (3) of the Approved Contractors (as defined in Subsection 5.01D below) for the performance of the Build-Out Work (as hereinafter defined). If Tenant shall select Ambassador Construction ("Ambassador") to perform the Build-Out Work, and Tenant shall provide written notice to Landlord on or prior to February 28, 1997 that Tenant shall have made such election, then the provisions of clause (i) of Subsection 2.02A, Subsection 2.03A and clause (i) of Section 3.01 shall apply, and the provisions of clause
(ii) of Subsection 2.02A, Subsection 2.03B, Section 2.06 and clause (ii) of
Section 3.01 shall be null and void and of no force or effect. If Tenant shall elect to retain a construction company other than Ambassador to perform the Build-Out Work, then the provisions of clause (ii) of Subsection 2.02A, Subsection 2.03B, Section 2.06 and clause (ii) of Section 3.01 shall apply, and the provisions of clause (i) of Subsection 2.02A, Subsection 2.03A and clause
(i) of Section 3.01 shall be null and void and of no force or effect, and all references to Tenant's Initial Work shall be deemed to mean the Build-Out Work. Any work required to prepare the Demised Premises for Tenant's initial occupancy thereof in excess of Landlord's Work and the Build-Out Work shall be the obligation solely of Tenant and all such work shall be performed in accordance with the provisions of this Lease, including, but not limited to, Article 5. It shall be the obligation of Tenant, at Tenant's sole cost and expense, and Landlord shall permit Tenant, to tie into the Class E fire safety system of the Building, in compliance with all applicable Legal Requirements and in accordance with the provisions of this Lease, including, but not limited to, Article 5. Landlord hereby agrees, at Tenant's request but at no cost or expense to Landlord, to use reasonable efforts to cooperate with Tenant with respect to Tenant's tying into the Class E fire safety system of the Building. Provided that, at the time Tenant submits Tenant's Plans (as defined in Subsection 2.01 B below) to Landlord, Tenant shall request of Landlord that Landlord deliver to Tenant a completed Department of Environmental Protection ACP-5 for the Demised Premises (an "ACP-5"), Landlord shall deliver to Tenant said ACP-5 within ten
(10) Business Days after Landlord shall have approved Tenant's Plans.

                  B. Upon execution of this Lease, Tenant shall deliver to Landlord, for Landlord's approval, six (6) sepia duplicate sets of blueprints and one (1) mylar set of complete plans and specifications prepared by a licensed architect and/or engineer ("Tenant's Plans") for the construction and finishing of the Demised Premises for Tenant's initial occupancy thereof. Tenant's Plans shall (i) comply with all Legal Requirements, (ii) be in sufficient detail so as to enable Landlord to cause its designated contractor, Ambassador, to make and complete in and to the Demised Premises the work and installations (the "Build-Out Work") shown on Tenant's Plans approved by Landlord and to be accepted for filing by the New York City Building Department (or any successor or other governmental agency serving a similar function), and
(iii) show (without limitation) the proposed locations of all mechanical, electrical and plumbing equipment, partitions, ceilings, entrances, doors, lighting, fixtures, receptacles and switches, telephone outlets and other installations to be installed in the Demised Premises.* Tenant shall incorporate into Tenant's Plans those changes, revisions and/or additions reasonably required by Landlord, and shall resubmit the revised Tenant's Plans to Landlord within five (5) days following Landlord's request. The cost of preparing (and, if necessary, revising) Tenant's Plans shall be borne entirely by Tenant.

         Section 2.02.

                  A. (i) If Landlord shall be responsible for the completion of the Build-Out Work as set forth in this Article 2 (i.e., Tenant shall have elected to retain Ambassador to perform the Build-Out Work and shall have notified Landlord of such election as set forth in Subsection 2.01A above), the Term of this Lease shall commence on the date (the "Commencement Date") that Landlord's Work (as defined in Section 2.03 below) and the Build-Out Work shall be substantially completed (as defined in Paragraph 9 of Exhibit "I" of this Lease); provided that Landlord shall notify Tenant of the Commencement Date at least three (3) Business Days before the same shall occur (except if Landlord shall not provide such notice, then the Commencement Date shall be the date which shall occur three (3) Business Days following the date upon which Landlord shall deliver possession of the Demised Premises to Tenant in accordance with the terms and conditions set forth herein), and clause (ii) of this Subsection 2.02A shall be null and void and of no force or effect; and provided, further, that Landlord shall use reasonable efforts to perform any Minor Items (as defined in Paragraph 9 of Exhibit "I" of this Lease) of Landlord's Work and the Build-Out Work in a manner which will not unreasonably interfere with Tenant's use and occupancy of the Demised Premises or (ii) if Tenant shall be responsible for the completion of the Build-Out Work as set forth in this Article 2 (i.e., Tenant shall have elected to retain a construction company other than Ambassador to perform the Build-Out Work, or shall have failed to notify Landlord that Tenant has selected Ambassador to perform the Build-Out Work as set forth in Subsection 2.01A of this Lease), the Term of this Lease shall commence on the date (the "Commencement Date") that Landlord's Work (other than the installation of Building standard air-conditioning units as specified in Exhibit "C" (the "A/C Work")) shall be substantially completed (as defined in Paragraph 9 of

--------------
*Landlord agrees to respond to Tenant's plans within five (5) days folowing Tenant's submission of same for Landlord's approval.

Exhibit "I" of this Lease), and clause (i) of this Subsection 2.02A shall be null and void and of no force or effect. Tenant and Landlord hereby agree and acknowledge that, under good construction practices, the performance of the A/C Work should be coordinated with the performance of the Build-Out Work and, accordingly, in the event that Tenant shall have elected to retain a construction company other than Ambassador to perform the Build-Out Work in accordance with the provisions of this Lease, the A/C Work will not be performed and completed by Landlord within the same time frames established for the balance of Landlord's Work, but rather shall be performed and completed as set forth in Subsection 2.03B below; provided that Landlord shall use reasonable efforts to perform the A/C Work and any Minor Items (as defined in Paragraph 9 of Exhibit "I" of this Lease) of Landlord's Work in a manner which will not unreasonably interfere with Tenant's ability to perform the Build-Out Work; and provided, further, however, that any delay resulting from the coordination of the performance of the A/C Work with the performance of the Build-Out Work shall not in and of itself constitute a delay on the part of Tenant or of Persons Within Tenant's Control but rather shall constitute an event beyond the reasonable control of Landlord and Tenant.

                  B. The term of this Lease shall expire at noon on the last day of the calendar month in which the eleventh (11th) anniversary of the Commencement Date shall occur (the "Expiration Date"), or shall end on such earlier date upon which such term may expire or be canceled or terminated pursuant to the provisions of this Lease or by law.

                  C. Promptly following the Commencement Date, Landlord and Tenant shall execute and exchange an amendment to this Lease (in the form annexed hereto as Exhibit "B", and pertaining to the matters set forth therein) setting forth the actual dates of the Commencement Date and the Expiration Date, and the date that Tenant's obligation to pay Minimum Rent shall commence in accordance with Section 3.01 of this Lease, but the failure to so execute or exchange said supplementary agreement shall not in any way reduce Tenant's obligations or Landlord's rights under this Lease.

         Section 2.03.

                  A. If Tenant shall have elected to retain Ambassador to perform the Build-Out Work and shall have notified Landlord of such election as set forth in Subsection 2.01A above, Tenant agrees to accept possession of the Demised Premises in "as is" and "where is" condition on the Commencement Date; provided that, prior to the Commencement Date, Landlord shall have substantially completed so much of the work specified in Exhibit "C" which is annexed hereto and made a part hereof ("Landlord's Work") and the Build-Out Work as specified in this Article 2 and in Exhibit "I" which is annexed hereto and made a part hereof, as shall be sufficient to permit Tenant to thereafter occupy the Demised Premises for the Authorized Use. Landlord shall not be obligated to perform any work whatsoever to prepare the Demised Premises for Tenant, except Landlord's Work and the Build-Out Work. All materials, work, labor, fixtures and installations required for completion of the Demised Premises and the operation of Tenant's business thereat, other than Landlord's Work and the Build-Out Work, shall (subject to the provisions of Article 5 below) be promptly furnished and performed by Tenant, at Tenant's own cost and expense. Notwithstanding anything to the contrary contained in this Lease, in the event that Tenant shall have delivered to Landlord Tenant's Plans with such changes, revisions and additions reasonably required by Landlord on or prior to February 28, 1997 and Landlord shall have failed to substantially complete the performance of Landlord's Work and the Build-Out Work on or prior to September 1, 1997, and provided that such failure to substantially complete the performance of Landlord's Work and the Build-Out Work shall not have been caused by or be attributable to (x) any of the reasons set forth in Section 32.01 hereof or (y) any act or omission on the part of Tenant or of Persons Within Tenant's Control, then, as Tenant's sole remedy in connection therewith, Tenant shall have the right to cancel this Lease, which right to cancel shall be exercisable only by Tenant having given written notice thereof to Landlord not later than October 1, 1997, and in the event that Tenant timely exercises such cancellation right, this Lease shall be deemed canceled and terminated as of the date such notice is delivered to Landlord, and neither party shall have any further obligations under this Lease; provided, however, Landlord shall return to Tenant the balance of the Security, if any, in accordance with the terms and conditions contained in Article 33.

                  B. If Tenant shall have elected to retain a construction company other than Ambassador to perform the Build-Out Work, or shall have failed to notify Landlord that Tenant has selected Ambassador to perform the Build-Out Work as set forth in Subsection 2.01A of this Lease, Tenant agrees to accept possession of the Demised Premises in "as is" and "where is" condition on the Commencement Date; provided that, prior to the Commencement Date, Landlord shall have substantially completed so much of the work specified in Exhibit "C" which is annexed hereto and made a part hereof ("Landlord's Work") (other than the A/C Work) as shall be sufficient to permit Tenant to perform the Build-Out Work and to thereafter occupy the Demised Premises for the Authorized Use. Landlord shall not be obligated to perform any work whatsoever to prepare the Demised Premises for Tenant, except Landlord's Work, other than the A/C Work; subject, however, to Landlord's obligation to perform the A/C Work in accordance with the provisions of Subsection 2.02A promptly after delivery of possession of the Demised Premises to Tenant, provided Tenant shall make the Demised Premises available to Landlord for the performance of such A/C Work. All materials, work, labor, fixtures and installations required for completion of the Demised Premises and the operation of Tenant's business thereat, other than Landlord's Work, shall (subject to the provisions of Article 5 below) be promptly furnished and performed by Tenant, at Tenant's own cost and expense. In furtherance thereof, if Tenant shall have elected to retain a construction company other than Ambassador to perform the Build-Out Work, or shall have failed to notify Landlord that Tenant has selected Ambassador to perform the Build-Out Work as set forth in Subsection 2.01A of this Lease, Tenant agrees to commence the performance of the Build-Out Work (subject to delays beyond the reasonable control of Tenant) within the later of (i) ninety (90) days following the date hereof and (ii) thirty (30) days following substantial completion of Landlord's Work (other than the A/C Work). In addition, Tenant agrees to use the "expediter" designated by Landlord as hereinafter set forth in connection with the Build-Out Work, who shall be hired by Tenant at Tenant's own cost and expense. Landlord hereby designates Charles Rizzo & Associates as the "expediter". Notwithstanding anything to the contrary contained in this Lease, in the event that Landlord shall have failed to substantially complete the performance of Landlord's Work within thirty (30) days following Tenant's completion of the Build-Out Work, and provided that such failure to substantially complete the performance of Landlord's Work shall not have been caused by or be attributable to (x) any of the reasons set forth in Section
32.01 hereof or (y) any act or omission on the part of Tenant or of Persons Within Tenant's Control, then, as Tenant's sole remedy in connection therewith, Tenant shall have the right to cancel this Lease, which right to cancel shall be exercisable only by Tenant having given written notice thereof to Landlord within sixty (60) days following Tenant's completion of the Build-Out Work, and in the event that Tenant timely exercises such cancellation right, this Lease shall be deemed canceled and terminated as of the date such notice is delivered to Landlord, and neither party shall have any further obligations under this Lease; provided, however, Landlord shall return to Tenant the balance of the Security, if any, in accordance with the terms and conditions contained in
Article 33.

         Section 2.04. Except as otherwise expressly provided in Subsection 2.03 above, if Landlord shall be unable to give possession of the Demised Premises on the Commencement Date in accordance with the terms and conditions set forth herein by reason of Landlord's failure to complete any of the work expressly provided in this Lease to be performed by it by such date or for any other reason beyond Landlord's reasonable control, Landlord shall not be subjected to any liability for the failure to so complete by and give possession on said date. No such failure to give possession on such specific date shall affect the validity of this Lease or the obligations of Tenant hereunder or be deemed to extend the Term, but (subject to the provisions of Section 3.01 hereof) the Minimum Rent and additional rent reserved and covenanted to be paid hereunder shall not commence until possession of the Demised Premises shall be given, except that if such failure to so complete and give possession has been caused by any act or omission on the part of Tenant or of any Person Within Tenant's Control, there shall be no abatement of rent. Except as otherwise expressly provided in Subsection 2.03 above, if repairs, improvements or decorations of the Demised Premises, if any, as may be expressly provided in this Lease to be made by Landlord, are not completed on or before such date, Landlord shall not be subject to any liability for any delay in such completion, and Tenant shall not lose the benefit of the provisions of Section 3.01 hereof.

         Section 2.05. The parties hereto agree that this Article 2 constitutes an express provision as to the time at which Landlord shall deliver possession of the Demised Premises to Tenant, and Tenant hereby waives any rights to rescind this Lease which Tenant might otherwise have pursuant to Section 223-a of the Real Property Law of the State of New York, or pursuant to any other law of like import now or hereafter in force.

         Section 2.06.

                  A. If Tenant shall have elected to retain a construction company other than Ambassador to perform the Build-Out Work, then, subject to the terms and conditions hereinafter set forth, Landlord agrees to provide a construction allowance ("Landlord's Contribution") to reimburse Tenant for the cost expended by Tenant to perform the Build-Out Work, or, at Tenant's express written direction, to pay such costs actually incurred by Tenant to perform the Build-Out Work directly to Tenant's contractors or vendors (but Landlord shall not advance the money relating to such costs to Tenant or Tenant's contractors or vendors), in an aggregate amount not to exceed $1,082,165.00. Landlord shall fund the portion of Landlord's Contribution then being requisitioned in the manner set forth in Subsections 2.06B and 2.06C below, but only if all of the following conditions shall have been satisfied:

                       (i) Tenant shall not be in default (after notice and the expiration of any applicable cure period provided in this Lease) with respect to any of the material terms, covenants or conditions to be performed or observed by Tenant under this Lease. For purposes of this Article 2, the term "material terms, covenants or conditions to be performed or observed by Tenant under this Lease" shall specifically include, among other things, Tenant's obligation to pay Minimum Rent and additional rent under this Lease and Tenant's failure to timely discharge any lien, encumbrance or charge pursuant to Section 5.03 below;

                       (ii) Tenant shall have complied with all Legal Requirements in connection with the performance of the Build-Out Work and shall have obtained, and at all times during the performance of the Build-Out Work shall maintain, all necessary and appropriate permits, licenses, authorizations and approvals from all governmental authorities having jurisdiction over the Land, Building and/or the Demised Premises in connection with the performance by Tenant of the Build-Out Work, and shall have delivered true and complete copies thereof to Landlord; and

                       (iii) Tenant shall have delivered to Landlord, for approval by Landlord: (x) a completed requisition for payment (in form issued by the American Institute of Architects), certified and sworn to by Tenant's architect stating or accompanied by: (1) the amount being requested, (2) receipted invoices for all labor and materials theretofore performed as part of the Build-Out Work, (3) to the best of such architect's knowledge, the amount of Landlord's Contribution theretofore paid to Tenant and that, to the best knowledge of Tenant's architect, the entire cost to complete the Build-Out Work shall not exceed the aggregate amount of Landlord's Contribution which has not then been previously disbursed by Landlord together with the amount then requisitioned, (4) the cost of labor and materials theretofore performed and incorporated in the Demised Premises and the aggregate budget for the entire Build-Out Work to be performed, and (5) that, to the best knowledge of Tenant's architect, the work completed to date has been performed in good and workmanlike manner in accordance with the plans and specifications approved by Landlord and, to the best knowledge of Tenant's architect, in compliance with all Legal Requirements; and (y) to the extent permitted by law, waivers of lien from all contractors, subcontractors and materialmen who shall have furnished materials or supplies or performed work or services in connection with the Build-Out Work.

                  B. Within thirty (30) days after Tenant shall have complied with all of the conditions set forth in the foregoing Subsection 2.06A, Landlord shall pay to Tenant, or, at Tenant's express written direction, pay such costs actually incurred by Tenant to perform the Build-Out Work directly to Tenant's contractors or vendors (but Landlord shall not advance the money relating to such costs to Tenant or Tenant's contractors or vendors), that portion of Landlord's Contribution with respect to which Landlord shall have received from Tenant's architect a certified requisition for payment; provided, however, that
(x) Landlord shall not be required to make more than one (1) payment per calendar month, (y) the disbursements hereunder shall be subject to a retention in the amount of the industry standard retainage (not to exceed ten (10%) percent) until the Build-Out Work shall have been finally and fully completed and approved, and (z) Landlord's aggregate disbursements with respect to Landlord's Contribution shall not exceed $1,082,165.00. Notwithstanding the foregoing, provided that Tenant's general contractor shall be holding a retention in at least the amount of the industry standard retainage, as evidenced to Landlord, Landlord's payment to Tenant or Tenant's contractors or vendors, as the case may be, of the relevant portion of Landlord's Contribution shall reflect such contractor's retention, but shall not otherwise be subject to the foregoing retention set forth in clause (y) of this Section 2.06B.

                  C. Provided that Tenant shall not then be in default (after notice and the expiration of any applicable cure period provided in this Lease) with respect to any of the material terms, covenants or conditions to be performed or observed by Tenant under this Lease, then, within thirty (30) days following the last to occur of: (i) Tenant's request for payment of the final installment of Landlord's Contribution, (ii) completion of the Build-Out Work in accordance with the provisions of Article 5 below, (iii) the certification of Tenant's architect that, to the best knowledge of Tenant's architect, the Build-Out Work has been completed in a good and workmanlike manner, to the satisfaction of Tenant's architect, in accordance with the plans and specifications approved by Landlord and, to the best knowledge of Tenant's architect, in compliance with all Legal Requirements, (iv) delivery by Tenant to Landlord of, to the extent permitted by law, waivers of lien from all contractors, subcontractors and materialmen who shall have furnished materials or supplies or performed work or services in connection with the Build-Out Work,
(v) delivery by Tenant to Landlord of true copies of final approvals of the Build-Out Work by all governmental authorities having or asserting jurisdiction (including the New York City Department of Buildings), and (vi) delivery by Tenant to Landlord of "construction drawings" and/or "working drawings" (with all changes shown thereon) with respect to the Build-Out Work, the balance of Landlord's Contribution which has not been previously disbursed (but, in the aggregate, not in excess of the total cost of the Build-Out Work), shall be disbursed to Tenant. Tenant expressly agrees that Landlord's obligation to pay the final installment of Landlord's Contribution shall be conditioned upon Tenant's timely compliance with the requirements set forth in clauses (i) - (vi) of this Subsection 2.06(c), and that Tenant's right to receive any portion of Landlord's Contribution which shall not have been requested by Tenant within one
(1) year following completion of the Build-Out Work shall be deemed to have been irrevocably waived by Tenant.

                  D. Landlord's obligation to pay Landlord's Contribution shall only apply to that part of the Build-Out Work consisting of the installation of walls, partitions, fixtures, improvements and appurtenances permanently attached to or built into the Demised Premises, including the following: mechanical systems, flooring, ceilings, duct work, electrical wiring, plumbing, millwork and supplemental air-conditioning systems (if any), decorating, affixed carpeting and other floor coverings (so-called "hard costs"), and shall also include design fees, engineering fees, legal fees, construction and/or project management fees and moving expenses (with such fees and expenses being referred to herein as "soft costs"); provided, however, in no event shall Landlord be required to pay more than fifteen (15%) percent (i.e., $162,324.75) of Landlord's Contribution for any such "soft costs" incurred in connection with the performance of the Build-Out Work.

         Section 2.07. Upon execution of this Lease by Tenant, Tenant shall execute and deliver to Landlord a Request for Taxpayer Identification Number and Certification in the form annexed hereto as Exhibit "H".

                                   ARTICLE 3
                                     RENT

         Section 3.01. Tenant covenants and agrees that, during the entire Term, Tenant shall pay to Landlord the Minimum Rent at the annual rate set forth in
Section 1.01, in equal monthly installments, in advance, on the first day of each calendar month during the Term, at the office of Landlord or such other place as Landlord may designate in writing, without any abatement, reduction, setoff or deduction whatsoever and notwithstanding any defense or counterclaim whatsoever, except as otherwise expressly provided elsewhere in this Lease; it being agreed, however, that if Tenant shall not then be in default (after notice and the expiration of any applicable cure period provided in this Lease) of any of the material terms, covenants or conditions to be performed or observed by Tenant under this Lease (as defined in Article 2), and (i) Landlord shall be responsible for the completion of the Build-Out Work as set forth in Article 2 (i.e., Tenant shall have elected to retain Ambassador to perform the Build-Out Work and shall have notified Landlord of such election as set forth in Subsection 2.01A above), Landlord hereby conditionally excuses Tenant's obligation to pay Minimum Rent for the first thirteen (13) full calendar months of the Term, and upon the execution of this Lease, Tenant shall pay to Landlord the installment of Minimum Rent due hereunder for the fourteenth (14th) full calendar month of the Term, or (ii) in the alternative, Tenant shall be responsible for the completion of the Build-Out Work as set forth in Article 2 (i.e., Tenant shall have elected to retain a construction company other than Ambassador to perform the Build-Out Work, or shall have failed to notify Landlord that Tenant has selected Ambassador to perform the Build-Out Work as set forth in Subsection 2.01A of this Lease), Landlord hereby conditionally excuses Tenant's obligation to pay Minimum Rent for the first thirteen (13) full calendar months of the Term, plus the next succeeding three (3) full calendar months of the Term, and upon the execution of this Lease, Tenant shall pay to Landlord the installment of Minimum Rent due hereunder for the seventeenth
(17th) full calendar month of the Term. If, at any time on or prior to the eighth (8th) anniversary of the Commencement Date, Tenant shall be in default

(after notice and the expiration of any applicable cure period provided in this Lease) in the performance of any of the material terms, covenants or conditions to be performed or observed by Tenant under this Lease (as defined in Article
2), and Landlord shall have terminated this Lease by reason of such default, then the total sum of such Minimum Rent so conditionally excused and previously credited to Tenant shall become immediately due and payable by Tenant to Landlord. If, as of the Expiration Date, Tenant shall not be in default (after notice and the expiration of any applicable cure period provided in this Lease) in the performance of any of the material terms, covenants or conditions to be performed or observed by Tenant under this Lease (as defined in Article 2), Landlord shall waive any payment of all such Minimum Rent so conditionally excused. In the event that Tenant's obligation to pay Minimum Rent shall commence on a date which shall be other than the first day of a calendar month, the same shall be prorated at the rental rate applicable during the first year of the Term, and shall be paid by Tenant to Landlord together with the first full monthly installment of Minimum Rent as shall become due hereunder.

         Section 3.02. All costs, charges, expenses and payments (including the payments required to be made by Tenant pursuant to Article 19 below) which Tenant assumes, agrees or shall be obligated to pay to Landlord or others pursuant to this Lease (other than Minimum Rent) shall be deemed additional rent, and, in the event that Tenant shall fail to timely pay the same, Landlord shall have all of the rights and remedies with respect thereto as are provided for herein or by applicable law in the case of non-payment of rent.

         Section 3.03. Tenant covenants to pay the Minimum Rent and additional rent as in this Lease provided, when due and without notice or demand, in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment. If any installment of Minimum Rent or any additional rent shall not be paid within five (5) Business Days after such installment of Minimum Rent or additional rent shall have first become due, Tenant shall also pay to Landlord interest thereon from the due date until such installment of Minimum Rent or additional rent is fully paid at the "Interest Rate" (defined in Article 16 below). Such interest charge shall be due and payable as additional rent with the next monthly installment of Minimum Rent. If any check delivered to Landlord in full or partial payment of any amounts due to Landlord pursuant to the terms of this Lease shall not be honored by reason of insufficient or uncollected funds or for any other reason, then Tenant shall pay to Landlord a service charge on account thereof in the amount of $250.00, which service charge shall be due and payable as additional rent with the next monthly installment of Minimum Rent. Upon default in payment by Tenant of the aforementioned interest charge, Landlord shall have all the rights and remedies provided for upon default of the Minimum Rent. The foregoing obligations on the part of the Tenant shall not preclude the simultaneous or subsequent exercise by Landlord of any and all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute. No payment by Tenant or receipt by Landlord of a lesser amount than the Minimum Rent or additional rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Minimum Rent or additional rent (unless Landlord, in Landlord's sole and absolute discretion, shall otherwise and in writing so elect), nor shall any endorsement or statement on any check or in any letter from Tenant accompanying any check or payment, as Minimum Rent or additional rent, be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Minimum Rent and additional rent or pursue any other remedy provided in this Lease, at law or in equity.

         Section 3.04. A. If all or any part of the Minimum Rent or additional rent shall at any time become uncollectible, reduced or required to be refunded by virtue of any Legal Requirements (including rent control or stabilization laws), except if and to the extent the same shall be as a result of the ICIP Program, the LMEP or the Lower Manhattan Plan (each as hereinafter defined), then for the period prescribed by said Legal Requirements, Tenant shall pay to Landlord the maximum amounts permitted pursuant to said Legal Requirements, and Tenant shall execute and deliver such agreement(s) and take such other steps as Landlord may reasonably request and as may be legally permissible to permit Landlord to collect the maximum rent which, from time to time during the continuance of such legal rent restriction, may be legally permissible (and not in excess of the amounts then reserved therefor under this Lease). Upon the expiration or other legal termination of the applicable period of time during which such amounts shall be uncollectible, reduced or refunded: (a) the Minimum Rent and additional rent shall become and shall thereafter be payable in accordance with the amounts reserved herein for the periods following such expiration or termination, and (b) Tenant shall pay to Landlord as additional rent, within thirty (30) days after demand, all uncollected, reduced or refunded amounts that would have been payable for the aforesaid period absent such Legal Requirements. The provisions of the immediately preceding sentence shall survive the expiration or sooner termination of this Lease.

                  B. Landlord and Tenant acknowledge that prior to the date of this Lease, Landlord has filed an application to qualify the Building under the Industrial and Commercial Incentive Program, City of New York Administrative Code, Title 11, Chapter 2, Part 4 (the "ICIP Program"). Landlord and Tenant further acknowledge that in the event the Building qualifies under the ICIP Program, then due to such qualification, the Building may also qualify under the Lower Manhattan Energy Plan, Article 2-I of the General City Law of the City of New York (the "LMEP") and, if Landlord has applied for, and successfully qualifies the Building under the LMEP, then Landlord shall credit against Tenant's obligation to pay Electricity Additional Rent (as defined in Subsection 20.02C hereof) due under this Lease (whether the same are due through a rent inclusion charge for electricity, or otherwise (as the case may be)), the reduction in Landlord's Electricity Cost (as defined in Subsection 20.02C hereof) realized by the Building under the LMEP to the extent attributable to the Demised Premises. In accordance with Article 2-I of the General City Law of the City of New York, subsection 25-bb( c)(5), Landlord shall set forth on all invoices for Tenant's bills from Landlord for electricity (for which reductions thereof are by reason of the applicability of the LMEP), substantially the following language:

         "Tenant may be entitled to share a rebate which your Landlord has received for charges for energy pursuant to the revitalization area energy rebate program. The amount is separately stated and identified in this bill."

                  C. Notwithstanding anything to the contrary contained in this Lease, in the event that Landlord receives any refund or abatement of Taxes pursuant to the "Lower Manhattan Plan" (as hereinafter defined), Tenant shall be entitled to receive, as a credit against the rent due hereunder, the benefit of such refund or abatement only to the extent required to be provided under the Lower Manhattan Plan.

                  D. For purposes of this Section 3.04, unless otherwise defined in this Lease, all terms used herein shall have the meanings ascribed to them in Title 4 of Article 4 of the New York Real Property Tax Law (the "Lower Manhattan Plan"). The term "LMP Abatement Benefits" shall mean the real estate tax abatement benefits of the Lower Manhattan Plan. The term "Department" shall mean New York City Department of Finance. For purposes of the Lower Manhattan Plan, "Tenant's Percentage Share" shall mean 1.38% percent as determined pursuant to
Section 1.01 hereof by dividing the net rentable square footage contained in the Demised Premises by the net rentable square footage contained in the Building owned by Landlord.

                  E. Tenant represents that there shall be 125 or fewer employees located at the Demised Premises throughout the Term of this Lease.

                  F. In accordance with the Lower Manhattan Plan and notwithstanding anything to the contrary contained in this Lease, Landlord agrees to allow Tenant a credit against the Minimum Rent and the Recurring Additional Rent (including the Tax Payment (as defined in Subsection 19.03 hereof)) payable by Tenant hereunder in an amount that, in the aggregate, equals the full amount of any abatement of real estate taxes granted for the Demised Premises pursuant to the Lower Manhattan Plan and actually received by Landlord (the "Actual LMP Benefits"). Landlord shall, within thirty (30) days after its receipt of the Actual LMP Benefits, credit the full amount thereof against the next installment(s) of Minimum Rent and/or Recurring Additional Rent becoming due hereunder.

                  G. Tenant shall promptly pay to Landlord, as additional rent hereunder, the amount of all or any portion of the Actual LMP Benefits that have been credited against Minimum Rent and/or Recurring Additional Rent becoming due hereunder, and which may thereafter actually be revoked (including, without limitation, if such Actual LMP Benefits are revoked due to the exercise by Tenant of its right to assign or sublease pursuant to Article 10 of this Lease), together with any interest and/or penalties imposed against Landlord in connection with such Actual LMP Benefits as a result thereof.

                  H. In accordance with Section 499-c(5) of the Lower Manhattan Plan, Landlord agrees and informs Tenant that:

                       (i) an application for abatement of real property taxes pursuant to Title 4 of Article 4 of the New York Real Property Tax Law will be made for the Demised Premises pursuant to Subsection 3.04J hereof;

                       (ii) the rent, including amounts payable by Tenant for Taxes, will accurately reflect any abatement of Taxes granted pursuant to Title 4 of Article 4 of the New York Property Tax Law for the Demised Premises in accordance with Subsection 3.04F hereof;

                       (iii) at least ten dollars per square foot must be spent on improvements to the Demised Premises and the common areas of the Building; and

                       (iv) all abatements granted with respect to the Building pursuant to Title 4 of Article 4 of the New York Real Property Law will be revoked if, during the Benefit Period, real estate taxes or water or sewer charges or other lienable charges are unpaid for more than one year, unless such delinquent amounts are paid as provided in subdivision four of section four hundred ninety-nine-f of Title 4 of the New York Real Property Law.

                  I. Landlord covenants and agrees that (i) Landlord shall timely pay all Taxes, water and sewer charges and other lienable charges that become due and payable during the period for which Tenant is entitled to receive the Actual LMP Benefits and (ii) there shall be no Taxes, water and sewer charges or other lienable charges due and owing with respect to the Building on the date the "Abatement Application" (as hereinafter defined) is filed with the Department, unless such Taxes or charges are being paid in timely installments pursuant to a written agreement with the Department or other appropriate agency.

                  J. Landlord, upon not less than thirty (30) days advance written notice from Tenant, agrees to cooperate with Tenant to execute, deliver and file, together with the Abatement Application, the affidavit required by
Section 499-c(7) of the Lower Manhattan Plan, and thereafter to diligently pursue the processing of such application. Landlord, upon not less than thirty
(30) days advance written notice from Tenant, agrees to cooperate with Tenant to execute, deliver and file, within sixty (60) days after the Commencement Date, an application (the "Abatement Application") for a certificate of abatement in accordance with Section 499-d of the Lower Manhattan Plan. Landlord and Tenant each further agree to provide all other information required by the Department of Finance pursuant to Section 499-d of the Lower Manhattan Plan and to otherwise comply with the provisions of said Section 499-d and the Lower Manhattan Plan. Tenant shall have no right to make any separate application under the Lower Manhattan Plan without Landlord's participation.

                  K. Tenant shall promptly pay to Landlord, as additional rent hereunder, the amount of any costs incurred by Landlord in connection with the performance of Landlord's obligations pursuant to this Section 3.04, including, without limitation, the amount of any administrative charges or fees imposed by the Department in connection with such compliance, including, without limitation, the $500.00 fee due in connection with the Abatement Application. Tenant shall indemnify and hold harmless Landlord and its respective partners, directors, officers, principals, shareholders, agents and employees from and against any and all losses, costs, damages and expenses (including attorney's fees) arising from or in connection with Tenant's failure to pay such charges or fees or from Tenant's failure to comply with the provisions and requirements of the Lower Manhattan Plan or this Section 3.04.

                  L. Tenant shall notify Landlord of any vacation or subletting of the Demised Premises or any portion thereof, or any assignment of Tenant's interest in this Lease, which would result in the revocation of any abatement or other benefits, or any portion thereof, granted pursuant to the Lower Manhattan Plan. Within thirty (30) days following demand therefor, Tenant shall reimburse Landlord for any interest or penalties imposed by any governmental authority in connection with the revocation of the abatement or other benefits under the ICIP Program, the LMEP or the Lower Manhattan Plan resulting directly from Tenant's failure to so notify Landlord of any such vacation, subletting or assignment.

                  M. Landlord does not warrant or represent that any abatement, reduction or other benefit described in this Section 3.04 or the Lower Manhattan Plan is available or will be obtained for the Building, or by Landlord and/or Tenant. Landlord shall have no liability to Tenant, and the Minimum Rent and Recurring Additional Rent set forth in this Lease will not be abated or reduced, if and to the extent that such abatement or reduction under the Lower Manhattan Plan is denied, reduced, suspended, revoked or terminated for any reason.

         Section 3.05. If Landlord shall direct Tenant to pay Minimum Rent or additional rent to a "lockbox" or other depository whereby checks issued in payment of Minimum Rent or additional rent (or both, as the case may be) are initially cashed or deposited by a person or entity other than Landlord (albeit on Landlord's authority), then, for any and all purposes under this Lease: (i) Landlord shall not be deemed to have accepted such payment until ten (10) days after the date on which Landlord shall have actually received such funds (although for purposes of determining whether a default shall exist, Tenant shall be deemed to have paid Minimum Rent or additional rent on the date such Minimum Rent or additional rent shall have been deposited in such lockbox), and
(ii) Landlord shall be deemed to have accepted such payment if (and only if) within said ten (10) day period, Landlord shall not have refunded (or attempted to refund) such payment to Tenant. Nothing contained in the immediately preceding sentence shall be construed to place Tenant in default of Tenant's obligation to pay rent if and for so long as Tenant shall timely pay the rent required pursuant to this Lease in the manner designated by Landlord.

                                   ARTICLE 4
                                     USE

         Section 4.01. Tenant shall use and occupy the Demised Premises for the Authorized Use (as defined in Section 1.01), and for no other purpose.

         Section 4.02. Without in any way limiting the restrictions on use contained in Section 4.01, Tenant specifically agrees that Tenant shall not permit any part of the Demised Premises to be used for retail banking of any kind (but the foregoing restriction shall apply only if the same shall be open to the general public and entails retail customers visiting the Demised Premises other than on an appointment basis); or for a safe deposit business or the sale of travelers checks and/or foreign exchange; or as a kitchen, restaurant or cafeteria; or for manufacturing, storage, shipping or receiving (except for standard office supplies for Tenant's own business); or for retail securities brokerage purposes; or for any retail sales or as a store; or for the sale of any food or beverage; or as a news and cigar stand (or anything similar thereto); or for any sale of merchandise with delivery at or from the Demised Premises; or for the production of samples or workroom; or for any purpose other than the Authorized Use. Landlord represents that there are no restrictive covenants with any tenant of the Building which would prohibit Tenant's use of the Demised Premises for the Authorized Use. In addition, the Demised Premises may not be used by (i) an agency, department or bureau of the United States Government, any state or municipality within the United States, or any foreign government, or any political subdivision of any of them, (ii) any charitable, religious, union or other not-for-profit organization, or (iii) any tax exempt entity within the meaning of Section 168(h)(2) of the Internal Revenue Code of 1986, as amended, or any successor or substitute statute, or rule or regulation applicable thereto (as same may be amended).

         Section 4.03. Tenant expressly acknowledges that irreparable injury will result to Landlord in the event of a breach of any of the covenants made by Tenant in this Article 4, and it is agreed that, in the event of such breach (after notice and the expiration of the applicable cure period provided in this Lease), Landlord shall be entitled, in addition to any other remedies available, to seek an injunction to restrain the violation thereof. Breach of any of Tenant's covenants under this Article shall also constitute an Event of Default pursuant and subject to the provisions of Article 15 hereof.

                                   ARTICLE 5
                      ALTERATIONS; LIENS; TENANT'S PROPERTY

         Section 5.01.

                  A. Except as expressly provided to the contrary in this
Section 5.01, Tenant shall make no Alterations in or to the Demised Premises, including removal or installation of partitions, doors, electrical installations, plumbing installations, water coolers (unless the same shall not be affixed to, or incorporated into, the Demised Premises, or shall not require any alterations or changes to the plumbing system), heating, ventilating and air conditioning or cooling systems, units or parts thereof or other apparatus of like or other nature, whether structural or non-structural, without Landlord's prior written consent (which consent Landlord agrees not to unreasonably withhold or unduly delay with respect to non-structural Alterations), and then only by contractors or mechanics as set forth in Subsection 5.01D below or approved in writing by Landlord (which approval Landlord agrees not to unreasonably withhold or unduly delay with respect to contractors or mechanics performing such non-structural Alterations.) For the purposes of this Lease, the term "structural Alterations" shall mean any Alterations: (i) involving or affecting the exterior, roof or foundation of the Building, (ii) involving or affecting any supporting members or structural elements of the Building, (iii) involving or affecting any Building Systems outside (or serving parts of the Building outside) of the Demised Premises, (iv) involving or affecting any common areas of the Building, or (v) which violate, create a condition which violates, or require Landlord to perform any work or incur any expense to ensure compliance with, any Legal Requirements (it being agreed that, in the case of such structural Alterations, Landlord may withhold its consent in Landlord's sole and absolute discretion.) Notwithstanding anything to the contrary contained in this Section 5.01, Tenant shall have the right, on not less than ten (10) days prior written notice to Landlord, but without being required to obtain Landlord's consent, to perform (x) Alterations in or to the Demised Premises which do not require the issuance of a building permit or any other governmental authorization and which are purely decorative in nature (i.e., painting and the installation or removal of carpeting or wall coverings; collectively, "Decorative Alterations"), and (y) Alterations in or to the Demised Premises which do require the issuance of a building permit or any other governmental authorization, but do not cost in excess of $15,000.00 (in the aggregate) over a twelve-month period, and are not structural Alterations (collectively, "Minor Alterations"), provided that in the case of either Decorative Changes or Minor Alterations, the same are made entirely, and are visible only, within the Demised Premises, but Tenant shall nevertheless comply with all applicable Legal Requirements and all of the other applicable requirements governing Alterations set forth in this Lease.

                  B. It shall be Tenant's responsibility and obligation to ensure that all Alterations made by or on behalf of Tenant or Persons Within Tenant's Control: (i) shall be made at Tenant's own cost and expense (subject, however, to the provisions of Article 2) and at such times and in such manner as Landlord may from time to time designate (including rules governing Alterations as Landlord may from time to time make as provided under the provisions of
Article 26 below), (ii) shall comply with all Legal Requirements (including NYC Local Laws No. 5 of 1973, No. 16 of 1984 and No. 58 of 1988, each as amended from time to time, and all Legal Requirements then in effect relating to asbestos and to access for the handicapped or disabled) and all orders, rules and regulations of Insurance Boards (except that the foregoing shall not be construed to obligate Tenant to perform any work in order to comply with Legal Requirements which Landlord is required to perform pursuant to other provisions of this Lease), (iii) shall be made as promptly as reasonably possible and in a good and workmanlike manner using Building standard or higher quality materials, and (iv) shall not affect the appearance of the Building or be visible from the exterior of the Building, it being Landlord's intention to keep the exterior appearance of the Building reasonably uniform (and, in pursuance thereof, Landlord shall have the right to approve the appearance of all such Alterations, including ceiling heights, blinds, lighting, signs and other decorations visible from outside the Demised Premises). In order to ensure, maintain and control the quality and standards of materials and workmanship in and the effective security of the Building, including the Demised Premises, Tenant acknowledges that it is reasonable to require Tenant, and Tenant hereby covenants and agrees, to use only contractors as set forth in Subsection 5.01D below or contractors first approved in writing by Landlord (which approval Landlord agrees not to unreasonably withhold or unduly delay with respect to contractors or mechanics performing non-structural Alterations as described in Subsection 5.01A above). Landlord expressly reserves the right to exclude from the Building any person, firm or corporation attempting to perform any work or act as construction contractor or manager not previously approved by Landlord in accordance with the terms and conditions contained in this Section 5.01 without Landlord's prior written consent.

                  C. Within ten (10) days after being billed therefor, Tenant shall reimburse Landlord, as additional rent, for any out-of-pocket expenses incurred by Landlord in connection with any Alterations performed by Tenant or by Persons Within Tenant's Control.

                  D. A list of currently approved contractors and mechanics is annexed hereto as Exhibit "J" and made a part hereof ("Approved Contractors"). The contractors and mechanics identified on said list shall be deemed approved only for the performance of the Build-Out Work, and not for any other future Alterations. Following the completion of the Build-Out Work, Landlord shall have the unfettered right to revise said list in any manner that Landlord deems appropriate. Landlord shall provide Tenant with any such revised list upon written request therefor by Tenant, and those contractors and mechanics on such list shall, subject to the provisions of this provisions of this Subsection 5.01D, be deemed Approved Contractors hereunder.

                  E. The provisions of this Article 5 shall apply to the Build-Out Work, as well as to all future Alterations.

         Section 5.02.

                  A. Prior to commencing the performance of any Alterations (other than Decorative Alterations and Minor Alterations), Tenant shall furnish to Landlord:

                       (i) Plans and specifications (to be prepared by a licensed architect or engineer engaged by Tenant, at the sole cost and expense of Tenant), in sufficient detail to be accepted for filing by the New York City Building Department (or any successor or other governmental agency serving a similar function), of such proposed Alterations, and Tenant shall not commence the performance thereof unless and until Landlord has given written consent to said plans and specifications (which consent shall not be unreasonably withheld or unduly delayed);

                       (ii) A certificate evidencing that Tenant (or Tenant's contractors) has (have) procured and paid for worker's compensation insurance covering all persons employed in connection with the work who might assert claims for death or bodily injury against Overlandlord, Landlord, Tenant, the Land and/or the Building;

                       (iii) Such additional personal injury and property damage insurance (over and above the insurance required to be carried by Tenant pursuant to the provisions of Section 8.03 below), and builder's risk, fire and other casualty insurance as Landlord may reasonably require in connection with the work to be done for Tenant, provided that the same is commercially reasonable and consistent with that required by landlords of comparable Class A office buildings in Downtown Manhattan;

                       (iv) If the work to be undertaken is of such a nature that it requires the approval of the Overlandlord or any Mortgagee, such approval shall be obtained at Tenant's own cost and expense and Landlord hereby agrees, at Tenant's request but at no cost or expense to Landlord, to use reasonable efforts to cooperate with Tenant with respect to Tenant's obtaining such approval; and if the work requires expenditures by Tenant in excess of an amount equal to three (3) monthly installments of the then prevailing Minimum Rent, a surety company performance bond in form and substance satisfactory to Landlord (procured at Tenant's own cost and expense), issued by a surety company acceptable to Landlord, or other security satisfactory to Landlord, in an amount equal to at least 120% of the estimated cost of such Alterations, guaranteeing to Landlord, Overlandlord and any Mortgagee the completion thereof and payment therefor within a reasonable time, free and clear of all liens, encumbrances, chattel mortgages, security interests, conditional bills of sale and other charges, and in accordance with the plans and specifications approved by Landlord. Notwithstanding anything to the contrary contained in this clause
(iv), so long as the Tenant initially named herein (i.e., Tower Insurance Company of New York) shall occupy not less than seventy-five (75%) percent of the Demised Premises, Tenant shall not be required to furnish such surety company performance bond in connection with such Alterations;

                       (v) Such permits, authorizations or consents as may be required by any applicable Legal Requirements, all of which shall be obtained at Tenant's cost and expense, provided, however, that no plans, specifications or applications shall be filed by Tenant with any governmental authority without Tenant first obtaining Landlord's written consent thereto (which consent shall not be unreasonably withheld or unduly delayed); and

                       (vi) A written letter of authorization, in form reasonably satisfactory to Landlord, signed by all architects, engineers, surveyors and designers to become involved in such Alterations, which shall confirm that, if Tenant shall abandon performance of any such Alteration(s), any of their respective drawings or plans are to be removed from any filing with governmental authorities on the request of Landlord.

                  B. In the event that Landlord shall submit the plans and specifications referred to in clause (i) of Subsection 5.02A above to Landlord's architects and/or engineers for review, Tenant shall reimburse Landlord as additional rent for Landlord's actual out-of-pocket expenses incurred with respect to review by bona fide third parties in connection with such review within ten (10) days after written notice to Tenant of the amount of such expense.

                  C. Tenant shall keep accurate and complete cost records of all Alterations performed by Tenant or by Persons Within Tenant's Control, and shall furnish to Landlord true copies thereof and/or of all contracts entered into and work orders issued by Tenant in connection therewith within thirty (30) days following Landlord's request therefor. Landlord's review of, and/or any failure by Landlord to object to, any such contract or work order shall not: (i) be construed as an approval by Landlord of such contract or work order or the contents thereof, (ii) impose any liability on Landlord in connection therewith, or (iii) relieve Tenant of any obligation of Tenant with respect to such Alterations or the Demised Premises as otherwise set forth in this Lease.

         Section 5.03.

                  A. In no event shall any material or equipment be incorporated in or to the Demised Premises in connection with any Alteration which is subject to any lien, encumbrance, chattel mortgage, security interest, charge of any kind whatsoever, or is subject to any conditional sale or other similar or dissimilar title retention agreement. The foregoing prohibition shall not apply to Tenant's personal property, furniture, furnishings and trade fixtures if and for so long as the same shall not be affixed (other than by wiring) to, or incorporated into, the Demised Premises.

                  B. Tenant shall not create or permit to be created any lien, encumbrance or charge (levied on account of any taxes or any mechanic's, laborer's or materialman's lien, conditional sale, title retention agreement or otherwise) which might be or become a lien, encumbrance or charge upon the Land or Building or any part thereof or the income therefrom, and Tenant shall not suffer any other matter or thing whereby the estate, rights and interest of Landlord in the Land or Building or any part thereof might be impaired. Tenant shall take all lawful steps reasonably necessary under local laws to prevent the imposition of such a lien, encumbrance or charge on the Land or Building.

                  C. If any lien, encumbrance or charge referred to in this
Section 5.03 shall at any time be filed against the Land or Building or any part thereof, other than any lien, encumbrance or charge resulting solely and directly from any work performed by Landlord, then Tenant, within thirty (30) days after the filing thereof and at Tenant's own cost and expense, shall cause the same to be discharged of record, and Tenant shall indemnify Landlord against and defend and hold Landlord harmless from all costs, expenses, liabilities, losses, fines and penalties, including reasonable attorneys' fees and disbursements, resulting therefrom. If Tenant shall fail to cause such lien to be discharged within the aforesaid period then, in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings, and in any such event Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances. Any amount so paid by Landlord and all reasonable costs and expenses incurred by Landlord in connection therewith, together with interest thereon at the Interest Rate, shall constitute additional rent payable by Tenant under this Lease, which additional rent shall be paid by Tenant to Landlord within ten (10) days following delivery of a bill therefor to Tenant.

                  D. Nothing contained in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of labor or materials for the specific improvement, alteration to or repair of the Demised Premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any lien against the Land, Building, Demised Premises or any part thereof. Notice is hereby given that Landlord shall not be liable for any work performed or to be performed at the Demised Premises for Tenant or any subtenant, or for any materials furnished or to be furnished at the Demised Premises for Tenant or any subtenant upon credit, and that no mechanic's or other lien for such work or materials shall attach to or affect the estate or interest of Landlord in and to the Land, Building or Demised Premises. Landlord shall have the right to post and keep posted on the portion of the Demised Premises that is the subject of an Alteration any notices which Landlord may be required to post for the protection of Landlord, the Land, Building and/or the Demised Premises from any lien.

                  E. Tenant shall have no power to do any act or make any contract which may create or be the foundation for any lien, mortgage or other encumbrance upon the reversion or other estate of Landlord or of any interest of Landlord in the Demised Premises.

         Section 5.04. Tenant shall not at any time, either directly or indirectly, use any contractors or labor or materials in the Demised Premises if the use of such contractors or labor or materials would create any work stoppage, picketing, labor disruption or any other difficulty with other contractors or labor engaged by Tenant or Landlord in the construction, maintenance or operation of the Building or any part thereof or with other contractors or labor engaged by other tenants or occupants of the Building (which other contractors or labor have been consented to by Landlord pursuant to the leases or other occupancy agreements of such other tenants or occupants of the Building) in the construction, maintenance or operation of the Building or any part thereof. Tenant shall immediately stop any work or other activity if Landlord shall notify Tenant that continuing such work or activity would violate the provisions of the immediately preceding sentence.

         Section 5.05. Landlord shall not be liable for any failure or diminution of any Building Systems or services, or for any damage to Tenant's property or the property of any other person, caused by Alterations made by Tenant or by Persons Within Tenant's Control, notwithstanding Landlord's consent thereto or to the plans and specifications therefor. Landlord's consent to any such plans or specifications shall not be deemed a representation of any kind that the same conform to the applicable Legal Requirements. Tenant shall promptly correct any faulty or improper Alteration made by Tenant or by Persons Within Tenant's Control, and shall repair any and all damage caused thereby. Upon Tenant's failure to promptly make such corrections and repairs, Landlord may make such corrections and repairs and charge Tenant for the cost thereof. Such charge shall be deemed additional rent, and shall be paid by Tenant to Landlord within ten (10) days after written notice to Tenant of the amount thereof.

         Section 5.06.

                  A. All movable property, furniture, furnishings and trade fixtures furnished by or at the expense of Tenant, other than those affixed to the Demised Premises so that they cannot be removed without damage and other than those replacing an item theretofore furnished and paid for by Landlord or for which Tenant has received a credit or allowance, shall remain the property of Tenant, and may be removed by Tenant from time to time prior to the expiration of the Term. Tenant shall notify Landlord in writing not less than sixty (60) days prior to the expiration of the Term specifying any such items of property which Tenant does not wish to remove. If within thirty (30) days after the service of such notice Landlord shall request Tenant to remove any of said items, Tenant shall, at Tenant's expense, remove said items prior to the expiration of the Term. Without limiting the generality of the provisions of this Subsection 5.06A, Tenant expressly agrees that, at Landlord's request, Tenant shall, at Tenant's own cost and expense and prior to the expiration of the Term, remove any and all vaults located or installed in the Demised Premises.

                  B. All Alterations made by either party, including all paneling, decorations, partitions, railings, mezzanine floors, galleries and the like, which are affixed to the Demised Premises, shall become the property of Landlord and shall be surrendered with the Demised Premises at the end of the Term; provided, however, that Landlord may elect to require Tenant to remove, prior to the expiration or earlier termination of the Term, at Tenant's expense, "Specialty Alterations" (as such term is defined below). Notwithstanding the foregoing, if, simultaneously with Tenant's submission to Landlord for Landlord's approval of plans and specifications of an Alteration, Tenant shall deliver a written request (the "Fixtures Request") that Landlord notify Tenant whether a proposed Alteration constitutes a "Specialty Alteration", and, if so, whether Tenant must remove such Specialty Alteration upon the expiration or earlier termination of the Term, Landlord shall so notify Tenant at the time Landlord shall give its approval of such plans and specifications. The Fixtures Request shall specify the Specialty Alteration that Tenant is requesting not to remove and shall bear the following legend typed in bold, capital letters at the top: "IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.06 OF THE LEASE, TENANT REQUESTS THAT LANDLORD NOTIFY TENANT WHETHER THE ALTERATION DESCRIBED HEREIN CONSTITUTES A "SPECIALTY ALTERATION", AND, IF SO, WHETHER TENANT SHALL BE REQUIRED TO REMOVE SUCH SPECIALTY ALTERATION UPON THE EXPIRATION OR EARLIER TERMINATION OF THE TERM." In the event that Landlord shall so notify Tenant that Tenant shall be required to remove any such Specialty Alterations from the Demised Premises on or prior to the Expiration Date, such Specialty Alterations shall not become the property of Landlord on the Expiration Date. For the purposes hereof, the term "Specialty Alterations" shall mean and include any Alteration that is not an ordinary office installation, as reasonably determined by Landlord. By way of example only, a kitchen, cafeteria, private lavatory, raised floor, vault, safe, internal stairway or slab cut would each be deemed to be a Specialty Alteration (it being understood and agreed that the foregoing is merely a list of non-exclusive examples, and does not constitute, nor shall it be construed as, Landlord's consent to the installation thereof).

                  C. In any case where Tenant removes any property or Alterations in accordance with Subsections A and B above, or otherwise, Tenant shall immediately repair all damage caused by said removal and shall restore the Demised Premises to good order and condition at Tenant's expense, and if Tenant fails to do so, Landlord may do so at Tenant's cost and Tenant shall reimburse Landlord therefor upon demand.

                  D. Upon failure of Tenant to remove any property or Alterations in accordance with Subsections A and B above, or upon failure of Tenant to notify Landlord of any property it does not wish to remove from the Demised Premises in accordance with Subsection A above, then, as to such property, or upon termination of this Lease pursuant to Article 15 hereof, Landlord may, at Tenant's expense: (i) remove all such property and Alterations which Landlord may require Tenant to remove pursuant to Subsections A and B above, (ii) cause the same to be placed in storage, and (iii) repair any damage caused by said removal and restore the Demised Premises to good order and condition. Tenant shall, upon demand and as additional rent, reimburse Landlord for all of the aforesaid expenses.

                  E. Notwithstanding anything to the contrary contained in this
Section 5.06, any items of property or Alterations not removed by Tenant may, at the election of Landlord, be deemed to have been abandoned by Tenant, and Landlord may retain and dispose of said items without any liability to Tenant and without accounting to Tenant for the proceeds thereof.

                  F. The provisions of this Section 5.06 shall survive the expiration or sooner termination of the Term, whereupon any and all monetary obligations of Tenant pursuant thereto shall be deemed damages recoverable by Landlord.

         Section 5.07. If Tenant shall fail to comply with any provision of this
Article 5, Landlord, in addition to any other remedy herein provided, may require Tenant to immediately cease all work being performed in the Building by or on behalf of Tenant, and Landlord may deny access to the Demised Premises to any person performing work or supplying materials in the Demised Premises in violation of this Article 5.

                                   ARTICLE 6
                             REPAIRS AND MAINTENANCE

         Section 6.01. Tenant shall take good care of the Demised Premises and the fixtures, glass, appurtenances and equipment therein (including all portions of the Building Systems that are located within and serving the Demised Premises, and expressly including any sprinkler loop and distribution pipes and heads, any ventilation and air-conditioning equipment and any private bathrooms in or appurtenant to the Demised Premises), and at Tenant's sole cost and expense shall make all Repairs as and when needed to preserve them in good working order and condition, whether or not such Repairs are ordinary or extraordinary, or foreseen or unforeseen at this time, and whether or not such Repairs pertain to improvements in the Demised Premises furnished or installed by Landlord, but excluding Repairs to the rough floor, the rough ceiling, exterior walls or load-bearing columns, unless required under the provisions of following sentence. All damage or injury to the Demised Premises, or to the Building or the Building Systems outside of the Demised Premises, caused by or arising from acts or omissions of Tenant, or of Persons Within Tenant's Control, including those which are structural, extraordinary and unforeseen, shall be promptly repaired, restored or replaced by Tenant, at Tenant's own cost and expense. All Repairs shall be in quality and class equal to or better than the original work or installations, and shall be performed in good and workmanlike manner, using Building standard or higher quality materials.

         Section 6.02. Landlord, at Landlord's expense, shall make or cause to be made all Repairs, structural and otherwise, necessary to keep in good order and repair the exterior of the Building, the Building Systems that serve the Demised Premises, the structural elements of the Demised Premises and the public portions of the Building, other than those required to be made by Tenant as provided in Section 6.01. Article 7 or any other provision of this Lease, provided that the failure by Landlord to make or cause to be made Repairs required to be made within the Demised Premises or to the Building Systems that serve the Demised Premises or to the structural elements of the Demised Premises shall not constitute a default by Landlord hereunder unless Tenant shall have first given notice to Landlord of the need for such Repairs and Landlord shall have failed to perform such Repairs. There shall be no allowance to Tenant for a diminution of rental value or interruption of business, and no liability on the part of Landlord, by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making any Repairs or Alterations in or to any portion of the Building or Building Systems or the Demised Premises, subject, however, to the provisions contained in Section 16.04 below. Landlord shall, with reasonable diligence, proceed with the performance of the foregoing Repairs and Alterations and shall use commercially reasonable efforts to minimize interference with Tenant's business operations at the Demised Premises in performing any such Repairs or Alterations, provided, however, that Landlord shall have no obligation to employ contractors or labor at overtime or premium rates or to incur any other overtime costs or expenses in connection with the performance of such Repairs and Alterations.

         Section 6.03. If any Insurance Boards or Legal Requirements shall require or recommend installation of fire extinguishers or of a "sprinkler system" or any other fire protection devices, or any changes, modifications, alterations or additions thereto for any reason attributable to Tenant's particular manner of use of the Demised Premises (as distinguished from Tenant's mere use of the Demised Premises for the Authorized Use), or if any such installation or equipment becomes necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler or fire extinguishing system in the fire insurance rate as fixed by Insurance Boards, or by any fire insurance company, and provided that the necessity for the same shall be attributable to Tenant's particular manner of use of the Demised Premises (as distinguished from Tenant's mere use of the Demised Premises for the Authorized Use), then Tenant, at Tenant's expense, shall promptly make such installation within the Demised Premises and supply such changes, modifications, alterations, additions or other equipment. In the event that (i) Tenant shall fail to perform the work required pursuant to the preceding sentence, and/or
(ii) if due to the nature of such work, Landlord requires that such work be performed by Landlord, Landlord shall make any such installation (including sprinklers, stair pressurizers, water towers), or any such change, modification, alteration or additions outside of the Demised Premises (such as, without limitation, in the common area), Tenant shall reimburse Landlord, as additional rent, an amount equal to Tenant's Operating Share of the cost thereof. Such reimbursement shall be made by Tenant within ten (10) days after written notice to Tenant of such amount.

         Section 6.04. In any case where Tenant shall be required to make Repairs or perform any work pursuant to this Article and such Repairs or work shall adversely affect the Building Systems or areas outside of the Demised Premises, Landlord may, in Landlord's discretion, elect to make such Repairs or to perform such work for and on behalf of Tenant, but at Tenant's cost and expense. In such event, Tenant shall reimburse Landlord as additional rent for the actual cost of such Repairs and/or work within ten (10) days after Landlord shall furnish a statement to Tenant of the amount thereof.

         Section 6.05. Tenant shall maintain the Demised Premises and the areas appurtenant thereto (including any permitted signs or cameras) in a clean and orderly condition that is consistent with the use and appearance of the Building. If Tenant shall fail to so maintain the Demised Premises or appurtenant areas to the reasonable satisfaction of Landlord, then Landlord shall have the right, ten (10) days after notice to Tenant and if Tenant fails to correct the condition within said period (except in an emergency in which case no such notice or cure period shall be required) at Tenant's sole cost and expense, to enter into the Demised Premises and such appurtenant areas for the express purpose of rectifying the condition thereof and restoring the Demised Premises and such appurtenant areas to the condition and appearance required hereunder.

                                   ARTICLE 7
                               COMPLIANCE WITH LAW

         Section 7.01.

                  A. Tenant shall not do, and shall not permit Persons Within Tenant's Control to do, any act or thing in or upon the Demised Premises or the Building which will invalidate or be in conflict with the certificate of occupancy for the Demised Premises or the Building, or violate any Legal Requirements. Tenant shall, at Tenant's cost and expense, comply with all Legal Requirements (including Local Laws No. 5 of 1973, No. 16 of 1984 and No. 58 of 1988, each as modified and supplemented from time to time under the Administrative Code as applicable to the Demised Premises, and all Legal Requirements relating to asbestos, subject to the terms and conditions contained in Subsection 11.06B) which shall, with respect to the Demised Premises or with respect to any abatement of nuisance (including the removal, containment, transportation and disposal of asbestos, subject to the terms and conditions contained in Subsection 11. 06B), impose any violation, order or duty upon Landlord or Tenant arising from, or in connection with, the Demised Premises, Tenant's particular manner of use of the Demised Premises (as distinguished from Tenant's mere use of the Demised Premises for the Authorized Use), or any installations made by Tenant therein, or required by reason of a breach of any of Tenant's covenants or agreements hereunder, whether or not such Legal Requirements shall now be in effect or hereafter enacted or issued, and whether or not any work required shall be ordinary or extraordinary or foreseen or unforeseen at the date hereof.

                  B. Notwithstanding anything to the contrary contained in this Lease, Tenant shall be responsible for the cost of all present and future compliance with The Americans with Disabilities Act of 1990, Public Law 101-336, 42 U.S.C. ss. 12101 et seq. (herein called the "Disabilities Act") in respect of the Demised Premises, except that Tenant shall not hereby be under any obligation to comply with the Disabilities Act to the extent that the same shall require Tenant to make any structural alterations within the Demised Premises (i.e., alterations to the slab, support columns and facade) or to make any modifications to Building Systems located within the Demised Premises, unless the necessity for such structural alteration or modification to Building Systems located within the Demised Premises arises from (i) Tenant's particular manner of use of the Demised Premises for other than customary office uses (as distinguished from Tenant's mere use of the Demised Premises for the Authorized
Use), (ii) the particular manner of conduct of Tenant's business (as distinguished from Tenant's mere conduct of its business in the Demised Premises for the Authorized Use), (iii) Tenant's installations, equipment or other property therein or the operation thereof, (iv) any cause or condition created by or at the instance of Tenant (as distinguished from Tenant's mere use of the Demised Premises for the Authorized Use), or (v) the breach of any of Tenant's obligations under this Lease. In addition, Tenant shall be responsible for the cost of all present and future compliance with the Disabilities Act with respect to areas of the Land and Building outside the Demised Premises, but only if and to the extent that compliance with the requirements for such present and future compliance arises from (I) Tenant's particular manner of use of the Demises Premises other than customary office uses (as distinguished from Tenant's mere use of the Demised Premises for the Authorized Use), (II) the particular manner of conduct of Tenant's business (as distinguished from Tenant's mere conduct of its business in the Demised Premises for the Authorized Use), (III) Tenant's installations, equipment or other property therein or the operation thereof,
(IV) any cause or condition created by or at the instance of Tenant (as distinguished from Tenant's mere use of the Demised Premises for the Authorized
Use), or (V) the breach of any of Tenant's obligations under this Lease. If and to the extent that Landlord's failure to do so would adversely affect Tenant's ability to use the Demised Premises for the Authorized Use, Landlord shall use reasonable efforts to comply with the Disabilities Act in the lobby and other public portions of the Building and the core bathrooms on the fourteenth (14th) floor of the Building.

                  C. Tenant shall not cause or permit any Hazardous Materials (hereinafter defined) to be used, stored, transported, released, handled, produced or installed in, on or from the Demised Premises or the Building; provided, however, that the foregoing prohibition shall not apply to standard office supplies in reasonable quantities for routine office use, if and to the extent permitted by applicable Legal Requirements. The term "Hazardous Materials", as used herein, shall mean any flammables, explosives, radioactive materials, hazardous wastes, hazardous and toxic substances or related materials, asbestos or any material containing asbestos, or any other substance or material included in the definition of "hazardous substances", "hazardous wastes", "hazard materials", "toxic substances", "contaminants" or any other pollutant, or otherwise regulated by any federal, state or local environmental law, ordinance, rule or regulation, including the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, and the Resource Conservation and Recovery Act, as amended, and in the regulations adopted and publications promulgated pursuant to each of the foregoing Acts. In the event of a violation of any of the foregoing provisions of this Subsection 7.01C, Landlord may, without notice and without regard to any grace or cure period contained elsewhere in this Lease, take all remedial action deemed necessary by Landlord to correct such condition, and Tenant shall reimburse Landlord for the cost thereof, upon demand, as additional rent.

         Section 7.02. If Tenant shall receive notice of any violation of any Legal Requirements applicable to the Demised Premises, Tenant shall give prompt notice thereof to Landlord.

         Section 7.03. Notwithstanding the provisions of Section 7.01 above, Tenant shall only be obligated to comply with the performance of any Legal Requirements requiring any structural Alteration of the Demised Premises or any modification to the Building Systems located within the Demised Premises if such Alteration or modification to the Building Systems shall be required by reason of (i) any cause or condition which has been created by, or at the instance of, Tenant or Persons Within Tenant's Control, (ii) the particular manner of use to which Tenant or Persons Within Tenant's Control puts the Demised Premises (as distinguished from Tenant's mere use of the Demised Premises for the Authorized
Use), (iii) the particular manner of conduct of Tenant's business (as distinguished from Tenant's mere conduct of its business in the Demised Premises for the Authorized Use), (iv) Tenant's installations, equipment or other property therein or the operation thereof, or (v) a breach of any of Tenant's covenants and agreements hereunder.

         Section 7.04. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business and if the failure to secure such license or permit would, in any way, affect Landlord or the Building, then Tenant, at Tenant's expense, shall promptly procure and thereafter maintain, submit for inspection by Landlord, and at all times comply with the terms and conditions of, each such license or permit.

         Section 7.05. If an excavation shall be made upon the land adjacent to or under the Building, or shall be authorized or contemplated to be made, Tenant shall afford to the person causing or authorized to cause such excavation license to enter upon the Demised Premises for the purpose of doing such work as said person shall deem necessary or desirable to preserve the Building from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of rent. In connection with such excavation, Landlord shall use commercially reasonable efforts (but shall not be obligated to use overtime or premium pay labor) to minimize interference with Tenant's use and occupancy of the Demised Premises.

         Section 7.06. Tenant shall not clean, or permit, suffer or allow to be cleaned, any windows in the Demised Premises from the outside in violation of
Section 202 of the Labor Law or any other Legal Requirements.

                                   ARTICLE 8
                                   INSURANCE

         Section 8.01. Tenant shall not do or permit to be done any act or thing in or upon the Demised Premises which will invalidate or be in conflict with the terms of the New York State standard form of fire insurance with extended coverage, or with rental, liability, boiler, sprinkler, water damage, war risk or other insurance policies covering the Building and the fixtures and property therein (hereinafter referred to as "Building Insurance"); and Tenant, at Tenant's own expense, shall comply with all rules, orders, regulations and requirements of all Insurance Boards (subject, however, to the provisions of Section 7.03 above), and shall not do or permit anything to be done in or upon the Demised Premises or bring or keep anything therein or use the Demised Premises in a manner which increases the rate of premium for any of the Building Insurance or any property or equipment located therein over the rate in effect at the commencement of the Term.

         Section 8.02.

                  A. If, by reason of the failure of Tenant to comply with any provision of this Lease, the rate of premium for Building Insurance or other insurance on the property and equipment of Landlord shall be higher than it otherwise would be, Tenant shall reimburse Landlord for that part of the insurance premiums thereafter paid by Landlord which shall have been charged because of such failure by Tenant. Tenant shall make said reimbursement on the first day of the month following such payment by Landlord.

                  B. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make-up" of any insurance rate for the Building or Demised Premises issued by any Insurance Board establishing insurance premium rates for the Building shall be prima facie evidence of the facts therein stated and of the several items and charges in the insurance premium rates then applicable to the Building.

         Section 8.03.

                  A. Tenant shall, at Tenant's own cost and expense, obtain, maintain and keep in force during the entire Term, for the benefit of Landlord, Overlandlord and Tenant, the following insurance coverages: (i) commercial general liability insurance (including premises operation, bodily injury, personal injury, death, independent contractors' liability, owner's protective liability, products and completed operations liability, broad form contractual liability and broad form property damage coverages) in a combined single limit amount of not less than $3,000,000, against all claims, demands or actions with respect to damage, injury or death made by or on behalf of any person or entity, arising from or relating to the conduct and operation of Tenant's business in, on or about the Demised Premises (which shall include Tenant's signs, if any), or arising from or related to any act or omission of Tenant or of Persons Within Tenant's Control; (ii) during the course of construction of any Tenant's Alterations and until completion thereof, Builder's Risk insurance on an "all risk" basis (including collapse) on a completed value (non-reporting) form for full replacement value covering the interests of Landlord and Tenant (and their respective contractors and subcontractors) in all work incorporated into the Building and all materials and equipment located in or about the Demised Premises; (iii) Workers' Compensation Insurance, as required by law; and (iv) if Tenant shall install or maintain one or more boilers or other pressure vessels to serve the Demised Premises or Tenant's operations thereat, Tenant shall, at Tenant's own cost and expense, obtain, maintain and keep in force, for the benefit of Landlord, Overlandlord and Tenant, appropriate insurance coverage thereof in an amount not less than $1,000,000 (it being understood and agreed, however, that the foregoing shall not be deemed a consent by Landlord to the installation and/or maintenance of any boilers or other pressure vessels in the Demised Premises, which installation and/or maintenance shall at all times be subject to the prior written consent of Landlord in accordance with all applicable provisions of this Lease (including Article 5)). Any "deductibles" or "retentions" contained in any such insurance shall not exceed commercially standard deductibles or retentions customarily carried by tenants of comparably sized space in other comparable Class A office buildings in Downtown Manhattan. In addition, prior to any entry upon the Demised Premises by Tenant or by any Person Within Tenant's Control, Tenant shall deliver or cause to be delivered to Landlord certificates evidencing that all insurance required hereunder is in full force and effect. Whenever, in Landlord's reasonable judgment, good business practice and changing conditions indicate a need for additional or different types of insurance coverage, Tenant shall, upon Landlord's request, promptly obtain such insurance coverage, at Tenant's expense; provided that Landlord shall require that substantially all other tenants under leases in the Building obtain such insurance coverage or such coverage is commensurate with that which shall then be required in other comparable Class A office buildings in Downtown Manhattan.

                  B. Tenant, at Tenant's own cost and expense, shall maintain insurance protecting and indemnifying Landlord, the managing agent of the Building, Tenant and Overlandlord against any and all damage to or loss of Tenant's Alterations, equipment, furnishings, furniture, fixtures and contents in the Demised Premises or the Building (including all portions of the Building Systems that are located within the Demised Premises, and expressly including any sprinkler loop and distribution pipes and heads, any ventilation and air-conditioning equipment and any private bathrooms in or appurtenant to the Demised Premises), and all claims and liabilities relating thereto.

                  C. Landlord, the managing agent of the Building and Overlandlord shall be named as additional insureds in said policies and shall be protected against all liability occasioned by an occurrence insured against. All said policies of insurance shall be: (i) written as "occurrence" policies, (ii) written as primary policy coverage and not contributing with or in excess of any coverage which Landlord, the managing agent of the Building or Overlandlord may carry, (iii) written in form and substance reasonably satisfactory to Landlord, and (iv) issued by insurance companies then rated not less than A:XII in Best's insurance reports, and which are licensed to do business in the State of New York. Tenant shall, prior to the Commencement Date, deliver to Landlord the policies of insurance or certificates thereof, together with evidence of payment of premiums thereon, and shall thereafter furnish to Landlord, at least thirty
(30) days prior to the expiration of any such policies and any renewal thereof, a new policy or certificate in lieu thereof, with evidence of the payment of premiums thereon. Each of said policies shall also contain a provision whereby the insurer agrees not to cancel, diminish or materially modify said insurance policy(ies) without having given Landlord, the managing agent of the Building and Overlandlord at least thirty (30) days prior written notice thereof, by certified mail, return receipt requested.

                  D. Tenant shall pay all premiums and charges for all of said policies, and, if Tenant shall fail to make any payment when due or carry any such policy, and such failure shall continue for five (5) Business Days after notice from Landlord, Landlord may, but shall not be obligated to, make such payment or carry such policy, and the amount paid by Landlord, with interest thereon at the Interest Rate, shall be repaid to Landlord by Tenant on demand, and all such amounts so repayable, together with such interest, shall be deemed to constitute additional rent hereunder. Payment by Landlord of any such premium, or the carrying by Landlord of any such policy, shall not be deemed to waive or release the default of Tenant with respect thereto.

                  E. Notwithstanding and without regard to the limits of insurance specified in this Section 8.03, Tenant agrees to defend, protect, indemnify and hold harmless Landlord, the managing agent of the Building and Overlandlord, and the agents, partners, shareholders, directors, officers and employees of Landlord, the managing agent of the Building and Overlandlord, from and against all claims, damage, loss, liability, cost and expense (including engineer's, architects' and reasonable attorneys' fees and disbursements) resulting from any of the risks referred to in this Section 8.03, except if and to the extent caused by the negligence or willful misconduct of Landlord or of any such other indemnified party. The foregoing obligation of Tenant shall be and remain in full force and effect whether or not Tenant has placed and maintained the insurance specified in this Section 8.03, and whether or not proceeds from such insurance (such insurance having been placed and maintained) actually are collectible from one or more of the aforesaid insurance companies; provided, however, that Tenant shall be relieved of its obligation of indemnity herein pro tanto of the amount actually recovered by Landlord from any of said insurance companies by reason of injury, damage or loss sustained on the Demised Premises. If any action or proceeding shall be brought against Landlord or any of the other indemnified parties in connection with any matter which is the subject of the foregoing indemnity, Tenant, upon notice from Landlord, shall resist and defend such action or proceeding at Tenant's expense by counsel reasonably satisfactory to Landlord, without any disclaimer of liability in connection therewith. Landlord shall provide Tenant with prompt notice of all actions or proceedings which are the subject of the foregoing indemnity (it being agreed that such notice shall not be a condition to the effectiveness of the foregoing indemnity), Landlord shall reasonably cooperate with Tenant in Tenant's defense of such claim, action or proceeding, and in the event that Landlord shall not require Tenant to defend any such claim, action or proceeding, Landlord shall not unreasonably settle any such claim, action or proceeding to the detriment of Tenant without notice to Tenant.

                  F. Landlord shall carry insurance in at least the minimum amounts as may be required by any Mortgagee, insuring the Building against loss, damage or destruction by fire or other casualty. If and to the extent that there shall be no Mortgagee, Landlord shall carry insurance in amounts as customarily carried by landlords of comparable Class A office buildings in Downtown Manhattan.

         Section 8.04.

                  A. Landlord shall cause each policy carried by Landlord insuring the Building against loss, damage, or destruction by fire or other casualty, and Tenant shall cause each insurance policy carried by Tenant and insuring the Demised Premises and Tenant's Alterations, leasehold improvements, equipment, furnishings, fixtures and contents against loss, damage, or destruction by fire or other casualty, to be written in a manner so as to provide that the insurance company waives all rights of recovery by way of subrogation against Landlord or Tenant in connection with any loss or damage covered by any such policy. Neither party shall be liable to the other for the amount of such loss or damage which is in excess of the applicable deductible, if any, caused by fire or any of the risks enumerated in its policies, prodded that such waiver was obtainable at the time of such loss or damage. However, if such waiver cannot be obtained, or shall be obtainable only by the payment of an additional premium charge above that which is charged by companies carrying such insurance without such waiver of subrogation, then the party undertaking to obtain such waiver shall notify the other party of such fact, and such other party shall have a period of ten (10) days after the giving of such notice to agree in writing to pay such additional premium if such policy is obtainable at additional cost (in the case of Tenant, pro rata in proportion of Tenant's rentable area to the total rentable area covered by such insurance); and if such other party does not so agree or the waiver shall not be obtainable, then the provisions of this Section 8.04 shall be null and void as to the risks covered by such policy for so long as either such waiver cannot be obtained or the party in whose favor a waiver of subrogation is desired shall refuse to pay the additional premium. If the release of either Landlord or Tenant, as set forth in the second sentence of this Section 8.04, shall contravene any law with respect to exculpatory agreements, the liability of the party in question shall be deemed not released, but no action or rights shall be sought or enforced against such party unless and until all rights and remedies against the other's insurer are exhausted and the other party shall be unable to collect such insurance proceeds.

                  B. The waiver of subrogation referred to in Subsection 8.04A above shall extend to the agents and employees of each party, but only if and to the extent that such waiver can be obtained without additional charge (unless such party shall pay such charge). Nothing contained in this Section 8.04 shall be deemed to relieve either party from any duty imposed elsewhere in this Lease to repair, restore and rebuild.

         Section 8.05. In the event of any permitted sublease or occupancy (by a person other than Tenant) of all or a portion of the Demised Premises, all of the covenants and obligations on the part of Tenant set forth in this Article 8 shall bind and be fully applicable to the subtenant or occupant (as if such subtenant or occupant were Tenant hereunder) for the benefit of Landlord.

                                   ARTICLE 9
                               DAMAGE OR CASUALTY

         Section 9.01. If the Demised Premises or any part thereof shall be damaged by fire or other casualty and Tenant shall give prompt written notice thereof to Landlord, then Landlord shall, subject to the provisions of Sections
9.02 and 9.03, proceed with reasonable diligence to repair or cause to be repaired such damage at Landlord's expense, but in no event greater than the scope of Landlord's Work. If the Demised Premises, or any material part thereof, shall be rendered untenantable by reason of such damage and such damage shall not be due to the fault of Tenant or of Persons Within Tenant's Control, then the Minimum Rent hereunder, or an amount thereof apportioned according to the area of the Demised Premises so rendered untenantable (if less than the entire Demised Premises shall be so rendered untenantable), shall be abated for the period from the date of such damage to date when the damage shall have been repaired as aforesaid. If Landlord, Overlandlord or any Mortgagee shall be unable to collect the insurance proceeds (including rent insurance proceeds) applicable to such damage because of some action or inaction on the part of Tenant or of Persons Within Tenant's Control, then the cost of repairing such damage shall be paid by Tenant and there shall be no abatement of Minimum Rent. Tenant covenants and agrees to cooperate with Landlord, Overlandlord and any Mortgagee in their efforts to collect insurance proceeds (including rent insurance proceeds) payable to such parties; provided such cooperation is without significant expense to Tenant unless any inability to collect insurance proceeds (including rent insurance proceeds) applicable to such damage is caused by some action or inaction on the part of Tenant or of Persons Within Tenant's Control, in which case there shall be no such limitation on Tenant's expense. Landlord shall not be liable for any delay which may arise by reason of adjustment of insurance on the part of Landlord and/or Tenant, or any cause beyond the control of Landlord or contractors employed by Landlord.

         Section 9.02. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from damage from fire or other casualty. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from Repairs performed by Landlord of any damage from fire or other casualty pursuant to the provisions hereof, except if and to the extent such inconvenience, annoyance or injury is caused by the negligence or willful misconduct of Landlord (and is not otherwise subject to the provisions of Section 8.04 above). Tenant understands that Landlord, in reliance upon the provisions set forth in Section 8.03, will not carry insurance of any kind on Tenant's furnishings, furniture, contents, fixtures, equipment, Alterations and leasehold improvements (including all portions of the Building Systems that are located within the Demised Premises, and expressly including any sprinkler loop and distribution pipes and heads, any ventilation and air-conditioning equipment and any private bathrooms in or appurtenant to the Demised Premises), and that Landlord shall not be obligated to repair any damage thereto or replace the same.

         Section 9.03. A. Notwithstanding anything to the contrary contained in Sections 9.01 and 9.02 above, in the event that:

                       (i) the Building shall be also damaged by such fire or other casualty so that substantial alteration or reconstruction of the Building shall, in Landlord's sole opinion, be required (whether or not the Demised Premises shall have been damaged by such fire or other casualty and without regard to the structural integrity of the Building), or

                       (ii) the Demised Premises are totally or substantially damaged or are rendered wholly or substantially untenantable, or

                       (iii) there is any damage to the Demised Premises within the last two (2) years of the Term, and the cost of repair exceeds an amount equal to three (3) monthly installments of Minimum Rent, then Landlord may, in Landlord's sole and absolute discretion, terminate this Lease and the term and estate hereby granted, by notifying Tenant in writing of such termination within ninety (90) days after the date of such damage. In the event that such a notice of termination shall be given, then this Lease and the term and estate hereby granted shall expire as of the date of termination stated in said notice with the same effect as if that were the date hereinbefore set for the expiration of the Term, and the Minimum Rent and additional rent hereunder shall be apportioned as of such date.

                  B. Notwithstanding anything to the contrary contained herein, with respect to clause (i) of Subsection 9.03A above, Landlord shall not have the right to terminate this Lease, as set forth therein, unless the damage to the Demised Premises affects more than a de minimis area of the Demised Premises.

                  C. If the Demised Premises shall be damaged or shall be rendered untenantable as a result of fire or other casualty during the Term hereof, then, within ninety (90) days following the date on which Tenant shall have given notice to Landlord (such ninety (90) day period being hereinafter referred to as the "Estimate Procurement Period"), in accordance with the provisions of Section 9.01, of such damage or untenantability, Landlord shall deliver to Tenant an estimate prepared by a contractor selected by Landlord setting forth such contractor's estimate as to the time reasonably required to repair such damage (the "Contractor's Estimate"). If (i) Landlord fails to deliver the Contractor's Estimate during the Estimate Procurement Period; or
(ii) the period to repair set forth in such Contractor's Estimate shall exceed two hundred seventy (270) days; or (iii) Landlord fails to complete such repairs within two hundred seventy (270) days from the date of the fire or other casualty, which period, however, shall be extended by the number of days, if any, as shall equal the aggregate number of days that Landlord may have been delayed in making such repairs and restoration by reason of labor trouble, governmental controls, act of God, adjustment of insurance loss or any other cause beyond Landlord's reasonable control (the "Casualty Repair Period"), then, in any of the above cases, Tenant may elect to terminate this Lease by notice (the "Casualty Termination Notice") to Landlord given not later than: (x) thirty
(30) days following the expiration of the Estimate Procurement Period with respect to clause (i) of this Section 9.03C; (y) thirty (30) days following delivery to Tenant of the Contractor's Estimate with respect to clause (ii) of this Section 9.03C; and (z) five (5) Business Days following the expiration of the Casualty Repair Period with respect to clause (iii) of this Section 9.03C (time being of the essence with respect to such thirty (30) day and five (5) day periods).

                  In the event that Landlord shall have failed to complete such repairs within the Casualty Repair Period and Tenant shall have elected to terminate this Lease pursuant to the provisions of clause (iii) of this Section 9.03C, then, notwithstanding Tenant's delivery of the Casualty Termination Notice, if Landlord shall have substantially completed the repairs or restoration to the Demised Premises, and Landlord shall tender to Tenant possession of the Demised Premises within five (5) Business Days following Landlord's receipt of the Casualty Termination Notice, then Tenant's Casualty Termination Notice shall be null and void and of no force and effect.

                  D. Notwithstanding anything to the contrary contained in the foregoing provisions of Subsection 9.03C, in the event that the Demised Premises shall be wholly or substantially damaged as a result of fire or other casualty during the last year of the Term, then Tenant may terminate this Lease and the term and estate hereby granted, but only by notifying Landlord in writing of such termination within thirty (30) days following the occurrence of such fire or other casualty. As a condition precedent to such termination, Tenant shall make available (or pay over) to Landlord the proceeds of insurance carried by Tenant pursuant to Subsection 8.03B above with respect to such fire or other casualty, but not in an amount greater than the unamortized portion (on a straight-line basis) of Landlord's Contribution.

                  E. In the event that Tenant shall give a notice of termination pursuant to Subsection 9.03C or Subsection 9.03C D, then this Lease and the term and estate hereby granted shall expire as of the date of termination stated in said notice with the same effect as if that were the date hereinbefore set for the expiration of the Term, and the Minimum Rent and Recurring Additional Rent hereunder shall be apportioned as of such date.

         Section 9.04. Except as may be provided in Section 8.04, nothing herein contained shall relieve Tenant from any liability to Landlord or to Landlord's insurers in connection with any damage to the Demised Premises or the Building by fire or other casualty if Tenant shall be legally liable in such respect.

         Section 9.05. Tenant shall throughout the Term provide fire wardens and searchers as required under NYC Local Law No. 5 of 1973, as heretofore and/or hereafter amended.

         Section 9.06. Tenant shall give Landlord notice of the occurrence of any fire, casualty or other accident in the Demised Premises promptly after Tenant becomes aware thereof.

         Section 9.07. This Lease shall be considered an express agreement governing any case of damage to or destruction of the Building or any part thereof by fire or other casualty, and Section 227 of the Real Property Law of the State of New York (providing for such a contingency in the absence of express agreement), and any other law of like import now or hereafter in force, shall have no application in such case.

                                   ARTICLE 10
                            ASSIGNMENT AND SUBLETTING

         Section 10.01.

                  A. Tenant covenants and agrees, for Tenant and Tenant's heirs, distributees, executors, administrators, legal representatives, successors and assigns, that neither this Lease nor the term and estate hereby granted, nor any part hereof or thereof, will be assigned, or advertised for assignment, mortgaged, pledged, encumbered or otherwise transferred, by operation of law or otherwise, and that neither the Demised Premises, nor any part thereof, will be sublet or advertised for subletting or occupied by anyone other than Tenant, or for any purpose other than as hereinbefore set forth, without the prior written consent of Landlord (which consent, unless expressly provided to the contrary in this Article 10, shall not be unreasonably withheld or unduly delayed; provided that the criteria and/or conditions set forth in Section 10.04 and, in the case of a sublease, Section 10.06, shall be satisfied) in every case.

                  B. The direct or indirect transfer of fifty (50%) percent or more (aggregating all multiple and/or prior transfers) of: (i) the shares of a corporate tenant, or (ii) the shares of any corporation of which Tenant is an immediate or remote subsidiary, or (iii) the beneficial or legal interests of a tenant that is a business entity other than a corporation, in each case including transfers by operation of law, and including a related or unrelated series of transactions, shall be deemed an assignment of this Lease for the purposes of this Article 10. For the purposes hereof, "shares" of a corporate tenant or other corporation shall be deemed to include: (x) the issued and outstanding shares of any class of the voting stock of a corporation, and/or (y) the issued and outstanding shares of any class of convertible non-voting stock, debentures or securities of a corporation. Issuance of new corporate shares of a corporation or partnership interests by a partnership, and/or the issuance of a new class of voting stock or convertible non-voting stock or debentures or securities of a corporation which results in a transfer of control of that corporation, or the execution of an agreement affecting the power to vote fifty (50%) percent or more of the issued and outstanding shares of any class of stock or securities of a corporation, shall each be deemed to be a "transfer" for the purposes hereof. In implementation of the foregoing provisions (but subject to the provisions of Subsection 10.02C below), if Tenant shall be a corporation, then, within ten (10) days following Landlord's written request therefor, Tenant shall furnish to Landlord a statement verified by a principal officer of Tenant setting forth the details of the then present ownership and all prior transfers of the issued and outstanding stock of the corporation since the Commencement Date, and such other information relating to such stock ownership and transfer of stock or securities as Landlord may reasonably request in such notice; provided that Landlord shall not request such information more than once in any calendar year unless Landlord has reason to believe that an assignment pursuant to this Section 10.01B has occurred.

         Section 10.02.

                  A. Notwithstanding the provisions of Subsection 10.01A above, Tenant may sublet all or part of the Demised Premises to a corporation or other business entity which controls, is controlled by or is under common control with, Tenant (herein referred to as a "Related Corporation"), without being required to obtain Landlord's prior written consent thereto, provided that: (i) Tenant shall not then be in default (after notice and the expiration of the applicable cure period provided in this Lease) with respect to any of Tenant's obligations under this Lease, (ii) not less than twenty (20) days prior to such subletting, Tenant shall furnish Landlord with the name of such Related Corporation, together with a certification of Tenant, and such other proof as Landlord may reasonably request, that such subtenant is a Related Corporation of Tenant, (iii) in the reasonable judgment of Landlord, the proposed subtenant is of a character which is in keeping with the standards of Landlord for the Building, and (iv) for the entire term of such sublease, the subtenant thereunder shall continue to be a Related Corporation of Tenant. In connection with the information to be provided to Landlord pursuant to this Subsection 10.02A, Landlord shall have the right, at any reasonable time and from time to time, to request a certification of Tenant and/or the Related Corporation that such subtenant remains a Related Corporation of Tenant. Such subletting shall not be deemed to vest in any such Related Corporation any right or interest in this Lease or the Demised Premises (except in its capacity as subtenant), nor shall it relieve, release, impair or discharge any of Tenant's obligations hereunder. For the purposes of this Article 10, the term "control" shall be deemed to mean ownership of more than fifty (50%) percent of all of the issued and outstanding voting stock of such corporation, or more than fifty (50%) percent of all of the legal and equitable interest in any other business entity. Tenant certifies and, in reliance of such certification, Landlord acknowledges that Tower Risk Management Corp., Tower Group, Inc. and Law Offices of Steven G. Fauth are Related Corporations on the date hereof.

                  B. Upon not less than twenty (20) days prior written notice to Landlord, and subject to Tenant's compliance with all of the requirements set forth in this Subsection 10.02B, Tenant may assign or transfer Tenant's entire interest in this Lease and the leasehold estate hereby created to a "Successor Corporation" of Tenant (as hereinafter defined) without being required to obtain Landlord's prior consent thereto, provided that: (i) Tenant shall not then be in default (after notice and the expiration of the applicable cure period provided in this Lease) with respect to any of Tenant's obligations under this Lease,
(ii) the proposed occupancy shall not increase the office cleaning requirements (if any) or impose a material additional burden upon the Building equipment or Building services, and (iii) the proposed assignee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity, and shall be subject to the service of process in, and the jurisdiction of the courts of, the State of New York. The term "Successor Corporation" shall mean any of the following: (x) a corporation or other entity into which or with which Tenant shall be merged or consolidated, in accordance with applicable statutory provisions for the merger or consolidation of corporations, provided that (whether by operation of law or by effective provisions contained in the instruments of merger or consolidation) the liabilities of the corporations or other entities participating in such merger or consolidation are assumed by the corporation or other entity surviving such merger or consolidation; or (y) a corporation or other entity acquiring this Lease and the term hereof and the estate hereby granted, the goodwill and all or substantially all of the other property and assets of Tenant, and assuming all or substantially all of the liabilities of Tenant; or (z) any corporate successor or any other successor entity to a Successor Corporation becoming such by either of the methods described in clauses (x) and (y) above; provided that, in each case: (1) such merger or consolidation, or such acquisition and assumption, as the case may be, shall be made for a valid business purpose other than (and not principally for) the purpose of transferring the leasehold estate created hereby, (2) immediately after giving effect to any such merger or consolidation, or such acquisition and assumption, as the case may be, the corporation or other entity surviving such merger or created by such consolidation or acquiring such assets and assuming such liabilities, as the case may be, shall have assets, capitalization and a net worth, as determined in accordance with generally accepted accounting principles and certified to Landlord by an independent certified public accountant, at least equal to the assets, capitalization and net worth, similarly determined, of Tenant as of the date of this Lease, or of Tenant immediately prior to such merger or consolidation or such acquisition and assumption, whichever shall be greater, and (3) proof reasonably satisfactory to Landlord of such business purpose, assets, capitalization and net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction. The acquisition by Tenant of all or substantially all of the assets, together with the assumption of all or substantially all of the obligations and liabilities of any corporation or other business entity, shall be deemed to be a merger for the purposes of this Article 10.

                  C. The transfer of the outstanding capital stock of any corporate tenant shall not be deemed an assignment of this Lease (and Tenant shall not be required to furnish Landlord with the information described in the last sentence of Subsection 10.01B above) if such transfer shall be effected by the sale of such stock through the "over-the-counter-market" or through any recognized stock exchange, unless such stock shall be sold, transferred or otherwise conveyed by persons deemed "insiders" within the meaning of the Securities Exchange Act of 1934, as amended.

         Section 10.03.

                  A. (i) Except with respect to assignments or sublets described in Section 10.02 above, if Tenant shall desire to assign this Lease or to sublet all or any portion of the Demised Premises, Tenant shall give Landlord notice thereof (the "Marketing Notice"), which notice shall be accompanied by: (a) if a sublease of an entire floor or floors, a statement identifying such floor or floors, and if a sublease of less than an entire floor or floors, a description of the portion of the Demised Premises which Tenant proposes to sublet, together with a floor plan thereof, and (b) a statement of all of the material and economic terms and conditions (other than the identity of the proposed assignee or subtenant, if not yet known to Tenant) of the proposed assignment or subletting, including the term of the proposed subletting and the proposed effective date thereof, fixed rent, all regularly scheduled items of additional rent, the base year for all escalations, any rental concession, and the amount of any tenant installation allowance in connection with the sublease; any work to be performed by Tenant to prepare the premises for occupancy by the proposed subtenant or assignee (including, in the case of a proposed subletting of only a portion of the Demised Premises, the obligations of Tenant with respect to construction of demising walls and compliance with Legal Requirements relating thereto and to the provision of access to such portion of the Demised Premises); any consideration to be paid for the acquisition of the premises by reason of such assignment or subletting, leasehold improvements, furniture, fixtures or equipment of Tenant; any takeover obligation and any options to be granted to the proposed subtenant; the nature and character of the business of the proposed assignee or subtenant and its proposed use of the Demised Premises (only if the identity of the proposed assignee or subtenant is known to Tenant); and banking, financial and other credit information with respect to the proposed assignee or subtenant reasonably sufficient to enable Landlord to determine the financial responsibility of the proposed assignee or subtenant (only if the identity of the proposed assignee or subtenant is known to Tenant). Such Marketing Notice shall be deemed an offer from Tenant to Landlord whereby Landlord shall then have the following options (the "Recapture Options"), which may be exercised by notice (the "Recapture Notice") given to Tenant within forty-five (45) days after Landlord's receipt of Tenant's request for consent (such forty-fifth
(45th) day being an "Outside Recapture Date")

                           (x) In the event of a proposed assignment of this Lease or a sublease of substantially all of the Demised Premises, Landlord may require Tenant to surrender the Demised Premises to Landlord and to accept a termination of this Lease as of a date (the "Recapture Date") to be designated by Landlord in the Recapture Notice, which date shall not be less than thirty (30) days nor more than ninety
         (90) days following the date of the Recapture Notice; or

                           (y) In the event of a proposed assignment of this Lease or a sublease of substantially all of the Demised Premises, Landlord may require Tenant to assign this Lease to Landlord (without merger of Landlord's estates) or Landlord's designee, effective as of the Recapture Date; or

                           (z) In the event of a proposed sublease of less than substantially all of the Demised Premises, Landlord may require Tenant to surrender the portion of the Demised Premises proposed to be subleased (the "Sublease Premises") to Landlord and to accept a termination of this Lease with respect to the Sublease Premises as of the Recapture Date.

                       (ii) If Landlord shall fail to timely exercise any of the Recapture Options, then Tenant shall have the right to assign this Lease or sublease the Demised Premises in accordance with the provisions of this Article 10, subject, however, to the provisions of the immediately following subdivisions (iii) and (iv).

                       (iii) If Landlord shall fail to timely exercise any of the Recapture Options and Tenant shall not have delivered to Landlord an Assignment/Sublet Notice (as defined in Subsection 10.03C below) with respect to a proposed assignment of this Lease or a subletting within one-hundred eighty
(180) days after the Outside Recapture Date in question, then Tenant shall be required to again deliver a Marketing Notice and otherwise comply with the foregoing provisions, in which event Landlord shall again be required to make an election as to the exercise of the Recapture Options.

                       (iv) If Landlord shall fail to timely exercise the Recapture Options, and Tenant shall thereafter deliver to Landlord an Assignment/Sublet Notice with respect to a proposed assignment of this Lease or a subletting of the Demised Premises, and such Assignment/Sublet Notice shall disclose (x) in the case of an assignment of this Lease a deviation of more than ten (10%) percent of the consideration (if any) to be paid to Tenant by the assignee stated in the Marketing Notice, or (y) in the case of a subletting of all or a portion of the Demised Premises, a deviation in the economic terms of more than ten (10%) percent from the Marketing Notice, then Landlord shall once again have a right to exercise the Recapture Options with respect thereto. In the case of a subletting, a deviation in the size of the proposed Sublease Premises by more than ten (10%) percent shall be deemed a deviation in the economic terms of more than ten (10%) percent, except that any deviation in the size of the proposed Sublease Premises from less than all of the Demised Premises to the entire Demised Premises shall be deemed to be a deviation in the economic terms of more than ten (10%) percent.

                       (v) For the purposes of the foregoing subdivision (iv), a deviation in the economic terms shall be calculated by determination of the effective rent, taking into account the monetary values of all of the concessions, incentives and payments referred to in subdivision (i) above.

                  B. If Landlord shall elect to require Tenant to surrender the Demised Premises and accept a termination of this Lease, then this Lease shall expire on the Recapture Date as if that date had been originally fixed as the Expiration Date. If Landlord shall elect to require Tenant to surrender the Sublease Premises and accept a termination of the Lease with respect thereto, then (i) this Lease shall expire with respect to the Sublease Premises only on the Recapture Date as if the Recapture Date had been originally fixed as the Expiration Date with respect to the Sublease Premises, and (ii) Tenant shall not be responsible for the cost of constructing any demising walls except if and to the extent that a comparable obligation shall be required pursuant to the terms of the proposed sublease. Regardless of which Recapture Option Landlord exercises under this Section 10.03 (i.e., whether to terminate this Lease as to the Demised Premises or the Sublease Premises or to take an assignment thereof), Landlord shall be free to, and shall have no liability to Tenant (or to any broker engaged by Tenant) if Landlord shall, lease the Demised Premises to Tenant's prospective assignee or subtenant.

                  C. Except as permitted pursuant to Section 10.02 above, in any case where Landlord shall not (or no longer) have the right to exercise a Recapture Option, upon Tenant's obtaining a proposed assignee or subtenant on terms satisfactory to Tenant, Tenant shall give notice thereof to Landlord (an "Assignment/Sublet Notice"), and (unless previously set forth in the Marketing Notice) in such notice shall set forth in reasonable detail: (i) the name and address of the proposed assignee or subtenant, (ii) the nature and character of the business of the proposed assignee or subtenant and its proposed use of the Demised Premises, (iii) current financial information with respect to the proposed assignee or subtenant, including its most recent financial report, (iv) the business terms and conditions of the proposed assignment or subletting, the effective date of which shall be not less than thirty (30) days after the giving of such notice, (v) in the event of a desired subletting of less than all of the Demised Premises, a description and floor plan of the proposed sublease premises, and (vi) any other information reasonably requested by Landlord. Tenant may elect to deliver an Assignment/Sublet Notice to Landlord simultaneously with the delivery of the Marketing Notice to Landlord.

                  D. For the purposes of this Article 10: (i) the phrase "substantially all of the Demised Premises" shall mean ninety (90%) percent or more of the Square Feet of Rentable Area of the Demised Premises.

                  E. In the event that Landlord shall not have exercised any of the Recapture Options, Landlord shall, within thirty (30) days after Landlord's receipt of the relevant Assignment/Sublet Notice, notify Tenant of Landlord's intention to consent or not to consent to such proposed sublease or assignment, subject, however, to the provisions of Section 10.04 below. If Landlord shall fail to notify Tenant of Landlord's intention to consent or not to consent to such proposed sublease or assignment, such failure may be deemed approval by Landlord if Landlord shall fail to respond to Tenant within such thirty (30) day period; provided that the relevant Assignment/Sublet Notice shall bear the following legend typed in bold, capital letters at the top: "IF LANDLORD SHALL NOT EXERCISE ANY OF THE RECAPTURE OPTIONS AND SHALL THEREAFTER FAIL TO NOTIFY TENANT THAT LANDLORD HAS CONSENTED OR NOT CONSENTED TO THE PROPOSED [ASSIGNMENT/SUBLEASE] SPECIFIED HEREIN WITHIN THIRTY (30) DAYS FOLLOWING LANDLORD'S RECEIPT OF THIS NOTICE, SUCH FAILURE MAY BE DEEMED APPROVAL OF SUCH PROPOSED [ASSIGNMENT/SUBLEASE] IN ACCORDANCE WITH THE PROVISIONS OF SUBSECTION 10.03E OF THE LEASE." If Landlord shall fail to notify Tenant that Landlord has consented or not consented to such proposed sublease or assignment, within fifteen (15) days after Landlord's receipt of a separate written notice (the "Second Consent Notice") from Tenant of the existence of such failure to so respond, then Landlord shall be deemed to have consented to such proposed sublease or assignment; provided that the relevant Second Consent Notice shall bear the following legend typed in bold, capital letters at the top: "IF LANDLORD SHALL NOT EXERCISE ANY OF THE RECAPTURE OPTIONS AND SHALL THEREAFTER FAIL TO NOTIFY TENANT THAT LANDLORD HAS CONSENTED OR NOT CONSENTED TO THE PROPOSED [ASSIGNMENT/SUBLEASE] SPECIFIED HEREIN WITHIN FIFTEEN (15) DAYS FOLLOWING LANDLORD'S RECEIPT OF THIS NOTICE, LANDLORD SHALL BE DEEMED TO HAVE CONSENTED TO SUCH PROPOSED [ASSIGNMENT/SUBLEASE] IN ACCORDANCE WITH THE PROVISIONS OF SUBSECTION 10.03E OF THE LEASE."

         Section 10.04. If Tenant shall have complied with the provisions of
Section 10.03 above and Landlord shall not have exercised any of the Recapture Options within the time period provided in Section 10.03 above, then Landlord shall not unreasonably withhold or unduly delay its consent to the proposed assignment of this Lease or a proposed subletting of all or any portion of the Demised Premises, provided that Tenant shall not then be in default (after notice and the expiration of any applicable cure period provided in this Lease) with respect to any of Tenant's obligations under this Lease, and provided further that the following additional conditions (which shall be in addition to, and not in lieu of, the other terms, conditions and requirements set forth elsewhere in this Article 10) shall be satisfied:

                       (i) The proposed assignee or subtenant shall not be: (a) a school of any kind, or an employment or placement agency or governmental or quasi-governmental agency, or a real estate brokerage office or medical office or executive recruitment office, or any retail bank or retail establishment (but only if the same shall be open to the general public and entails customers visiting the Demised Premises other than on an appointment basis), or (b) entitled, directly or indirectly, to diplomatic or sovereign immunity, and the proposed assignee or subtenant shall be subject to service of process in, and the jurisdiction of the courts of, the State of New York;

                       (ii) The subletting or assignment shall be to a reputable person, whose occupancy will be in keeping with the dignity and character of the then use and occupancy of the Building, and whose occupancy will not be more hazardous than that of Tenant herein or impose any material additional burden upon Landlord in the operation of the Building;

                       (iii) The proposed assignee or subtenant shall have, in the reasonable judgment of Landlord, sufficient financial worth to perform the obligations of Tenant under this Lease;

                       (iv) No space shall be or have been advertised or promoted to the general public at a lower rental rate than that being asked by Landlord at the time for similar space in the Building (but Tenant may sublet the Demised Premises or list the Demised Premises for subletting with a real estate brokerage firm at a lower rental rate than that being asked by Landlord at the time for similar space in the Building); and

                       (v) The proposed assignee or subtenant (whether as the named party or the intended user) shall not be a tenant, subtenant, occupant or assignee of any premises in the Building, or a party who dealt or negotiated with Landlord or Landlord's agent (directly or through a broker) with respect to the leasing of any space in the Building during the six (6) months immediately preceding Tenant's request for Landlord's consent, but the foregoing restriction shall be applicable only if Landlord shall then have the opportunity to first offer or shall be reasonably expected in the near future to have the opportunity to first offer to such proposed assignee or subtenant comparable sized space in the Building for at least a comparable term.

         Section 10.05. In the event of each and every permitted assignment of Tenant's interest under this Lease, the following provisions shall apply:

                       (i) The assignee shall assume and agree, in a recordable writing delivered to Landlord on or before the effective date of such assignment, to perform all of the terms, conditions and agreements of this Lease on the part of Tenant to be kept, performed and observed, and to become jointly and severally liable with the assignor (and remote assignors, if any) for the performance thereof from and after the effective date of such assignment.

                       (ii) The assignor shall assign to the assignee all of the assignor's right, title and interest and claim to the security deposited hereunder, or the assignee may itself deposit with Landlord the Security Deposit Amount in accordance with Article 33 of this Lease.

                       (iii) The terms, covenants and conditions of this Lease may be changed, altered or modified in any manner whatsoever by Landlord and the assignee without the consent thereto of any remote or immediate assignor, and no such change, alteration or modification shall release the remote or immediate assignor from the performance and observance by such remote and immediate assignor of any of the terms, covenants and conditions on Tenant's part to be performed under this Lease; provided, however, that in the case of a change, alteration or modification made after the date of an assignment of this Lease to an entity which is not a Related Corporation, if and to the extent that such change, alteration or modification increases the obligations of Tenant under this Lease, the assignor shall not be liable with respect to such increase.

         Section 10.06.

                  A. In the event of each and every permitted subletting of all or any part of the Demised Premises, the following provisions shall apply:

                       (i) No subletting shall be for a term ending later than one (1) day prior to the Expiration Date of this Lease.

                       (ii) The sublease shall provide that it is subject and subordinate to this Lease and to all matters to which this Lease is or shall be subordinate.

                       (iii) The sublease and all of the subtenant's rights thereunder shall be expressly made subject to all of the obligations of Tenant under this Lease, and to the further condition and restriction that the sublease shall not be assigned, encumbered or otherwise transferred, or the subleased premises further sublet by the subtenant in whole or in part, or any part thereof suffered or permitted by the subtenant to be used or occupied by others, without the prior written consent of Landlord (which consent may be granted, withheld or conditioned in Landlord's sole and absolute discretion) in each instance.

                       (iv) Notwithstanding anything to the contrary contained in this Section 10.06, at no time during the Term of this Lease shall there be more than two (2) subtenants, excluding Tenant and Related Corporations, using and/or occupying the Demised Premises.

                       (v) Notwithstanding anything to the contrary contained in this Section 10.06, no subletting shall be for less than 5,000 Square Feet of Rentable Area of the Demised Premises and the area proposed to be sublet shall be of a shape or configuration such that the area proposed to be sublet and the remainder of the Demised Premises shall, in Landlord's reasonable opinion, constitute commercially marketable separate rental units.

                  B. If Landlord shall consent to a proposed subletting of all or any portion of the Demised Premises, then the written instrument of consent, which shall also be executed and acknowledged by Tenant and the subtenant, shall contain a provision substantially similar to the following:

         "The sublandlord [i.e., Tenant under this Lease] and the subtenant hereby agree that, if the subtenant shall be in default of any obligation of the subtenant under the sublease, which default also constitutes a default by the sublandlord under the overlease [i.e., this Lease], then the overlandlord [i.e., Landlord under this Lease] shall be permitted to avail itself of all of the rights and remedies available to the sublandlord in connection therewith. Without limiting the generality of the foregoing, the overlandlord shall be permitted (by assignment of a cause of action or otherwise) to institute an action or proceeding against the subtenant in the name of the sublandlord in order to enforce the sublandlord's rights under the sublease, and shall also be permitted to take all ancillary actions (e.g., serve default notices and demands) in the name of the sublandlord as the overlandlord shall reasonably determine to be necessary. The sublandlord agrees to cooperate with the overlandlord, and to execute such documents as shall be reasonably necessary in connection with the implementation of the foregoing rights of the overlandlord. The sublandlord and the subtenant expressly acknowledge and agree that the exercise by the overlandlord of any of the foregoing rights and remedies: (i) shall not constitute an election of remedies, (ii) shall not in any way impair the overlandlord's entitlement to pursue other rights and remedies directly against the sublandlord, and (iii) shall not establish any privity of relationship between the overlandlord and the subtenant, or in any way create a landlord/tenant relationship between the overlandlord and the subtenant. With respect to any default by the subtenant under the sublease, which default also constitutes a default by the sublandlord under the overlease, nothing contained herein shall be deemed to limit (x) the sublandlord's rights to cure such overlease default, as set forth in the overlease, or (y) the sublandlord's rights and remedies vis-a-vis the subtenant, as set forth in the sublease, with respect to such default."

         Section 10.07.

                  A. If Landlord shall consent to any assignment of this Lease or to any sublease of all or any part of the Demised Premises, Tenant shall, in consideration therefor, pay to Landlord, as additional rent hereunder, the following amounts (hereinafter being referred to as "Profit"):

                       (i) in the case of an assignment, fifty (50%) percent of the excess, if any, of (x) all amounts and other consideration due or payable to Tenant and/or its designee for or by reason of such assignment (including all amounts due or payable for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in case of a sale or lease, the fair market value or rental, as the case may be, of such equipment, furniture, furnishings or other personal property), over (y) any reasonable and customary brokerage fees and advertising costs actually incurred by Tenant in connection with such assignment, reasonable out-of-pocket expenses of Tenant for attorney's fees in connection with such assignment, and expenses incurred solely and directly in connection with any Alterations performed to prepare the Demised Premises for occupancy by the assignee, including architects and other professional fees with respect thereto (collectively, "Transfer Costs"), and

                       (ii) in the case of a sublease, fifty (50%) percent of the excess, if any, of (x) the sum ("Sublease Consideration") of (1) all rents, additional rents and other consideration due or payable under the sublease to Tenant by the subtenant, and (2) all other amounts and consideration due or payable to Tenant or its designee for or by reason of such subletting (including all amounts due or payable for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property, less, in case of a sale or lease, the fair market value or rental, as the case may be, of such equipment, furniture, furnishings or other personal property), over (y) the sum ("Sublease Costs") of (1) that part of the Minimum Rent and additional rent hereunder allocable to the subleased space and accruing for the corresponding period during the term of the sublease, and (2) any reasonable and customary Transfer Costs (with such term being used mutatis mutandis) actually incurred by Tenant in connection with such sublease.

                  B. Any amount(s) payable by Tenant pursuant to the provisions of this Section 10.07 shall be paid by Tenant to Landlord as and when amounts on account thereof are paid by or on behalf of any assignee(s) and/or any sublessee(s) to Tenant or Tenant's designee, and Tenant agrees to promptly advise Landlord thereof and furnish such information with regard thereto as Landlord may reasonably request from time to time.

                  C. Tenant shall furnish to Landlord, in the April calendar month immediately following each calendar year during any part of which any such assignment or sublease shall be in effect, a reasonably detailed financial statement certified as being correct by an executive financial officer (or, if Tenant is not a corporation, a principal) of Tenant, setting forth all sums accruing during the prior calendar year and/or realized by Tenant from such assignment or sublease, and a computation of the Profit accruing and/or realized by Tenant during such prior calendar year. Tenant shall remit to Landlord together with such statement any Profit or portion thereof on account of such calendar year not previously remitted to Landlord.

         Section 10.08.

                  A. Each permitted assignee or transferee of Tenant's interest in this Lease (but not a subtenant) shall assume and be deemed to have assumed this Lease and all of Tenant's obligations under this Lease from and after the effective date of such assignment, and shall be and remain liable jointly and severally with Tenant for the payment of all Minimum Rent, additional rent, other charges and payments due under this Lease thereafter, and for the full and timely performance of and compliance with all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed or complied with for the entire remaining Term. No assignment, sublease or transfer shall be effective or binding on Landlord unless and until such assignee, subtenant or transferee of Tenant shall deliver to Landlord a fully executed and acknowledged duplicate original of the instrument of assignment, sublease or transfer which contains a covenant of assumption (if not a sublease) by an assignee or transferee of all of the obligations aforesaid, and a confirmation (including a sublease) of the covenant under Section 10.01 prior to and preemptive of any similar rights of Tenant or any subtenant, and shall obtain from Landlord the aforesaid written consent prior thereto. In the event of any purported assignment, sublease or transfer in contravention of the provisions of this Lease, Landlord may elect to treat such purported assignee, subtenant or transferee as having assumed this Lease jointly and severally with Tenant, without in any way or to any extent binding Landlord to consent to such purported assignment, sublease or transfer.

                  B. In no event shall any assignee, subtenant or other occupant of the Demised Premises use the Demised Premises for any purpose other than the Authorized Use.

         Section 10.09. The consent by Landlord to an assignment or subletting shall not relieve Tenant, the assignee or any subtenant from obtaining the express consent in writing of Landlord (which consent, unless expressly provided to the contrary in this Article 10, may be granted, withheld or conditioned in Landlord's sole and absolute discretion) to any other or further assignment or subletting.

         Section 10.10.

                  A. If this Lease shall be assigned (whether or not in violation of the provisions of this Article 10), Landlord may collect from the assignee, and Tenant hereby authorizes and directs the assignee to pay to Landlord, all rent (whether denominated as Minimum Rent or otherwise), additional rent and other charges payable pursuant to the instrument of assignment, with the net amount so collected by Landlord to be applied to the Minimum Rent, additional rent and other charges herein provided, but no such assignment or collection shall be deemed a waiver of the covenant by Tenant under Section 10.01 above, nor shall the same be deemed the acceptance by Landlord of the assignee as a tenant, or a release of Tenant from the further performance of the covenants and agreements on the part of Tenant to be performed as herein contained. Each and every instrument of assignment shall contain the substance of the foregoing provision.

                  B. If all or any portion of the Demised Premises shall be sublet or occupied by anyone other than Tenant (whether or not in violation of the provisions of this Article 10), then, upon demand made by Landlord at any time following the breach or default by Tenant of any of the obligations of Tenant under this Lease (beyond notice and the expiration of any applicable cure period (if any) provided in this Lease), Landlord may collect from the subtenant or occupant, and Tenant hereby authorizes and directs such party to pay to Landlord, all rent (whether denominated as Minimum Rent or otherwise), additional rent and other charges payable pursuant to such instrument, with the net amount so collected by Landlord to be applied to the Minimum Rent, additional rent and other charges herein provided, but no such subletting, occupancy or collection shall be deemed a waiver of the covenant by Tenant under
Section 10.01 above, nor shall the same be deemed the acceptance by Landlord of the subtenant or occupant as a tenant, or a release of Tenant from the further performance of the covenants and agreements on the part of Tenant to be performed as herein contained. Each and every instrument of sublease and/or occupancy agreement shall contain the substance of the foregoing provision. Following the cure by Tenant of such Event of Default, Landlord will refund or credit to Tenant fifty (50%) percent of the excess (if any) of Sublease Consideration (as such term is defined in Section 10.07) which shall have been actually paid by the subtenant to Landlord over the sum of (i) all Sublease Costs (as such term is defined in Section 10.07) and (ii) all costs and expenses incurred by Landlord in connection with observing or performing any obligation on Tenant's part to be observed or performed under this Lease or in connection with such Event of Default, including court costs and reasonable attorneys' fees, in instituting, prosecuting or defending any action or proceeding, with interest thereon at the Interest Rate from the date such amounts are paid by Landlord to the date such amounts are reimbursed by Tenant.

                  C. If Landlord shall for any reason or cause recover or come into lawful possession of the Demised Premises before the date hereinbefore fixed for the expiration of the Term, or if Landlord shall have terminated this Lease, then Landlord shall have the right (but not the obligation) to take over any and all subleases or sublettings of the Demised Premises or any part or parts thereof made or granted by Tenant and to succeed to all of the rights and privileges of Tenant under said subleases and sublettings or such of them as Landlord may elect to take over and assume, and Tenant hereby expressly assigns and transfers to Landlord such of the subleases and sublettings as Landlord may elect to take over and assume at the time of such recovery of possession (or termination of this Lease), and Tenant shall upon request of Landlord execute, acknowledge and deliver to Landlord such further assignments and transfers as may be reasonably necessary, sufficient and proper to vest in Landlord the then existing subleases and sublettings. By its entry into a sublease, each and every subtenant shall be deemed to have thereby agreed that, upon said recovery of possession (or termination of this Lease) and if Landlord shall so elect, Landlord may, in Landlord's sole and absolute discretion, take over the right, title and interest of Tenant, as sublandlord, under such sublease, in which case such subtenant shall: (i) be deemed to have waived any right to surrender possession of the subleased space or to terminate the sublease solely as a result of such takeover by Landlord, (ii) be bound to Landlord for the balance of the term of such sublease, and (iii) attorn to Landlord, as its landlord, under all of the then executory terms, covenants and conditions of this Lease, except that (x) rent and additional rent shall be at the rates provided in the sublease, and (y) such subtenant shall be deemed to have expressly agreed that Landlord shall not (1) be liable for any previous act or omission of Tenant under such sublease, (2) be subject to any counterclaim, offset or defense, not expressly provided in such sublease, which theretofore accrued to such subtenant against Tenant, or (3) be bound by any previous modification of such sublease (which was not previously consented to by Landlord) or by any previous prepayment of more than one (1) monthly installment of rent. The provisions of this Subsection 10.10C shall be self-operative, and no further instrument shall be required to give effect thereto. However, within five (5) days after Landlord shall have notified any subtenant of said election, such subtenant shall execute, acknowledge and deliver to Landlord such instruments as Landlord may reasonably request to evidence and confirm such attornment and the terms thereof. Each and every sublease shall contain the substance of this Subsection 10.10C.

         Section 10.11. Without limiting the generality of the covenant set forth in Section 10.01 above, Tenant covenants and agrees that Tenant shall not assign Tenant's interest under this Lease or sublet the Demised Premises (or any portion thereof) to any tenant or occupant in the Building. If Landlord shall then have the opportunity to first offer or shall be reasonably expected in the near future to have the opportunity to first offer comparably sized space in the Building for at least a comparable term, Tenant shall not accept an assignment of any lease or sublease from, or become a subtenant of, any tenant or occupant in the Building.

         Section 10.12. Tenant shall reimburse Landlord on demand for all reasonable out-of-pocket costs (including all reasonable legal fees and disbursements, as well as the costs of making investigations as to the acceptability of a proposed assignee or subtenant) which may be incurred by Landlord in connection with a request by Tenant that Landlord consent to any proposed assignment or sublease.

         Section 10.13. If Landlord shall decline to consent to any proposed assignment or sublease, or if Landlord shall exercise any of the Recapture Options under Section 10.03 above, Tenant shall indemnify, defend and hold Landlord harmless from and against any and all loss, liability, damages, cost and expense (including reasonable attorneys' fees disbursements), resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease, excluding Silverstein Properties Inc. Notwithstanding anything to the contrary contained herein, in the event that (i) Landlord shall elect to exercise any of the Recapture Options set forth above, (ii) Landlord shall enter into a direct lease or sublease with any such proposed assignee or subtenant for the space so recaptured by Landlord and (iii) the broker engaged by Tenant or such proposed assignee or subtenant in connection with the proposed sublet or assignment from Tenant to such proposed subtenant or assignee (the "A/S Broker") shall be the procuring cause of such direct lease or sublease with Landlord, then Tenant shall not be required to indemnify Landlord with respect only to claims of such A/S Broker pursuant to the provisions of this Section 10.13.

         Section 10.14. Except as expressly provided to the contrary in this
Article 10, in the event that Tenant shall assign Tenant's interest in, to or under this Lease, or if Tenant shall sublet the Demised Premises or any portion thereof, without having obtained Landlord's prior written consent thereto or in violation of any of the other provisions contained in this Lease, the same shall constitute a default by Tenant under this Lease. If such default shall continue, for any reason whatsoever, for five (5) Business Days after notice of such default shall have been given to Tenant, the same shall constitute an Event of Default, and Landlord shall have the right to terminate this Lease at any time thereafter in accordance with the provisions of Article 15 below. Tenant expressly agrees that the invalidity of an assignment or sublet made in violation of this Article 10, or Tenant's inability to undo or rescind such assignment or sublet (or to cause the unpermitted assignee or subtenant to vacate all or any portion of the Demised Premises within said time period) or to obtain Landlord's consent thereto, shall not be a defense to an allegation of a default under this Article 10 or a basis to claim that an extension of said time period is necessary in order to effect a cure of such default. The acceptance by Landlord of any Minimum Rent or additional rent paid, or of the performance of any obligation to be performed by Tenant, by a purported assignee or subtenant shall not be deemed (i) a consent by Landlord to the assignment or sublet to such purported assignee or subtenant, (ii) a release by Landlord of Tenant's performance of, or compliance with, any of the obligations to be performed, or covenants or terms to be complied with, by Tenant pursuant to this Lease, or
(iii) a waiver of Landlord's right of termination as set forth in this Section 10.14.

         Section 10.15. The listing of any name other than that of Tenant, whether on the doors of the Demised Premises, on the Building directory, elevators or otherwise, shall not operate to vest any right or interest in this Lease or the Demised Premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this Lease or to any sublease of the Demised Premises or to the use or occupancy thereof by third parties. Landlord shall not be required to permit the listing of any name other than Tenant, and Tenant agrees that, if Landlord does consent to any such listing, the same shall be deemed a privilege extended by Landlord that is revocable at will by written notice to Tenant. Notwithstanding anything to the contrary contained herein, Landlord shall list the names of permitted subtenants and assignees, if any, of the Demised Premises on the Building and floor directory, but subject nevertheless to the provisions of this Lease and the Building rules, regulations and requirements governing such listings.

                                   ARTICLE 11
                         NON-LIABILITY; INDEMNIFICATION

         Section 11.01. Neither Landlord nor Landlord's agents shall be liable for: (i) any damage to property of Tenant or of others entrusted to employees of Landlord or to Landlord's agents, (ii) any loss or damage to any property of Tenant or of Persons Within Tenant's Control by theft or otherwise, except if and to the extent such damage or loss is caused by the negligence or willful misconduct of Landlord (and is not otherwise subject to the provisions of Section 8.04 above); (iii) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain, snow or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or sub-surface or from any other place or by dampness or by any other cause of whatsoever nature, except if and to the extent such injury or damage is caused by the negligence or willful misconduct of Landlord (and is not otherwise subject to the provisions of Section 8.04 above); (iv) any such damage caused by other tenants or persons in the Building or caused by operations in construction of any private, public or quasi-public work, except if and to the extent such damage is caused by the negligence or willful misconduct of Landlord (and is not otherwise subject to the provisions of Section 8.04 above); or (v) any latent defect in the Demised Premises or in the Building (provided that the foregoing shall not be construed to relieve Landlord from its obligation to perform Landlord's Work in a good and workmanlike manner).

         Section 11.02. If at any time any windows of the Demised Premises shall be temporarily or permanently closed, darkened or covered for any reason whatsoever, excluding Landlord's wrongful acts, Landlord shall not be liable for any damage Tenant may sustain thereby, and Tenant shall not be entitled to any compensation therefor nor abatement of rent, nor shall the same release Tenant from Tenant's obligations hereunder or constitute an eviction. Landlord agrees to use commercially reasonable efforts (but shall not be obligated to incur any expense other than de minimis amounts in connection therewith) to minimize interference with Tenant's use and occupancy of the Demised Premises by reason thereof.

         Section 11.03. Tenant agrees, irrespective of whether Tenant shall have been negligent in connection therewith, to indemnify, protect, defend and save harmless, Landlord and Landlord's partners, officers, directors, contractors, agents and employees from and against any and all liability (statutory or otherwise), claims, suits, demands, damages, judgments, costs, fines, penalties, interest and expenses (including reasonable counsel and other reasonable professional fees and disbursements incurred in any action or proceeding), to which Landlord and/or any such partner, officer, director, contractor, agent or employee may be subject or suffer arising from, or in connection with: (i) any liability or claim for any injury to, or death of, any person or persons, or damage to property (including any loss of use thereof), occurring in or about the Demised Premises (but only if and to the extent the same shall not be caused by the negligence or willful misconduct of Landlord), or (ii) the use and occupancy of the Demised Premises, or from any work, installation or thing whatsoever done or omitted (other than by Landlord or its agents or employees) in or about the Demised Premises during the Term and during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Demised Premises, or (iii) any default by Tenant in the performance of Tenant's obligations under this Lease, or (iv) any act, omission, carelessness, negligence or misconduct of Tenant or of Persons Within Tenant's Control. Landlord shall provide Tenant with prompt notice of all actions or proceedings which are the subject of the foregoing indemnity (it being agreed that such notice shall not be a condition to the effectiveness of the foregoing indemnity), Landlord shall reasonably cooperate with Tenant in Tenant's defense of such claim, action or proceeding, and in the event that Landlord shall not require Tenant to defend any such claim, action or proceeding, Landlord shall not unreasonably settle any such claim, action or proceeding to the detriment of Tenant.

         Section 11.04. Tenant shall reimburse and compensate Landlord, as additional rent within thirty (30) days after rendition of a statement, for all actual expenditures, costs, fees, expenses, judgments, penalties, damages and fines sustained or incurred by Landlord (including reasonable counsel and other reasonable professional fees and disbursements incurred in connection with any action or proceeding) in connection with any matter set forth in this Article 11, or non-performance or non-compliance with or breach or failure by Tenant to observe any term, covenant, agreement, provision or condition of this Lease (after notice and the expiration of any applicable cure period provided in this Lease), or breach of any warranty or representation by Tenant made in this Lease. If, in any action or proceeding naming both Landlord and Tenant, liability arising solely out of the negligence of Tenant is established, Tenant shall (i) indemnify Landlord in accordance with the provisions of this Article 11 and (ii) waive any right of contribution against Landlord. Reference in this
Article 11 to Landlord shall for all purposes be deemed to include the lessor of any Underlying Lease and each Mortgagee.

         Section 11.05. A. Tenant agrees that Tenant's sole remedies in any instances where Tenant disputes Landlord's reasonableness in exercising judgment or withholding its consent or approval pursuant to a specific provision of this Lease, shall be those in the nature of an injunction, declaratory judgment or specific performance, the rights to monetary damages or other remedies being hereby specifically and irrevocably waived by Tenant. Without limiting the generality of the foregoing, and unless expressly provided to the contrary in this Lease, Tenant agrees that, in any situation in which Landlord's consent or approval is required pursuant to this Lease, the same may be granted or withheld in Landlord's sole and absolute discretion, and/or be made subject to such conditions as Landlord, in Landlord's sole and absolute discretion, may deem appropriate.

                  B. In any instance where this Lease expressly provides that, in connection with a proposed Alteration, assignment or subletting, Landlord's consent or approval is required and may not unreasonably be withheld or delayed, if Tenant shall dispute the reasonableness of Landlord's refusal to grant such consent or approval or the timeliness of Landlord's response, Tenant shall have the right to submit said dispute to binding arbitration under the Expedited Procedures provisions (Rules 53 through 57 in the November 1, 1993 edition) of the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). In cases where Tenant shall elect to utilize such arbitration: (i) the parties will have no right to object if the arbitrator so appointed was on the list submitted by the AAA and was not objected to in accordance with Rule 54,
(ii) the first hearing shall be held within seven (7) Business Days after the appointment of the arbitrator, (iii) if the arbitrator shall find that Landlord acted unreasonably in withholding a consent or approval, such consent or approval shall be deemed granted, and (iv) the losing party in such arbitration shall pay the arbitration costs charged by AAA and/or the arbitrator and any reasonable legal fees and disbursements and other reasonable professional fees incurred by the successful party in connection with such arbitration.

         Section 11.06. A. Tenant acknowledges receipt of advice from Landlord to the effect that portions of the Building contain (or may contain) asbestos. Tenant expressly agrees that: (i) Landlord shall have no liability whatsoever to Tenant, or to any person or entity claiming by, through or under Tenant, on account of, or in connection with, the presence of asbestos in the Demised Premises or the Building, except if and to the extent such liability shall arise from or in connection with a breach by Landlord of the representation made by Landlord in Section 11.06B below, and (ii) Tenant's obligation to keep, observe and perform all of the terms, provisions, covenants and conditions on the part of Tenant to be kept, observed and performed pursuant to this Lease shall not in any way be diminished or contested on account of the presence of such asbestos.

                  B. Notwithstanding anything to the contrary contained in the foregoing Subsection 11.06A, Landlord represents that Landlord has removed all asbestos-containing material, as defined by applicable Legal Requirements, located in the Demised Premises in compliance with all applicable Legal Requirements.

                                   ARTICLE 12
                                  CONDEMNATION

         Section 12.01. If the whole of the Demised Premises shall be lawfully condemned or taken in any manner for any public or quasi-public use, this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title. If only a part of the Demised Premises shall be so condemned or taken, then, effective as of the date of vesting of title, the Minimum Rent and additional rent hereunder shall be abated in an amount thereof apportioned according to the area of the Demised Premises so condemned or taken; provided, however, that if fifty (50%) percent or more of the Demised Premises shall be so condemned or taken, and Tenant, in Tenant's reasonable judgment, shall determine that, by reason thereof, Tenant's regular business can no longer be conducted at the Demised Premises, then Tenant may terminate this Lease and the term and estate hereby granted, but only by notifying Landlord in writing of such termination within sixty (60) days following the date on which Tenant shall have received notice of vesting of title, and this Lease and the term and estate hereby granted shall expire as of the later of: (x) the date of vesting of title, and (y) the date on which Tenant shall vacate and surrender the entire Demised Premises in the condition required under this Lease, with the same effect as if that were the date hereinbefore set for the expiration of the Term, and the Minimum Rent and additional rent hereunder shall be apportioned as of such date. If only a part of the Building shall be so condemned or taken (whether or not the Demised Premises be affected), then (i) Landlord may, at Landlord's' option, terminate this Lease and the term and estate hereby granted as of the date of such vesting of title by notifying Tenant in writing of such termination within sixty (60) days following the date on which Landlord shall have received notice of vesting of title only if Landlord shall terminate all other leases for space in the same elevator bank as the Demised Premises, and
(ii) if such condemnation or taking shall deprive Tenant of access to the Demised Premises and Landlord shall not, within said sixty (60) day period, have provided or undertaken steps to provide other means of access thereto reasonably comparable to that provided prior to such condemnation or taking, Tenant may, at Tenant's option, by delivery of notice in writing to Landlord within sixty (60) days following the date on which Tenant shall have received notice of vesting of title, terminate this Lease and the term and estate hereby granted as of the date of vesting of title. If neither Landlord nor Tenant elects to terminate this Lease as aforesaid, this Lease shall be and remain unaffected by such condemnation or taking, except that the Minimum Rent and additional rent shall be abated to the extent, if any, hereinbefore provided in this Article 12. If only a part of the Demised Premises shall be so condemned or taken and this Lease and the term and estate hereby granted are not terminated as hereinbefore provided, Landlord will, with reasonable diligence and at its expense, restore the remaining portion of the Demised Premises as nearly as practicable to the same condition as it was in prior to such condemnation or taking, provided that such restoration shall not exceed the scope of the work done in constructing Landlord's Work and the Build-Out Work and that the cost thereof shall not exceed the net proceeds of the award received by Landlord for the value of the portion of the Demised Premises so taken, and (except as expressly provided in Section 12.02 below) Tenant shall be entitled to receive no part of such award.

         Section 12.02. In the event of any condemnation or taking hereinbefore mentioned of all or a part of the Building or the Demised Premises, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in Tenant, and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award. In any condemnation proceeding, Tenant may submit a separate claim against the condemning authority for the value of Tenant's trade fixtures and the cost of removal or relocation, if such separate claims are allowable as such and do not reduce the award otherwise payable to Landlord.

         Section 12.03. If all or any portion of the Demised Premises shall be taken by the exercise of the right of eminent domain for occupancy for a limited period, this Lease shall continue in full force and effect and Tenant shall continue to pay in full the Minimum Rent, additional rent and other charges herein reserved, without reduction or abatement, and Tenant shall be entitled to receive, for itself, so much of any award or payment made for such use as is equal to the aforementioned payments that are actually made by Tenant to Landlord during such temporary taking, except as hereinafter provided, and Landlord shall receive the balance thereof. If such award or payment is made in a lump sum, Landlord shall receive out of such lump sum (and Tenant shall be credited with) an amount equal to the total of the Minimum Rent, additional rent and other charges due to Landlord or to be paid by Tenant under the terms of this Lease for the period of such taking (less any amounts theretofore paid by Tenant to Landlord attributable to the period of such taking), and such amount received by Landlord shall be held by Landlord as a fund which Landlord shall apply from time to time to the payments due to Landlord from Tenant under the terms of this Lease. Out of the balance of such sum, if any, Tenant shall be paid in an amount equal to the amounts, if any, theretofore paid by Tenant to Landlord attributable to the period of such taking, and Landlord shall be paid the remainder of such balance. If such taking is for a period not extending beyond the Term of this Lease, and if such taking results in changes or Alterations in the Demised Premises which would necessitate an expenditure to restore the Demised Premises to its former condition, then Tenant at the termination of such taking shall, at its expense, restore the Demised Premises to its former condition, and such portion of the award or payment payable to Landlord, if any, in excess of the Minimum Rent, additional rent and other charges for the period of such taking as is necessary to cover the expenses of such restoration shall be applied to such restoration, and the balance necessary, if any, shall be paid by Tenant. Tenant shall also pay all fees, costs and expenses of every character and kind of Landlord incurred in connection with such limited taking and obtaining the award therefor, and in connection with such restoration.

                                   ARTICLE 13
                              ACCESS; BUILDING NAME

         Section 13.01. Landlord reserves the right at any time and from time to time (without thereby creating an actual or constructive eviction or incurring any liability to Tenant therefor) to place such structures and to make such relocations, changes, Alterations, additions, improvements, Repairs and replacements on the Land and in or to the Building (including the Demised Premises) and the Building Systems, and the operation of the Building Systems, as well as in or to the street entrances, subway entrances, lobbies, halls, plazas, washrooms, tunnels, elevators, stairways and other parts thereof, and to erect, maintain and use pipes, ducts and conduits in and through the Demised Premises, all as Landlord may in its sole discretion deem necessary or desirable; provided, however, that, (i) Landlord shall use commercially reasonable efforts (but shall not be obligated to employ contractors or labor at overtime or premium rates or to incur any other overtime costs or expenses in connection with the performance of such Alterations, Repairs, improvements, changes and replacements) to minimize interference with Tenant's use and occupancy of the Demised Premises and access thereto arising from the making of such Repairs, Alterations and improvements, (ii) any pipes, conducts or ducts installed in or through the Demised Premises shall be concealed behind interior walls, floors or ceilings, (iii) Landlord shall not unreasonably interfere with Tenant's access to the Demised Premises from the public portions of the Building, (iv) any such changes, Alterations, Repairs and improvements shall not reduce Building services below that required to be provided by Landlord under
Article 18 of this Lease, and (v) in the event of an emergency entrance, Landlord shall make every reasonable effort to safeguard and secure Tenant's property in the Demised Premises. Landlord shall also have the right to install solar control window film on, or otherwise alter for energy savings purpose, any windows of the Demised Premises. Nothing contained in this Article 13 shall be deemed to relieve Tenant of any duty, obligation or liability of Tenant with respect to making any repair, replacement or improvement or complying with any Legal Requirements as in this Lease provided.

         Section 13.02. Neither this Lease nor any use by Tenant shall give Tenant any right or easement in or to the use of any door or hallways or any passage (other than the right to use doorways, hallways or passageways which are part of the Demised Premises) or any tunnel or any concourse or arcade or plaza or to any connection of the Building with any subway, railroad or any other building or to any public conveniences, and the use of such doors, halls, passages, tunnels, concourses, arcades, plazas, connections and conveniences may without notice to Tenant be regulated or discontinued at any time and from time to time by Landlord without Landlord incurring any liability to Tenant therefor and without affecting the obligations of Tenant under this Lease: provided that Tenant shall have reasonable access to the Demised Premises and reasonable access to and the right to use, in common with others, the public portions of the Building designed and intended for use by all tenants, during the Term in accordance with the provisions of Section 13.01 above and Article 26 below.

         Section 13.03. Landlord, Overlandlord and any Mortgagee, and their representatives, may enter the Demised Premises at all reasonable hours and without Tenant being present, upon not less than twenty-four (24) hours advance notice to Tenant (which notice may be given orally to any management level employee of Tenant and Tenant may elect to be present and to accompany Landlord at the time of such entry (it being agreed that if Tenant shall not so elect, Landlord may enter the Demised Premises without Tenant being present)) to Tenant (except in case of emergency, in which case entry may be made at any time and without notice), for the purpose of inspection or of making Repairs, Alterations, additions, restorations, replacements or improvements in or to the Demised Premises or the Building or Building Systems or of complying with Legal Requirements or the requirements of any Insurance Board, or of exercising any right reserved to Landlord by this Lease (including the right, during the progress of any Repairs or Alterations or while performing work or furnishing materials in connection with compliance with all such Legal Requirements or requirements of any Insurance Board, to keep and store within the Demised Premises all necessary materials, tools and equipment, which Landlord agrees to keep to a reasonable minimum amount consistent with good construction practices); provided that (i) the foregoing shall not be deemed to impose any obligation on Landlord or Overlandlord or Mortgagee to make any Repairs or Alterations and (ii) the presence, nature and location of any such materials, tools and equipment kept or stored within the Demised Premises shall not unreasonably interfere with Tenant's conduct of its business in the Demised Premises. Notwithstanding the foregoing, other than in the event of an emergency, Landlord shall not enter the Demised Premises without having given Tenant a reasonable opportunity to be present and to accompany Landlord and, in the event of an emergency entrance, Landlord shall make every reasonable effort to safeguard and secure Tenant's property in the Demised Premises.

         Section 13.04. Landlord may, at reasonable times and without Tenant being present, upon not less than twenty-four (24) hours advance notice to Tenant (which notice may be given orally to any management level employee of Tenant and Tenant may elect to be present and to accompany Landlord at the time of such entry (it being agreed that if Tenant shall not so elect, Landlord may enter the Demised Premises without Tenant being present)), show the Demised Premises to any prospective purchaser, lessee, mortgagee, or assignee of the Building and/or the Land, or of Landlord's interest therein, and their representatives. Notwithstanding the foregoing, Landlord shall not enter the Demised Premises without having given Tenant a reasonable opportunity to be present and to accompany Landlord. During the nine (9) month period preceding the Expiration Date, Landlord may similarly show the Demised Premises or any part thereof to any person contemplating the leasing of all or a portion of the same.

         Section 13.05. Without incurring any liability to Tenant, Landlord may permit access to the Demised Premises and open the same, whether or not Tenant shall be present, upon demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer entitled by way of court order, or authorized by legal process, to such access for the purpose of taking possession of, or removing, Tenant's property or for any other lawful purpose (but by this provision any action by Landlord hereunder shall not be deemed a recognition by Landlord that the person or official permitted to such access has any right to such access or interest in or to this Lease, or in or to the Demised Premises), or in the case of an emergency upon demand of any representative of the fire, police, building, sanitation or other department of the city, state or federal governments, but Landlord shall attempt to immediately notify Tenant of the same.

         Section 13.06. Landlord shall have the absolute right at any time, and from time to time, to name and change the name of the Building and to change the designated address of the Building. The Building may be named after any person, or otherwise, whether or not such name shall be, or shall resemble, the name of a tenant of space in the Building.

         Section 13.07. Any reservation of a right by Landlord to enter upon the Demised Premises and to make or perform any Repairs, Alterations or other work in, to or about the Demised Premises which, in the first instance, is the obligation of Tenant pursuant to this Lease, shall not be deemed to: (i) impose any obligation on Landlord to do so, (ii) render Landlord liable (to Tenant or any third party) for the failure to do so, or (iii) relieve Tenant from any obligation to indemnify Landlord as otherwise provided elsewhere in this Lease.

                                   ARTICLE 14
                                   BANKRUPTCY

         Section 14.01. This Lease and the term and estate hereby granted shall be subject to the conditional limitation that, if any one or more of the following events shall occur: (i) Tenant shall (a) have applied for or consented to the appointment of a receiver, trustee, liquidator, or other custodian of Tenant or substantially all of its properties or assets, (b) have made a general assignment for the benefit of creditors, (c) have commenced a voluntary case for relief as a debtor under the United States Bankruptcy Code or filed a petition to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debts, dissolution or liquidation law or statute or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or (d) be adjudicated a bankrupt or insolvent, or (ii) without the acquiescence or consent of Tenant, an order, judgment or decree shall have been entered by any court of competent jurisdiction (a) approving as properly filed a petition seeking relief under the United States Bankruptcy Code or any bankruptcy, reorganization, insolvency, readjustment of debts, dissolution or liquidation law or statute with respect to Tenant or all or a substantial part of its properties or assets, or (b) appointing a receiver, trustee, liquidator or other custodian or all or a substantial part of its properties or assets, and such order, judgment or decree shall have continued unstayed and in effect for any period of ninety (90) days or more, then this Lease may be canceled and terminated by Landlord on thirty (30) days' written notice to Tenant within a reasonable time after Landlord shall be notified of the happening of any of the aforedescribed events. Neither Tenant, nor any person claiming through or under Tenant or by reason of any statute or order of court, shall thereafter be entitled to possession of the Demised Premises, but shall forthwith quit and surrender the Demised Premises. If this Lease shall have been theretofore assigned in accordance with its terms, the provisions of this Article shall be applicable only to the party then owning Tenant's interest in this Lease. In the event that Tenant shall become subject to the United States Bankruptcy Code, the right of Landlord to cancel and terminate this Lease shall be subject to the provisions of the United States Bankruptcy Code.

         Section 14.02. Without limiting any of the foregoing provisions of this Article, if, pursuant to the United States Bankruptcy Code, Tenant shall be permitted to assign this Lease notwithstanding the restrictions contained in this Lease, Tenant agrees that adequate assurance of future performance by an assignee expressly permitted under such Code shall be deemed to mean (a) the deposit of cash security in an amount equal to the sum of three (3) monthly installments of the Minimum Rent plus additional rent under Article 19 of this Lease for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord for the balance of the Term, without interest, as security for the full performance of all of the obligations under this Lease on the part of Tenant to be performed, and (b) evidence by financial statement prepared and certified by a certified public accountant that the assignee has a current net worth, after including the assignment and excluding the value of the leasehold, sufficient to meet all of the remaining rental obligations under this Lease.

                                   ARTICLE 15
                           DEFAULTS, REMEDIES, DAMAGES

         Section 15.01. This Lease and the term and estate hereby granted shall be subject to the conditional limitation that, if any one or more of the following events (collectively, "Events of Default") shall occur:

                  (a) Tenant shall fail to pay to Landlord the full amount of any installment of Minimum Rent or any Recurring Additional Rent on the date upon which the same shall first become due, and such default shall continue for five (5) days following delivery of a written notice of such default to Tenant; or

                  (b) Tenant shall fail to pay to Landlord the full amount of any additional rent (other than Recurring Additional Rent), or any other charge payable hereunder by Tenant to Landlord, on the date upon which the same first becomes due, and such default shall continue for ten (10) days following delivery of a written notice of such default to Tenant; or

                  (c) Tenant shall do anything or permit anything to be done, whether by action or inaction, in breach of any covenant, agreement, term, provision or condition of this Lease, or any Exhibit annexed hereto, on the part of Tenant to be kept, observed or performed (other than a breach of the character referred to in clause 15.01 (a) above), and such breach shall continue and shall not be fully remedied by Tenant within thirty (30) days after Landlord shall have given to Tenant a notice specifying the same (except in connection with a breach which cannot be remedied or cured within said thirty (30) day period, in which event the time of Tenant within which to cure such breach shall be extended for such time as shall be necessary to cure the same, but only if Tenant, within such thirty (30) day period, shall promptly commence and thereafter proceed diligently and continuously to cure such breach, and provided further that such period of time shall not be so extended as to cause the interest of Landlord in the Land and/or the Building to be in imminent danger of being jeopardized or so as to subject Landlord to any liability, civil or criminal); or

                  (d) Any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the Term of this Lease would, by operation of law or otherwise, devolve upon or pass to any person, firm, association or corporation other than Tenant, except as may be expressly authorized herein; or

                  (e) Tenant shall abandon the Demised Premises for more than sixty (60) days; or

                  (f) Tenant (i) shall be the tenant or occupant of any other space in the Building, and (ii) shall default in the performance of any of its obligations under the relevant lease or other occupancy agreement (whether or not the term thereof shall then have commenced) with Landlord, and such default shall continue after notice and the expiration of the applicable cure period (if any) provided in such lease or other occupancy agreement;

then, upon the occurrence of any of said events, Landlord may at any time thereafter give to Tenant a notice of termination of this Lease setting forth a termination date five (5) days from the date of the giving of such notice, and, upon the giving of such notice, this Lease and the term and estate hereby granted (whether or not the Term shall theretofore have commenced) shall expire and terminate upon the expiration of said five (5) days with the same effect as if that day were the date hereinbefore set for the expiration of the Term of this Lease, but Tenant shall remain liable for damages (if any) as provided in
Section 15.03 below.

         Section 15.02.

                  A. Subject to the provisions of Subsection 15.02F below, if an Event of Default shall have occurred, Landlord and/or Landlord's agents and employees, whether or not this Lease shall have been terminated pursuant to Articles 14 or 15, may, without notice to Tenant, immediately or at any time thereafter re-enter into or upon the Demised Premises or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, or otherwise, to the extent legally permitted, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any persons or property therefrom, to the end that Landlord may have, hold and enjoy the Demised Premises again as and of its first estate and interest therein. The words "reenter" "re-entry" and "re-entered" as used in this Lease are not restricted to their technical legal meanings. In the event of any termination of this Lease under the provisions of Articles 14 or 15, or in the event that Landlord shall re-enter the Demised Premises under the provisions of this Article 15, or in the event of the termination of this Lease (or of re-entry) by or under any summary dispossess or other proceeding or action or any provision of law, Tenant shall thereupon pay to Landlord the Minimum Rent, additional rent and any other charges payable hereunder by Tenant to Landlord up to the time of such termination of this Lease, or of such recovery of possession of the Demised Premises by Landlord, as the case may be, plus the actual expenses incurred or paid by Landlord in terminating this Lease or of re-entering the Demised Premises and securing possession thereof, including reasonable attorneys' fees and costs of removal and storage of Tenant's property, and Tenant shall also pay to Landlord damages (if any) as provided in
Section 15.03 below.

                  B. In the event of the re-entry into the Demised Premises by Landlord under the provisions of this Section 15.02, and if this Lease shall not be terminated (subject to the provisions of Subsection 15.02F below), Landlord may (but shall have absolutely no obligation to do so), not in Landlord's own name, but as agent for Tenant, relet the whole or any part of the Demised Premises for any period equal to or greater or less than the remainder of the original term of this Lease, for any sum which Landlord may deem suitable, including rent concessions, and for any use and purpose which Landlord may deem appropriate. Such reletting may include any improvements, personalty and trade fixtures abandoned in the Demised Premises.

                  C. In the event of a breach or an anticipatory breach on the part of Tenant with respect to any of the covenants, agreements, terms, provisions or conditions on the part of or on behalf of Tenant to be kept, observed or performed, Landlord shall also have the right to seek injunctive relief.

                  D. Subject to the provisions of Subsection 15.02F below, in the event of (i) the termination of this Lease under the provisions of Articles 14 or 15, or (ii) the re-entry of the Demised Premises by Landlord under the provisions of this Section 15.02, or (iii) the termination of this Lease (or re-entry) by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as advance rent, security deposit or otherwise, but such monies shall be credited by Landlord against any Minimum Rent, additional rent or any other charge due from Tenant at the time of such termination or re-entry or, at Landlord's option, against any damages payable by Tenant under Section
15.03 or pursuant to law.

                  E. The specified remedies to which Landlord may resort under this Lease are cumulative and concurrent, and are not intended to be exclusive of each other or of any other remedies or means of redress to which Landlord may lawfully be entitled at any time, and Landlord may invoke any remedy allowed under this Lease or at law or in equity as if specific remedies were not herein provided for, and the exercise by Landlord of any one or more of the remedies allowed under this Lease or in law or in equity shall not preclude the simultaneous or later exercise by the Landlord of any or all other remedies allowed under this Lease or in law or in equity.

                  F. Notwithstanding anything to the contrary contained in this
Section 15.02, Landlord shall not re-enter the Demised Premises by reason of Tenant's default under this Lease, unless: (i) Landlord shall have served a notice of termination pursuant to Section 15.01 above, or (ii) this Lease shall have been otherwise terminated pursuant to Article 14 above or this Article 15, or (iii) Landlord shall have prevailed in any summary proceeding with respect to the Demised Premises and shall have obtained a warrant of eviction against Tenant.

         Section 15.03.

                  A. In the event of any termination of this Lease under the provisions hereof or under any summary dispossess or other proceeding or action or any provision of law, or in the event that Landlord shall re-enter the Demised Premises under the provisions of this Lease, Tenant shall pay to Landlord as damages, at the election of Landlord, either:

                       (i) a sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the then value of the excess, if any, of (a) the aggregate of the installments of Minimum Rent and the additional rent (if any) which would have been payable hereunder by Tenant, had this Lease not so terminated, for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the date hereinbefore set for the expiration of the full term hereby granted pursuant to Articles 1 and 2, less (b) the aggregate fair market rental value of the Demised Premises for the same period (the amounts of each of clauses (a) and (b) being first discounted to present value at an annual rate of five (5%) percent); or

                       (ii) sums equal to the aggregate of the installments of Minimum Rent and additional rent (if any) which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the date herein before set for the expiration of the full term hereby granted; provided, however, that if Landlord shall relet the Demised Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease and of re-entering the Demised Premises and of securing possession thereof, including reasonable attorneys' fees and costs of removal and storage of Tenant's property, as well as the expenses of reletting, including repairing, restoring and improving the Demised Premises for new tenants, brokers' commissions, advertising costs, reasonable attorneys' fees and disbursements, and all other similar or dissimilar expenses chargeable against the Demised Premises and the rental therefrom in connection with such reletting, it being understood that such reletting may be for a period equal to or shorter or longer than the remaining term of this Lease; and provided further, that (a) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, (b) in no event shall Tenant be entitled in any suit for the collection of damages pursuant to this Subdivision (ii) to a credit in respect of any net rents from a reletting except to the extent that such net rents are actually received by Landlord prior to the commencement of such suit, and (c) if the Demised Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such reletting and of the expenses of reletting, or if relet for a period longer than the remaining term of this lease, the expenses of reletting shall be apportioned based on the respective periods.

                  B. For the purposes of Subdivision A(i) of this Section 15.03, the amount of additional rent which would have been payable by Tenant under
Article 19 for each year, as therein provided, ending after such termination of this Lease or such re-entry, shall be deemed to be an amount equal to the amount of such additional rent payable by Tenant for the calendar year and Tax Year ending immediately preceding such termination of this Lease or such re-entry. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at Landlord's election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been terminated under the provisions of Articles 14 or 15, or under any provision of law, or had Landlord not re-entered the Demised Premises.

         Section 15.04. Nothing contained in this Article 15 shall be construed as limiting or precluding the recovery by Landlord against Tenant of any payments or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. The failure or refusal of Landlord to relet the Demised Premises or any part or parts thereof, or the failure of Landlord to collect the rent thereof under such reletting, shall not release or affect Tenant's liability for damages.

         Section 15.05. Tenant, for Tenant, and on behalf of any and all persons claiming through or under Tenant, including creditors of all kinds, does here by waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future law to redeem the Demised Premises, or to have a continuance of this Lease for the term hereby demised, after Tenant shall be dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the expiration or termination of this Lease as herein provided or pursuant to law. Tenant also waives the provisions of any law relating to delay in levy of execution in case of an eviction or dispossess of a tenant for non-payment of rent, and of any other law of like import now or hereafter in effect. In the event that Landlord shall commence any summary proceeding for non-payment of rent or for holding over after the expiration or sooner termination of this Lease, Tenant shall not, and hereby expressly waives any right to, interpose any counterclaim of whatever nature or description in any such proceeding, unless the failure of Tenant to interpose such counterclaim would operate as a forfeiture of Tenant's right to make such a claim separately.

         Section 15.06. The provisions of this Article 15 shall survive the expiration or sooner termination of this Lease.

                                   ARTICLE 16
                     CURING TENANT'S DEFAULTS; REIMBURSEMENT

         Section 16.01. If Tenant shall default (after notice and the expiration of any applicable cure period provided in this Lease) in the observance or performance of any term, covenant, provision or condition on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in this Lease, then, unless otherwise provided elsewhere in this Lease, Landlord may immediately or at any time thereafter and without notice perform the obligation of Tenant thereunder, and if Landlord, in connection therewith or in connection with any default by Tenant (after notice and the expiration of any applicable cure period provided in this Lease) in the covenant to pay Minimum Rent or additional rent hereunder, shall make any expenditures or incur any obligations for payment of money, including court costs and reasonable attorneys' fees, in instituting, prosecuting or defending any action or proceeding, then such fees, costs and expenses so paid or obligations incurred shall be additional rent to be paid by Tenant to Landlord, upon demand, with interest thereon at an annual rate (the "Interest Rate") equal to the lesser of:
(a) the then prevailing prime rate (which, for the purposes hereof, includes any equivalent or successor interest rate, however denominated) of interest for unsecured ninety-day loans by Citibank, N.A. (or The Chase Manhattan Bank, N.A., if Citibank, N.A. shall not then have an established prime rate; or the prime rate of any major banking institution doing business in New York City, as selected by Landlord, if none of the aforementioned banks shall be in existence or have an established prime rate) plus two (2) percentage points, or (b) the maximum rate allowed by law. Any interest payable by Tenant pursuant to this Lease at the Interest Rate shall be calculated from the day such expenditure is made or obligation is incurred until the date when such payment is finally and completely paid by Tenant to Landlord.

         Section 16.02. Bills for any property, material, labor or services provided, furnished or rendered, or caused to be provided, furnished or rendered, by Landlord to Tenant, may be sent by Landlord to Tenant monthly (or immediately, at Landlord's option), and shall be due and payable by Tenant as additional rent within ten (10) days after the same shall be sent to Tenant by Landlord. If Landlord shall commence a summary proceeding against Tenant for non-payment of rent, Tenant shall reimburse Landlord as additional rent for Landlord's reasonable attorneys' fees and expenses, both if judgment is awarded for Landlord, or if Tenant makes the payment subsequent to service of process but prior to entry of judgment. If Tenant or any subtenant of Tenant shall request Landlord's consent to any matter that requires Landlord's consent under this Lease and if Landlord (in Landlord's sole discretion) shall refer the matter to Landlord's attorneys or other professionals or consultants (other than "in-house" attorneys, professionals or consultants), then, whether or not such consent shall be granted, Tenant shall reimburse Landlord for the reasonable fees and disbursements actually incurred by Landlord in connection therewith as additional rent within ten (10) days after a bill therefor shall have been rendered.

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
         Section 16.03. If the Term shall have expired or been terminated after or on the date that Landlord shall have made any of the expenditures, or incurred any of the obligations, set forth in this Article 16, then all such amounts and any interest thereon, as set forth in Section 16.01 above, shall be recoverable by Landlord as damages. The provisions of this Article 16 shall survive the expiration or sooner termination of this Lease.

         Section 16.04.

                  A. If, solely by reason of Landlord's failure to timely perform or observe any of the terms, covenants, provisions or conditions of Sections 6.02 or 18.01 of this Lease on Landlord's part to be observed or performed with respect to the Demised Premises (any of the foregoing being referred to herein individually or collectively as a "Failure to Perform"), (i) Tenant shall be prevented from conducting its business in all or any portion of the Demised Premises; and (ii) Tenant has been compelled to discontinue (and actually has discontinued) doing business in, and has vacated all or such portion of the Demised Premises affected by such Failure to Perform; and if: (x) said Failure to Perform is not caused by or attributable to any of the reasons set forth in Section 32.01 hereof (including, in the case of a Failure to Perform Building services, a Failure to Perform Building services attributable to the acts or omissions of the Public Utility furnishing any such service); (y) said Failure to Perform is not caused by or attributable to any act or omission on the part of Tenant or of Persons Within Tenant's Control; and (z) in the case of a Failure to Perform Building services, Landlord is unable to provide any reasonable alternative service in lieu thereof to all or such portion of the Demised Premises affected by such Failure to Perform, then such Failure to Perform may constitute a default by Landlord if not cured by Landlord within thirty (30) days (the "Performance Period") after Landlord's receipt of a written notice (a "Failure to Perform Notice") delivered by Tenant of the existence of such Failure to Perform, which Failure to Perform Notice shall specify the precise nature of Landlord's Failure to Perform and shall bear the following legend typed in bold, capital letters at the top: "IF LANDLORD SHALL FAIL TO PERFORM LANDLORD'S OBLIGATIONS AS SPECIFIED HEREIN WITHIN THIRTY (30) DAYS FOLLOWING LANDLORD'S RECEIPT OF THIS NOTICE, SUCH FAILURE MAY CONSTITUTE A DEFAULT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 16.04 OF THE LEASE." If Landlord shall fail to cure such Failure to Perform by the expiration of the Performance Period, Tenant may serve upon Landlord a second written notice (a "Landlord Default Notice") with respect to such Failure to Perform. If Landlord shall fail to cure such Failure to Perform within fifteen (15) days after Landlord's receipt of the Landlord Default Notice (or, if such Failure to Perform shall not be susceptible of being cured within such fifteen (15) day period, Landlord shall fail to commence to proceed diligently and continuously to cure such Failure to Perform within such fifteen (15) day period), then such Failure to Perform shall constitute a default by Landlord and Tenant may, at Tenant's option and as Tenant's sole remedy with respect to such Failure to Perform, take such reasonable steps as Tenant may reasonably deem necessary or appropriate to cure such default. The Landlord Default Notice shall specify Tenant's proposed actions to cure Landlord's default and shall further specify Landlord's default and shall bear the following legend typed in bold, capital letters at the top: "IF LANDLORD SHALL FAIL TO CURE OR COMMENCE TO CURE LANDLORD'S DEFAULT WITHIN FIFTEEN (15) DAYS FOLLOWING LANDLORD'S RECEIPT OF THIS NOTICE, TENANT SHALL BE ENTITLED TO CURE SUCH DEFAULT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 16.04 OF THE LEASE." Tenant shall thereafter deliver to Landlord a written statement of the reasonable and actual costs and expenses incurred by Tenant in connection with effecting such cure (the "Self-Help Amount"), which statement shall be accompanied by paid invoices or other evidence reasonably satisfactory to Landlord evidencing the amount so incurred, and Landlord shall reimburse Tenant for the Self-Help Amount within thirty (30) days after receipt by Landlord of such statement and evidence. Tenant expressly acknowledges that under no circumstances shall Tenant have the right to offset or otherwise credit or deduct any such amount from or against any Minimum Rent, additional rent or other charges payable with respect to this Lease. Notwithstanding anything to the contrary contained in this Section 16.04, Tenant shall not be entitled to perform any obligation of Landlord in any areas outside the Demised Premises, including, without limitation, such portions of the Building Systems as shall be located outside of the Demised Premises. Tenant shall be permitted to perform only those actions specified in the Landlord Default Notice and all such actions shall be performed in accordance with the provisions of this Lease, including Article 5. Tenant shall be liable for any work performed by Tenant, or for any materials furnished or to be furnished at the Demised Premises, pursuant to this Subsection 16.04.

                  B. If, solely by reason of any Failure to Perform which requires the performance of any obligation of Landlord in any areas outside the Demised Premises, (i) Tenant shall have notified Landlord of such Failure to Perform; (ii) Tenant shall be prevented from conducting its business in all or any portion of the Demised Premises for a period in excess of fifteen (15) consecutive Business Days; and (iii) Tenant has been compelled to discontinue (and actually has discontinued) doing business in, and has vacated all or such portion of the Demised Premises affected by such Failure to Perform during the entire aforesaid fifteen (15) consecutive Business Day period; and if (x) said Failure to Perform is not caused by or attributable to any of the reasons set forth in Section 32.01 hereof (including, in the case of a Failure to Perform Building services, a Failure to Perform Building services attributable to the acts or omissions of the Public Utility furnishing any such service); (y) said Failure to Perform is not caused by or attributable to any act or omission on the part of Tenant or of Persons Within Tenant's Control; and (z) in the case of a Failure to Perform Building services, Landlord is unable to provide any reasonable alternative service in lieu thereof to all or such portion of the Demised Premises affected by such Failure to Perform, then as Tenant's sole remedy with respect to such Failure to Perform, Tenant shall be entitled to an abatement of Minimum Rent and Recurring Additional Rent on a pro rata basis, calculated by multiplying the amount of Minimum Rent and Recurring Additional Rent otherwise payable pursuant to this Lease by a fraction, the numerator of which shall be the rentable square feet of that portion of the Demised Premises which shall have been rendered unusable, and the denominator of which shall be the number of Square Feet of Rentable Area, commencing on the later to occur of
(1) the date of Landlord's receipt of Tenant's notice of the Failure to Perform, or (2) the date on which Tenant vacated all or any portion of the Demised Premises by reason of such failure, and ending on the date which shall be the earlier to occur of (A) the date on which Tenant shall first resume occupancy of all or any portion of the Demised Premises affected by such Failure to Perform (provided that Tenant shall continue to be entitled to said abatement of Minimum Rent and Recurring Additional Rent on a pro rata basis with respect to any portion of the Demised Premises for which Tenant shall not have resumed occupancy and which continues to be affected by such Failure to Perform), or (B) the date on which such Failure to Perform shall cease. In no event shall Landlord be liable to Tenant for any consequential damages arising from such Failure to Perform.

                                   ARTICLE 17
                                 QUIET ENJOYMENT

         Section 17.01. Landlord covenants that, if and for so long as Tenant shall pay all of the Minimum Rent and additional rent reserved hereunder and shall observe and perform all of the terms, agreements, covenants, provisions and conditions of this Lease on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Demised Premises, subject nevertheless to the terms and conditions of this Lease, and provided, however, that no eviction of Tenant by reason of paramount title, by reason of the foreclosure of any Mortgage now or hereafter affecting the Demised Premises or by reason of any termination of any Underlying Lease to which this Lease is subject and subordinate, whether such termination is effected by operation of law, by agreement or otherwise, shall be construed as a breach of this covenant nor shall any action by reason thereof be brought against Landlord. This covenant shall be construed as a covenant running with the Land, and is not, nor shall it be construed as, a personal covenant of Landlord, except to the extent of Landlord's interest in this Lease and only for so long as such interest shall continue. Accordingly, this covenant shall bind and be enforceable against Landlord or any successor to Landlord's interest, subject to the terms hereof, only for so long as Landlord or any successor to Landlord's interest, respectively, shall be in possession and shall be collecting rent from Tenant, but not thereafter.

                                   ARTICLE 18
                                BUILDING SERVICES

         Section 18.01.

                  A. So long as this Lease shall remain in full force and effect, Landlord shall provide, at its cost and expense (except as otherwise provided below):

                       (i) elevator service on Business Days, during usual business hours (i.e., 8 A.M. to 6 P.M.), and, subject to the provisions of
Section 18.04 below, have one elevator in the elevator bank servicing the Demised Premises on call at all other times. Tenant agrees that Landlord may, at Landlord's election, install elevators with or without operators and may change the same from time to time;

                       (ii) heat to the Demised Premises as seasonally required or when and as required by law, with the Building heating system designed to the specifications described in Exhibit "G" attached hereto and made a part hereof, on Business Days from 8 A.M. to 6 P.M.;

                       (iii) hot and cold running water for ordinary lavatory (including any private lavatory), pantry, drinking and office cleaning purposes. If Tenant requires, uses or consumes water for any other purposes or in unusual quantities (as reasonably determined by Landlord), then Landlord may (or, at Landlord's direction, Tenant shall) install a meter or meters or other means to measure Tenant's water consumption, and Tenant agrees to pay for the cost of the meter or meters and the installation thereof, and to pay for the maintenance of said meter equipment and/or to pay Landlord's cost of other means of measuring such water consumption by Tenant. Tenant shall reimburse Landlord for the actual cost to Landlord of all water consumed as measured by said meter or meters or as otherwise measured, including sewer rents, as additional rent, within ten (10) days after bills therefor are rendered. If Landlord shall elect (or otherwise be required) to furnish hot water to the Demised Premises, Tenant shall reimburse Landlord for the actual cost of generating such hot water in excess of hot water that shall be required by Tenant, as reasonably determined by Landlord, for ordinary lavatory (including any private lavatory), pantry, drinking and office cleaning purposes, as additional rent, within ten (10) days after bills therefor are rendered; and

                       (iv) cleaning of the Demised Premises on Business Days in accordance with the specifications set forth in Exhibit "E" annexed hereto and made a part hereof, provided that the Demised Premises are kept in reasonable order by Tenant (and further subject to the provisions of Section 18.03 below). Tenant shall reimburse Landlord for the cost of removal from the Demised Premises and the Building of so much of Tenant's refuse and rubbish as shall exceed that ordinarily accumulated daily in the routine of business office occupancy (collectively, "Extra Rubbish Removal"). The reimbursement for Extra Rubbish Removal shall be made by Tenant to Landlord, as additional rent, within ten (10) days after bills therefor are rendered.

                  B. Tenant acknowledges receipt of advice from Landlord to the effect that there is no Building air-conditioning or ventilation system servicing the Demised Premises, and that all air-conditioning and ventilation of the Demised Premises shall be procured by Tenant, at Tenant's own cost and expense (other than air-conditioning equipment that is specified as part of Landlord's Work). Tenant agrees that all air-conditioning equipment now or hereafter installed by Tenant in the Demised Premises shall be of the package air-cooled type, window units being expressly prohibited. Tenant covenants and agrees that, at Tenant's own cost and expense, Tenant shall maintain said air-conditioning equipment in good working order at all times during the Term, perform all repairs thereto and servicing thereof, and make replacement of all parts, as the same becomes necessary. Tenant shall be required to pay in accordance with Article 20 below for all electric energy necessary or used in connection with air-conditioning and ventilation in the Demised Premises. Said air-conditioning equipment shall at all times be the exclusive property of Landlord, and shall be surrendered to Landlord with the Demised Premises upon the expiration or sooner termination of this Lease.

                  C. If Tenant shall be responsible for the completion of the Build-Out Work as set forth in Article 2 (i.e., Tenant shall have elected to retain a construction company other than Ambassador to perform the Build-Out Work, or shall have failed to notify Landlord that Tenant has selected Ambassador to perform the Build-Out Work as set forth in Subsection 2.01A of this Lease) and Tenant shall require freight elevator service at any time other than on Business Days during usual business hours (i.e., 8 A.M. to 6 P.M.), Landlord shall endeavor to accommodate Tenant, provided that Landlord shall have received reasonable advance notice of such requirement, and provided further that Tenant shall pay to Landlord, as additional rent and within ten (10) days after being billed therefor, Landlord's then established hourly rate for such usage (currently anticipated to be $56.00 per hour per elevator plus all of Landlord's actual costs in connection with providing appropriate security (if necessary) for such service), with a four (4) hour minimum. Notwithstanding the foregoing, if Landlord shall be responsible for the completion of the Build-Out Work as set forth in Article 2 (i.e., Tenant shall have elected to retain Ambassador to perform the Build-Out Work and shall have notified Landlord of such election as set forth in Subsection 2.01A above), Tenant shall not be required to pay the hourly rate for use of the freight elevator referred to in this Subsection 18.01 C. Tenant acknowledges and agrees that use by Tenant of the freight elevator during usual business hours in connection with the performance of the Build-Out Work shall be subject to Landlord's reasonable discretion.

         Section 18.02. The term "Business Days" shall be deemed to mean all days other than Saturdays, Sundays and Holidays. The term "Holidays" shall be deemed to mean all federal, state, municipal and bank holidays and Building Service Employees and Operating Engineer's Union contract holidays now or hereafter in effect.

         Section 18.03.

                  A. If Tenant so elects, Tenant may elect on notice to Landlord to perform the cleaning of the Demised Premises, in which case Landlord shall not be obligated to provide cleaning services, and Tenant shall, at Tenant's own cost and expense, keep the Demised Premises clean and in order, to the reasonable satisfaction of Landlord (including cleaning of the inside and outside of the windows once per month), and for that purpose shall employ a person, who or which shall be subject to the prior written approval of Landlord (which approval shall not be unreasonably withheld or unduly delayed). In order to ensure effective security in the Building, Tenant acknowledges the reasonableness of Landlord's right at its option to designate a party to be so hired by Tenant and to act as maintenance and cleaning contractor for any office cleaning, rubbish removal, waxing, polishing, lamp replacement, cleaning and maintenance work in the Demised Premises, so long as such party is a reputable person that charges no more than the rates in effect for comparable services in similar type buildings. Landlord expressly reserves the right to exclude from the Building any person attempting to perform any such work or furnish any of such services without Landlord's prior written approval or not so designated by Landlord.

                  B. If Landlord so elects, then, notwithstanding anything to the contrary set forth in Subdivision 18.01A(iv) above, Tenant shall directly procure the cleaning services and removal of refuse and rubbish which Landlord would otherwise be obligated to provide pursuant to said Subdivision 18.01A(iv). In the event that Landlord shall make the election described in the first sentence of this Subsection 18.03B, Landlord shall notify Tenant not less than ten (10) days prior to the effective date thereof, and Landlord shall then arrange for such procurement at no additional cost or expense to Tenant, except for the cost of Extra Rubbish Removal. Landlord shall have the right, on not less than ten (10) days prior notice given to Tenant at any time thereafter, to rescind such election.

         Section 18.04. Landlord reserves the right to stop the furnishing of the Building services and to stop service of the Building Systems, when necessary, by reason of accident, or emergency, or for Repairs and Alterations in the judgment of Landlord desirable or necessary to be made, until said Repairs and Alterations shall have been completed; and Landlord shall have no liability for failure to supply heat, elevator, plumbing, electric or other services during said period or when prevented from so doing by strikes, lockouts, difficulty of obtaining materials on a commercially reasonable basis, accidents or by any cause beyond Landlord's reasonable control, or by Legal Requirements or failure of electricity, water, steam, coal, oil or other suitable fuel or power supply, or inability by exercise of reasonable diligence to obtain electricity, water, steam, coal, oil or other suitable fuel or power. In the event that such services shall have been stopped, Landlord agrees to use commercially reasonable efforts (but shall not be obligated to use overtime or premium pay labor) to minimize interference with Tenant's use and occupancy of the Demised Premises. In the event of an emergency entrance, Landlord shall make every reasonable effort to safeguard and secure Tenant's property in the Demised Premises. Except as expressly provided in Section 16.04 above, no diminution or abatement of rent or other compensation shall or will be claimed by Tenant as a result therefrom, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of such interruption, curtailment or suspension, nor shall the same constitute an actual or constructive eviction.

         Section 18.05. Tenant shall, at Tenant's own cost and expense, abide by all requirements which Landlord may reasonably prescribe for the proper protection and functioning of the Building Systems and the furnishing of the Building services. Tenant also shall cooperate with Landlord in any conservation effort pursuant to a program or procedure promulgated by any Legal Requirements or (but only if Tenant shall not be required to incur any expense thereby) recommended by ASHRAE.

                                   ARTICLE 19
                            TAXES; OPERATING EXPENSES

         Section 19.01. In addition to the Minimum Rent and additional rent hereinbefore reserved, Tenant covenants and agrees to pay Landlord, as additional rent, all amounts computed in accordance with the provisions set forth in this Article 19.

         Section 19.02. For the purposes of this Lease:

                  A. The term "Taxes" shall mean (whether represented by one or more bills) the total amount of all real estate taxes, assessments, special assessments, water and sewer rents, vault taxes (except if and to the extent Landlord is specifically entitled to be reimbursed therefor by any other tenant or occupant of the Building pursuant to its lease (other than pursuant to a Tax escalation clause contained therein)), governmental levies, county taxes or any other governmental charge, general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any and every kind or nature whatsoever, which are or may be levied, confirmed, charged, assessed or imposed upon the Land, the Building and/or Landlord's interest therein, and the sidewalks, plazas, streets and alleys in front of or adjacent thereto, and any rights or interests appurtenant thereto under the laws of the United States, the State of New York or any political subdivision thereof, or by the City of New York or any political subdivision thereof (including any assessments, levies, impositions, charges or taxes arising from the location of the Land or Building within a Business Improvement District or other area or zone which is subject to governmentally authorized or civic related assessments, levies, impositions, charges or taxes not generally applicable to other portions of the Borough of Manhattan or the City of New York). If, due to a future change in the method of taxation or in the taxing authority, a franchise, income, gross receipts, transit, profit or other tax or governmental imposition, however designated (including any tax, excise or fee, measured by or payable with respect to any rents, licenses or other charges received by Landlord and levied against Landlord, Land and/or the Building) shall be levied against Landlord, the Land and/or the Building in substitution (in whole or in part) for, or as an addition to or in lieu of, any Taxes, then such franchise, income, gross receipts, transit, profit or other tax or governmental imposition shall be deemed to be included within the definition of the term "Taxes" for the purposes hereof, excluding any general income, corporate franchise, estate, inheritance, succession, capital stock or transfer tax levied on Landlord. If any tax assessment may be paid in installments, then, in accordance with the provisions of this Section 19.02: (i) such assessment shall be deemed payable in the maximum number of installments permitted by the taxing authority or under any Legal Requirements, and (ii) for each Tax Year in which such installments shall be deemed payable, the installments of such assessment, together with any interest thereon due during such Tax Year, shall be included in "Taxes" for such Tax Year. Landlord represents, to its knowledge, that as of the date of this Lease Landlord does not currently receive any abatement of or exemption from Taxes for the Land or the Building, other than the LMP Abatement Benefits.

                  B. The term "Tax Year" shall mean every twelve (12) consecutive month period, all or any part of which shall occur during the Term, commencing each July 1 or such other date as shall be the first day of the fiscal tax year of The City of New York or other governmental agency determined by Landlord to be responsible for the collection of substantially all Taxes.

                  C. The term "Operating Year" shall mean each calendar year, all or any part of which shall occur during the Term, following the Base Operating Year.

                  D. The term "Operating Statement" shall mean a written statement prepared by Landlord or Landlord's agent, in accordance with generally accepted accounting principles, setting forth Landlord's computation of the amount payable by Tenant pursuant to Section 19.04 for a specified Operating Year.

                  E. The term "Operating Expenses" shall mean (subject to the provisions of Subsection 19.02G below and without duplication) all costs and expenses paid or incurred by Landlord or on Landlord's behalf in connection with the ownership, management, repair, maintenance, replacement, restoration or operation of the Building, the Land and any plazas, sidewalks, curbs and appurtenances thereto, including the following items (which items are illustrative of items to be included in Operating Expenses):

                       (i) "Labor Costs" (as such term is defined below) of persons performing services in connection with the operation, repair and maintenance of the Land or the Building;

                       (ii) the cost of (including any rental cost of) materials and supplies used in the operation, cleaning, safety, security, renovation, replacement, repair and maintenance of the Building and its plazas (if any), sidewalks, curbs and appurtenances, and any plant, equipment, facilities and systems designed to supply heat, ventilation, air-conditioning or any other services or utilities, or comprising any portion of the electrical, gas, steam, plumbing, sprinkler, mechanical, communications, alarm, security or fire/life safety systems or equipment, including any sales and other taxes thereon;

                       (iii) the depreciation for, or the rental cost or value (including applicable sales taxes) of, hand tools and other movable equipment used in the operation, cleaning, safety, security, repair or maintenance of the Building and its plazas (if any), sidewalks, curbs and appurtenances;

                       (iv) reasonable legal, accounting and other professional fees incurred in connection with the operation of the Land or the Building;

                       (v) amounts incurred by Landlord for services, materials and supplies furnished in connection with the operation, repair and maintenance of any part of the Building and its plazas (if any), sidewalks, curbs and appurtenances, including the heating, air-conditioning, ventilating, plumbing, electrical, elevator, safety and other systems of the Building;

                       (vi) the cost of all charges for window cleaning and other cleaning, janitorial, security and other services, in and about the Building and its plazas (if any), sidewalks, curbs and appurtenances;

                       (vii) premiums paid by Landlord for rent, casualty, boiler, sprinkler, plate-glass, liability and fidelity insurance with respect to the Land or Building and its plazas (if any), sidewalks, curbs and appurtenances, and any other insurance Landlord maintains or is required to maintain with regard to the Land or the Building or the maintenance or operation thereof,

                       (viii) costs (including all applicable taxes) for electricity (as measured by the Building's electric meters, and evaluated under the same rate classification and frequency that Landlord is charged by the public utility furnishing electricity to the Building), steam, telephone, and other utilities for the portions of the Land and the Building not leased and occupied by tenants in the Building and for utilities and electricity (so measured and evaluated) consumed in connection with the operation of the heating, ventilating and air-conditioning equipment servicing common or public areas of the Building;

                       (ix) water charges and sewer rents or charges to the extent not specifically reimbursable by tenants of the Building;

                       (x) reasonable telephone and stationary costs;

                       (xi) the cost of painting and otherwise decorating any non-tenant areas of the Building, and its plazas (if any) and sidewalks;

                       (xii) the cost of installing, maintaining, repairing and replacing art works (except fine art), as well as holiday decorations, for the lobby and other public portions of the Building, and its plazas (if any) and sidewalks;

                       (xiii) the cost of exterior and interior landscaping of non-tenant areas of the Land, the Building and its plazas (if any) and sidewalks;

                       (xiv) INTENTIONALLY DELETED;

                       (xv) franchise, license and similar fees and charges paid by Landlord to any governmental agency for the privilege of owning, leasing, operating, maintaining or servicing the Building or any of its equipment, property or appurtenances;

                       (xvi) reasonable management fees, or, if no third party managing agent is then employed by Landlord, an amount in lieu thereof which, in either case, is not in excess of the then prevailing rates for management fees of first-class office buildings in Manhattan;

                       (xvii) the cost, or the cost of the rental, together with the cost of installation, of any Building security or other system used in connection with life or property protection (including the cost, or the cost or value of the rental, of all machinery, electronic systems and other equipment comprising any part thereof), as well as the cost of the operation and repair of any such system in operation during the Base Operating Year;

                       (xviii) whether or not capitalized under generally accepted accounting principles, costs for Alterations to the Building made by reason of any Legal Requirements enacted after the date hereof or the requirements of any Insurance Boards or Landlord's insurer, provided, however, that if and to the extent such costs are capitalized under generally accepted accounting principles, such costs shall be amortized over the useful life of such Alterations, with an interest factor equal to Landlord's actual cost of such funds in connection therewith;

                       (xix) whether or not capitalized under generally accepted accounting principles, the cost of improvements, equipment or machinery installed for the purpose of reducing energy consumption or reducing other Operating Expenses, provided, however, that if and to the extent such costs are capitalized under generally accepted accounting principles, such costs shall be amortized over the useful life of such improvement, equipment or machinery, with an interest factor equal to Landlord's actual cost of such funds in connection therewith at the time that any such cost is incurred, and provided further that Tenant shall not be required to pay more on the basis of such amortized cost than it can be reasonably anticipated that Tenant would have had to pay with respect to such component of Operating Expenses absent such expenditure; and

                       (xx) all other charges allocable to the repair, management, maintenance or operation of the Building and the replacement of the Building Systems, equipment, materials and supplies in accordance with real estate accounting practices customarily used in Manhattan.

                  F. The term "Labor Costs" shall mean any and all expenses incurred by Landlord or on Landlord's behalf which shall be related to employment of personnel, including amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and other similar taxes, Workers' Compensation insurance, liability benefits, pensions, hospitalization, retirement plans and insurance (including group life and disability), uniforms and working clothes and the cleaning thereof, and expenses imposed on or on behalf of Landlord pursuant to any collective bargaining agreement relating to such employees. With respect to employees who are not employed on a full-time basis with respect to the Building, a pro rata portion of expenses allocable to the time any such employee is employed with respect to the Building shall be included in Labor Costs.

                  G. The term "Operating Expenses" shall not include the following items:

                       (i) Labor Costs (including compensation, salaries and fringe benefits) in respect of personnel above the grade of building manager, officers and executives of Landlord, unless for work actually performed in or about the Building ordinarily done by a third person, and then only at compensation no higher than that which would have been paid to such third person;

                       (ii) legal fees, leasing commissions, takeover expenses, advertising expenses, promotional expenses and other costs incurred in the leasing of space in the Building;

                       (iii) insurance premiums, but only if and to the extent that Landlord is specifically entitled to be reimbursed therefor by Tenant pursuant to this Lease (other than pursuant to this Article) or by any other tenant or other occupant of the Building pursuant to its lease (other than pursuant to an operating expenses escalation clause contained therein);

                       (iv) the cost of any item for which Landlord is reimbursed by insurance or otherwise compensated, including reimbursement by any tenant, or for which Landlord would have been reimbursed had Landlord carried such insurance (provided that such insurance was required by the terms of this Lease), less any deductible commensurate with such insurance policy;

                       (v) the cost of any alterations, additions, changes, replacements and improvements that are made solely in order to prepare space for occupancy by a tenant;

                       (vi) the cost of capital improvements and capital expenditures, other than those (a) which under generally applied real estate practice are deemed expenses or deferred expenses, or (b) described in clauses (xviii) and (xix) of Subsection 19.02E above;

                       (vii) the cost of electricity furnished to the Demised Premises or any other space in the Building leased, or available for lease, to tenants;

                       (viii) Taxes and corporate franchise, inheritance, estate, succession, gift, and income and profit taxes payable by Landlord;

                       (ix) financing and refinancing costs (including "points", commitment fees, brokerage fees and legal fees), and payments of mortgage interest and principal;

                       (x) payments of any amounts to any person seeking recovery for negligence or other torts committed by Landlord;

                       (xi) costs incurred to place the Building in compliance with any Legal Requirements with which the Building does not comply, unless attributable to the acts or omissions of any tenant in the Building (including Tenant, subject to the provisions of Article 7 hereof in the case of Tenant) or of any agents, employees, servants or contractors of such tenant;

                       (xii) costs to perform work or to provide services for any tenant of the Building, but only if and to the extent that the same is in excess of that which Landlord furnishes generally (with no additional expense) to the tenants of the Building;

                       (xiii) the costs of any expansions to the rentable area of the Building after the date of this Lease and any costs arising therefrom and the costs (including the increased Operating Expenses related thereto) of any additions to the Building, such as the addition of floors thereto;

                       (xiv) the cost of the acquisition or leasing of art work for the Building lobby (provided that this exclusion shall not be deemed to exclude from Operating Expenses the cost of the routine maintenance thereof);

                       (xv) payments for rental equipment, the cost of which would constitute a capital expenditure if the equipment were purchased, except to the extent that the same would be included above;

                       (xvi) any cost which would have been an Operating Expense which is reimbursed to Landlord by Tenant under this Lease (other than pursuant to this Article 19), or by any other tenant of the Building under its lease (other than reimbursement pursuant to provisions of its lease similar to this Article 19);

                       (xvii) costs associated with the operation of the legal entity that constitutes Landlord (such as, by way of example, legal entity formation, organization and qualification) as distinguished from the cost of the operation of the Building;

                       (xviii) any costs incurred in connection with the transfer or sale of any interest in the Building, Land or any Underlying Lease, including any transfer, deed, mortgage recording or gains taxes payable by Landlord;

                       (xix) fines, penalties or interest incurred by Landlord, if due to Landlord's late payment of any of Landlord's financial obligations to third parties or due to violations of any Legal Requirements;

                       (xx) bad debt losses, rent losses or reserves for either;

                       (xxi) ground rent and any other amounts (other than amounts paid for the equivalent of Operating Expenses) payable under any Underlying Lease;

                       (xxii) depreciation or amortization, except as provided above;

                       (xxiii) any amounts paid by Landlord to any affiliate of Landlord, to the extent such amount is in excess of the amount which would have been paid by Landlord in the absence of such relationship;

                       (xxiv) costs associated with correcting defects in the construction of the Building or defects in Landlord's Work, except costs resulting from ordinary wear and tear;

                       (xxv) legal fees incurred in the enforcement of any leases in the Building or in defending any suits brought by tenants in the Building and other legal fees (other than legal fees incurred in connection with the maintenance or operation of the Building or Land);

                       (xxvi) the cost of any work or services performed or other expenses incurred in connection with installing, operating and maintaining any special service or facility in other than a public or common area of the Building, such as an observatory, broadcasting facility or any luncheon, athletic or recreational club; provided, however, that this exclusion shall not apply to the cost of heat, cleaning or other services furnished to an area of space leased to a tenant (other than Landlord or an affiliate of Landlord) and used by such tenant for such purposes;

                       (xxvii) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;

                       (xxviii) the costs of operating and maintaining any retail areas in the Building;

                       (xxix) the cost of repairs or rebuilding necessitated by casualty or condemnation;

                       (xxx) costs incurred by Landlord in connection with Landlord's breach of any of Landlord's covenants, agreements or indemnities expressly made in this Lease; and

                       (xxxi) any costs incurred in the removal, containment, encapsulation, disposal or repair of asbestos or any other "Hazardous Material" (as such term is defined pursuant to Section 7.01 hereof).

                  H. The cost of any item that was included in Operating Expenses for the Base Operating Year and is no longer being incurred by Landlord by reason of the installation of a labor saving device or other capital improvement shall be deleted from Operating Expenses for the Base Operating Year in connection with the calculation of the Operating Expense Payment for all Operating Years from and after the Operating Year in which such installation occurs unless Tenant shall be paying Tenant's Operating Share of the cost of such labor saving device or capital improvement as part of the Operating Expense Payment for such Operating Year.

                  I. If, during all or part of any Operating Year (including the Base Operating Year), Landlord shall not furnish any particular item(s) of work or service (which would otherwise constitute an Operating Expense hereunder) to portions of the Building due to the fact that (i) such portions are not occupied or leased, (ii) such item of work or service is not required or desired by the tenant of such portion, (iii) such tenant is itself obtaining and providing such item of work or service, or (iv) for any other reason, then, for the purposes of computing Operating Expenses, the amount for such item and for such period shall be deemed to be increased by an amount equal to the additional costs and expenses of furnishing such item of work or services to such portion of the Building or to such tenant. In connection with the immediately preceding clause
(i), there shall be no adjustment made to Operating Expenses for a particular Operating Year unless less than ninety-five (95%) percent of the Building was occupied in the relevant Operating Year, and any such adjustment shall be made on the basis of ninety-five (95%) percent of the Building being occupied.

                  J. Unless expressly excluded from Operating Expenses pursuant to Subsection 19.02G above or expressly provided otherwise elsewhere in this Lease, all items of cost and expense identified in this Lease as being "at Landlord's cost and expense" or phrases of similar import (regardless of whether the words "solely" or "exclusive" are used in connection therewith, and regardless of whether specific reference is made to Landlord's right to recoup such cost or expense as part of Operating Expenses) shall be included in Operating Expenses.

         Section 19.03.

                  A. (i) If, for any reason whatsoever (whether foreseen or unforeseen), the Taxes payable for any Tax Year shall be greater than the Base Tax Amount, then Tenant shall pay to Landlord as additional rent for each such Tax Year an amount (the "Tax Payment") equal to Tenant's Tax Share (as defined in Section 1.01 above) of the amount by which the Taxes payable for such Tax Year exceeds the Base Tax Amount.

                       (ii) Within a reasonable time period after the issuance by the governmental authority having jurisdiction thereover of bills for Taxes payable for any Tax Year, Landlord shall submit to Tenant a statement (the "Tax Statement") which shall show Landlord's calculation of the amount, if any, required to be paid by Tenant as additional rent as provided in this Section
19.03. Upon request, Landlord shall promptly deliver to Tenant a copy of the relevant tax bill(s) upon which such Tax Statement is based.

                       (iii) Within the later of fifteen (15) days after delivery of the Tax Statement or thirty (30) days prior to the date Taxes are due and payable by Landlord, Tenant shall pay to Landlord the additional rent as set forth on such Tax Statement.

                  B. If, following the delivery of any Tax Statement, Landlord shall receive a refund of Taxes (or any portion thereof) with respect to a Tax Year for which Tenant has paid any additional rent under the provisions of this Section, then Tenant's Tax Share of the net proceeds of such refund, after deduction of reasonable legal fees, appraiser's fees and other reasonable expenses incurred in obtaining reductions and refunds and collecting the same (and after deduction of such expenses for previous Tax Years which were not offset by tax refunds for such Tax Years) (the "Net Proceeds") shall be applied and allocated to the periods for which the refund was obtained and, if Tenant shall not then be in default (after notice and the expiration of the applicable cure period provided in this Lease) of any of Tenant's obligations under this Lease, Landlord shall refund or credit to Tenant, within thirty (30) days after Landlord's receipt of such refund, an amount equal to Tenant's Tax Share of the Net Proceeds of such refund. In no event shall any refund or credit due to Tenant hereunder exceed the sum paid by Tenant for such particular Tax Year. Only Landlord shall be eligible to institute tax reduction or other proceedings to reduce the assessed valuation of the Landlord or the Building. In no event shall Tenant have the right to seek from the taxing authority any refund or reduction of Taxes. If, prior to the delivery of a Tax Statement to Tenant with respect to a particular Tax Year, Landlord shall obtain a reduction in Taxes for that Tax Year, then Tenant shall pay to Landlord, within fifteen (15) days following the issuance to Tenant of a bill therefor, an amount equal to Tenant's Tax Share of all costs and expenses (including reasonable legal, appraisal and other expert fees) incurred by Landlord in obtaining such reduction, provided that such costs and expenses shall not exceed the amount saved by Tenant in connection with such reduction of Taxes.

                  C. If there shall be a reduction or refund of Taxes for either of the Tax Years utilized in computing the Base Tax Amount, (i) Landlord shall furnish to Tenant a statement indicating the amount of such reduction or refund,
(ii) the Base Tax Amount shall be retroactively adjusted to reflect such reduction or refund, and (iii) all prior and future additional rent payments provided for in this Section 19.03 shall be recalculated accordingly. Any additional payment due for any Tax Year shall be made by Tenant within fifteen
(15) days after the furnishing to Tenant of the revised statement.

                  D. If there shall be a reduction of the area of the Demised Premises either due to a partial taking thereof by eminent domain or due to subsequent agreement of the parties or if the area of the Demised Premises shall be increased, Tenant's Tax Share of increases of Taxes thereafter payable by Tenant under Subsection 19.03A shall, except as may otherwise be expressly agreed in writing by the parties, be increased or decreased on the basis of the ratio between the square feet of rentable area in the Demised Premises before and after said increase or decrease in area.

                  E. Tenant shall pay, before delinquency, all rent and occupancy taxes and all property taxes and assessments on the furniture, fixtures, equipment and other property of Tenant at any time situated on or installed in the Demised Premises, and on additions and improvements in the Demised Premises made or installed by Tenant subsequent to the Commencement Date, if any. If at any time during the Term any of the foregoing are assessed as a part of the real property of which the Demised Premises are a part, Tenant shall pay to Landlord upon demand the amount of such additional taxes as may be levied against said real property by reason thereof.

         Section 19.04.

                  A. For each Operating Year, any part of which shall occur during the Term, Tenant shall pay an amount (the "Operating Expense Payment") equal to Tenant's Operating Share of the amount, if any, by which Operating Expenses for such Operating Year shall exceed the Operating Expenses for the Base Operating Year; provided, however, that if the Commencement Date shall occur other than on the first day of an Operating Year or if the Term shall expire or be sooner terminated on other than the last day of an Operating Year, then the Operating Expense Payment in respect thereof shall be prorated to correspond to that portion of such Operating Year occurring within the Term.

                  B. At any time during each Operating Year, Landlord may furnish to Tenant a written statement (an "Estimate Statement") setting forth Landlord's reasonable estimate of the Operating Expense Payment for such Operating Year (the "Estimated Payment"). In such event, Tenant shall pay to Landlord on the first day of each month during each Operating Year an amount equal to one twelfth (1/12th) of the Estimated Payment. If Landlord furnishes an Estimate Statement for an Operating Year subsequent to the commencement thereof, then: (i) until the first day of the month following the month in which the Estimate Statement shall be furnished to Tenant, Tenant shall continue to pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord with respect to the most recent Operating Year;
(ii) promptly after the Estimate Statement shall be furnished to Tenant, Landlord shall give notice to Tenant stating whether the amount previously paid by Tenant to Landlord for the current Operating Year was greater or less than the installment of the Estimated Payment to be paid for the current Operating Year, and (x) if there shall be a deficiency, Tenant shall pay the amount thereof to Landlord within thirty (30) days after demand therefor, or (y) if there shall have been an overpayment, Landlord shall credit the amount thereof against the next monthly installment(s) of the Minimum Rent payable under this Lease; and (iii) on the first day of the month following the month in which the Estimate Statement shall be furnished to Tenant, and monthly thereafter throughout the remainder of the Operating Year, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12th) of the Estimated Payment shown on the Estimate Statement. Landlord may during an Operating Year (but not more than three (3) times with respect to any Operating Year), furnish to Tenant a revised Estimate Statement and the basis upon which such revised estimate was made, and, if a revised Estimate Statement shall be furnished to Tenant, the Estimated Payment for such Operating Year shall be adjusted in the same manner as provided in the preceding sentence.

                  C. As soon as reasonably practicable after each Operating Year, Landlord shall furnish to Tenant an annual Operating Statement (the "Annual Statement") for such Operating Year. If the Annual Statement shows that the Estimated Payment (or other payments) for such Operating Year exceeds the Operating Expense Payment which should have been paid for such Operating Year, then Landlord shall credit the amount of such excess against the next monthly installment(s) of Minimum Rent payable under this Lease (except at the end of the Term, when Landlord shall refund the amount of such excess to Tenant within sixty (60) days thereafter, provided that Tenant is then current with respect to any payments due under this Lease); if the Annual Statement for such Operating Year shows that the Estimated Payment (or other payments) for such Operating Year was less than the Operating Expense Payment which should have been paid for such Operating Year, Tenant shall pay the amount of such deficiency to Landlord within thirty (30) days after receipt of the Annual Statement.

                  D. Each Annual Statement shall be conclusive and binding upon Tenant unless, within ninety (90) days after receipt thereof, Tenant shall give Landlord notice (the "Operating Dispute Notice") that Tenant disputes the correctness of the Annual Statement, specifying the particular respects in which the Annual Statement is claimed to be incorrect. If such Operating Dispute Notice shall be timely delivered by Tenant to Landlord, then, provided that Tenant shall have paid to Landlord the amount shown to be due to Landlord on the disputed Annual Statement, Tenant and its representatives shall have the right, not later than thirty (30) days after Landlord's receipt of Tenant's Operating Dispute Notice, and not earlier than seven (7) days after Landlord's receipt of a written request therefor, to examine, during regular business hours at a location in New York City designated by Landlord, Landlord's relevant books and records (and the relevant books and records of the managing agent of the Building) with respect to Operating Expenses relating to the Building for the Base Operating Year and the Operating Year in question (the "Relevant Records") in order to verify the accuracy of the relevant Annual Statement; provided, however, that Tenant and its representatives shall use reasonable efforts to minimize interference to Landlord's business operations during the course of such examination. Tenant shall not disclose (and shall require all of Tenant's representatives not to disclose) to any third party (other than Tenant's attorneys or consultants, who shall in turn be required not to disclose) any information obtained in the course of examination of such Relevant Records, except if and to the extent the same shall be required by a court or agency of competent jurisdiction. Tenant recognizes and agrees that Landlord's books and records (and those of Landlord's agents) with respect to the operation of the Land and the Building are confidential, and that Tenant, except as provided herein, shall have no right to inspect the same. If Tenant shall have timely delivered the Operating Dispute Notice to Landlord, and the parties shall not be able to resolve such dispute within thirty (30) days after Tenant or its authorized representatives have examined the Relevant Records, then, provided that Tenant shall have theretofore paid to Landlord the amount shown to be due to Landlord on the disputed Annual Statement, either party may refer the decision of the issue raised to a reputable independent firm of certified public accountants mutually agreeable to the parties, and the decision of such accountants shall be conclusive and binding upon the parties. The fees and expenses involved in such decision shall be borne by the unsuccessful party (and if both parties are partially unsuccessful, the accountants shall apportion the fees and expenses between the parties based on the degree of success of each party). Tenant agrees that, notwithstanding any such dispute (and pending resolution thereof), Tenant shall timely pay to Landlord in full the amount shown to be due to Landlord on the disputed annual statement. If such dispute is resolved in Tenant's favor, Landlord shall either reimburse Tenant for any overpayment within thirty (30) days following Landlord's receipt of a written demand by Tenant therefor or credit the amount of such overpayment against the next monthly installment(s) of Minimum Rent payable under this Lease.

         Section 19.05. Nothing contained in this Article 19 or any other provision of this Lease concerning the payment of additional rents shall be construed so as to reduce the Minimum Rent below the amount set forth in Section 1.01, plus any increases therein pursuant to any provision of this Lease.

         Section 19.06. Any payments due hereunder for any period of less than a full Tax Year or Operating Year at the commencement or end of the Term shall be equitably prorated. In the event of any change in the fiscal period constituting a Tax Year, Taxes levied during any transitional period shall be added to the first subsequent Tax Year for purposes of Section 19.03. Any delay or failure by Landlord to render any statement under the provisions of this Article 19 shall not prejudice Landlord's right hereunder to render such statement for prior or subsequent periods. Any delay or failure by Landlord in making any request or demand for any amount payable by Tenant pursuant to the provisions of this
Article 19 shall not constitute a waiver of, or in any way diminish, the continuing obligation of Tenant to make such payment. Except as otherwise provided in Subsection 19.04D above, all statements rendered by Landlord pursuant to the provisions of this Article 19 shall be deemed final and conclusive as to Tenant, unless, within ninety (90) days following rendition of any such statement, Tenant shall, in good faith and with specificity, notify Landlord that such statement contains mathematical error or that Tenant otherwise disputes such statement. Tenant agrees that, notwithstanding any dispute as to the correctness of a statement (and pending resolution of such dispute), Tenant shall timely pay to Landlord in full the amount shown to be due to Landlord on the disputed statement. If such dispute is resolved in Tenant's favor, Landlord shall either reimburse Tenant for any overpayment within thirty
(30) days following Landlord's receipt of a written demand by Tenant therefor or credit the amount of such overpayment against the next monthly installment(s) of Minimum Rent payable under this Lease (except at the end of the Term, when Landlord shall refund the amount to Tenant within sixty (60) days thereafter, provided that Tenant is then current with respect to any payments due under this Lease). The obligations of Tenant with respect to any payment required pursuant to the provisions of this Article 19 shall survive for a period of three (3) years after the expiration or sooner termination of the Term; provided Landlord shall have sent Tenant within said three (3)-year period a written notice (including the basis for such payment) or statement pursuant to the provisions of this Article 19; and provided, further, however, that any action by Landlord to enforce its rights to any payment due or owing pursuant to the provisions of this Article 19 shall have been brought by Landlord no later than six (6) years after the expiration or sooner termination of the Term.

                                   ARTICLE 20
                                   ELECTRICITY

         Section 20.01. Subject to the provisions of this Article 20 and other provisions of this Lease, Landlord shall furnish the electricity that Tenant shall reasonably require in the Demised Premises for normal business office purposes, making available to the Demised Premises a capacity (the "Existing Capacity") equal to six (6) watts per rentable square foot in the Demised Premises, exclusive of electricity used by the machinery and equipment of Tenant's air-conditioning unit(s) servicing the Demises Premises, on a connected load basis. Except as expressly provided in Section 16.04 above, Landlord shall not be liable to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service shall be changed or shall no longer be available or suitable for Tenant's requirements. At Landlord's election, Landlord shall furnish and install all replacement lighting tubes, lamps, bulbs and ballasts required in the Demised Premises, and Tenant shall pay to Landlord or Landlord's designated contractor upon demand the then established reasonable charges of Landlord or said contractor, as the case may be.

         Section 20.02.

                  A. Subject to the provisions of Section 20.03 below, Tenant's consumption and demand of all electricity made available to the Demised Premises (including the machinery and equipment of Tenant's air-conditioning unit(s) servicing the Demised Premises) or to Tenant elsewhere in the Building (collectively, "Tenant Electricity") shall be measured by one or more submeters (collectively, the "Submeter") to be furnished and installed by Landlord, at Tenant's cost and expense, in a location designated by Landlord. Landlord agrees to use commercially reasonable efforts (but shall not be obligated to use overtime or premium pay labor) to install the Submeter by the date Tenant first occupies the Demised Premises for the conduct of its business for the Authorized Use therein. Landlord shall also, at Tenant's cost and expense, install connections from the risers and/or circuits servicing the Demised Premises to the Submeter, and perform all other work necessary for the furnishing of Tenant Electricity by Landlord in the manner provided for in this Section 20.02. Tenant shall pay all such costs and expenses to Landlord, as additional rent, within ten (10) business days after being billed therefor.

                  B. Tenant agrees to purchase Tenant Electricity from Landlord or Landlord's designated agent at terms and rates equal to "Landlord's Electricity Cost" (as such term is defined below), plus four (4%) percent thereof to reimburse Landlord for administrative services in connection with supplying, measuring and billing Tenant Electricity and for transmission and transformer losses. If more than one submeter shall measure Tenant Electricity, then the service rendered through each such submeter shall be aggregated and billed in accordance with the foregoing rate, unless Landlord shall elect separate billing on a per meter basis. Landlord may at any time (but not more than once per month) render bills for Tenant Electricity in accordance with the foregoing provisions, and Tenant shall pay all amounts shown on said bills to Landlord, as additional rent, within ten (10) days following the date that such bills shall have been rendered.

                  C. For purposes of this Article 20 and the other provisions of this Lease:

                       (i) The term "Landlord's Electricity Cost", shall mean the actual cost per kilowatt hour and cost per kilowatt demand, by time of day, if applicable, or other applicable billing method, paid by Landlord in purchasing electricity for the Building, including fuel adjustment charges (as determined for each month of the relevant period), rate adjustment charges, sales tax, and/or any other factors used by the public utility furnishing electric service to the Building (the "Public Utility") in computing its charges to Landlord, applied to the kilowatt hours of electricity and kilowatts of demand. purchased by Landlord during a given period giving effect to any discounts actually incurred by Landlord during the Term attributable to the Demised Premises in connection with the LMEP or any other utility discount plans.

                       (ii) The term "Electricity Additional Rent" shall mean all amounts computed in accordance with Subsection 20.02B above, and Landlord's reasonable determination of such amounts shall be binding and conclusive on Tenant, subject to the provisions of Subsection 20.03E below.

                  D. If the Submeter should fail to properly register or operate at any time during the Term for any reason whatsoever, then, unless Landlord shall otherwise elect in accordance with the provisions of Section 20.03 below, Landlord may reasonably estimate the Electricity Additional Rent, and when the Submeter shall again become properly operative, an appropriate reconciliation shall be made, by Tenant paying any deficiency to Landlord within ten (10) Business Days after demand therefor, or by Landlord crediting Tenant with the amount of any overpayment on Tenant's next installment of additional rent (except at the end of the Term, when Landlord shall refund such overpayment to Tenant within sixty (60) days thereafter, provided that Tenant is then current with respect to any payments due under this Lease). The estimate referred to in the immediately preceding sentence shall be calculated on the basis that Tenant shall be deemed to have used the same amount of electricity per day as Tenant had been using, on the average (i) during the comparable period in the preceding lease year, or (ii) if Tenant shall not have occupied the Demised Premises for the normal conduct of its business operations during such comparable period in the preceding year, then during the most recent nine (9) months for which submeter readings are available (and if Tenant shall not have occupied the Demised Premises for the normal conduct of its business operations during the most recent nine (9) months, then during the longest period for which submeter readings are then available).

                  E. If at any time during the Term the electric rate charged by the Public Utility (the "Electric Rate") shall be increased by the Public Utility, then, effective as of the date of each such increase in the Electric Rate or Landlord's Electricity Cost (as the case may be), the Electricity Additional Rent shall be increased in proportion to such change in the Electric Rate or Landlord's Electricity Cost, as reasonably determined by Landlord's electrical consultant ("Landlord's Consultant"), whose determination shall be binding and conclusive upon the parties, subject to the provisions of Subsection 20.03E below. Tenant acknowledges that it is anticipated that electric rates, charges, fees and/or other costs, as well as methods of or rules on billing, may be changed by virtue of time-of-day rates or other methods of billing, and that the references in this Article 20 to changes in the Electric Rate are intended to include any and all such changes.

                  F. Landlord and Tenant agree that the Submeter might be installed or become operational subsequent to the date (the "Initial Occupancy Date") that Tenant or any Person Within Tenant's Control first enters into possession of the Demised Premises. In such event, Landlord, in Landlord's sole discretion, may: (i) furnish Tenant Electricity on a "rent inclusion" basis in accordance with the provisions of Section 20.03 below for the period between the Commencement Date and such time as the Submeter shall be installed and operating; or (ii) reasonably estimate the Electricity Additional Rent payable by Tenant for the period commencing on the Initial Occupancy Date and ending on the "Occupancy Reading Date" (hereinafter defined), and Tenant shall pay to Landlord, within ten (10) days after demand therefor, the amount set forth on Landlord's estimate and, after rendition of a subsequent statement, an appropriate reconciliation shall be made for any deficiency owed by Tenant, or any overage paid by Tenant; or (iii) render a statement to Tenant after the first reading of the Submeter shall be made (the date upon which the Submeter shall be first read being herein called the "Occupancy Reading Date"), which shall be on or about the date upon which Tenant shall have commenced the conduct of Tenant's business operations in the Demised Premises, and the amount calculated based on the Submeter reading on the Occupancy Reading Date shall be determined on a per diem basis and then multiplied by the number of days from the Initial Occupancy Date through the Occupancy Reading Date to arrive at the amount due for said period, and Tenant shall pay the Electricity Additional Rent to Landlord on the basis of such Submeter reading within ten (10) days after rendition of Landlord's statement setting forth such computation.

         Section 20.03.

                  A. Notwithstanding anything to the contrary contained in the provisions of Section 20.02 above, if at any time during the Term said submeter(s) shall not then be installed or operating, or if Landlord shall elect to discontinue furnishing electricity to substantially all of the office tenants of the Building on a submetered basis, then (subject to the provisions of Section 20.05 below) Landlord shall furnish electricity to the Demised Premises in quantity equal to the Existing Capacity on a "rent inclusion" basis, and there shall be no separate charge to Tenant for such electricity.

                  B. For the purposes of this Article 20, and other provisions of this Lease:

                       (i) The term "Base Electric Charge" shall initially mean the amount of $60,733.75 (except during the period which shall begin on the Commencement Date and end on the day immediately preceding the date on which Tenant shall first occupy the Demised Premises for the purpose of conducting Tenant's business operations therein, during which period the term "Base Electric Charge" shall mean the amount of $22,085.00).

                       (ii) The term "Electric Inclusion Factor" shall mean an amount, to be included as a component of Minimum Rent, equal to the sum of the Base Electric Charge plus all increases or decreases thereto pursuant to the provisions of this Article 20; it being understood and agreed that at all times the Electric Inclusion Factor shall not be less than the amount computed by multiplying Landlord's Electricity Cost by Tenant's kilowatt hour and kilowatt demand usage as determined by the estimate of Landlord's Consultant, plus four (4%) percent of the resulting total.

                  C. Landlord and Tenant agree that, during any period in which electricity shall be furnished to the Demised Premises on a "rent inclusion" basis, the annual Minimum Rent set forth in Section 1.01 above shall be increased by an amount equal to the Base Electric Charge, as the same may be adjusted pursuant to the provisions of this Article 20. Tenant acknowledges and agrees that the Base Electric Charge currently represents the amount initially included in the Electric Inclusion Factor, and that such Base Electric Charge component of the Electric Inclusion Factor is subject to adjustment as provided herein based on Tenant's consumption and/or demand of electricity, but shall in no event be subject to reduction.

                  D. At any time, and from time to time, after Tenant shall have entered into possession of the Demised Premises or any portion thereof, and electricity shall be furnished to the Demised Premises on a "rent inclusion" basis, Landlord and Landlord's agents and consultants may survey the electrical fixtures, appliances and equipment located in or servicing the Demised Premises and Tenant's consumption and demand of electricity therein to (i) ascertain whether Tenant is complying with Tenant's obligations under this Article 20, and
(ii) determine whether the then Electric Inclusion Factor included in Minimum Rent is less or more than the Electric Inclusion Factor computed as a result of said survey, and to adjust the Electric Inclusion Factor component of Minimum Rent in accordance with the following computations:

                    (x) In the case of the first electric survey, if the cost of Tenant's electric consumption and/or demand shown by the survey shall exceed or be less than the initial Electric Inclusion Factor, then the Electric Inclusion Factor component of the Minimum Rent shall be adjusted by the amount of such excess or deficiency retroactive to the beginning of the period when electricity shall be furnished to the Demised Premises on a "rent inclusion" basis; and

                    (y) In the event of the second and subsequent surveys, if the cost of Tenant's electric consumption and/or demand shown by such survey shall exceed or be less than the then Electric Inclusion Factor, then such Electric Inclusion Factor component of Minimum Rent shall be adjusted by the amount of such excess or deficiency, effective as of the earlier of (a) the date of such survey or (b) the date on which increases or decreases in the connected power load or changes in electric consumption occurred (as reasonably determined by Landlord's Consultant).

                  E. The initial amount of each such increase or decrease shall be paid by Tenant to Landlord or shall be refunded by Landlord to Tenant within ten (10) days after the results of such survey made pursuant to Subsection 20.03D above shall be delivered to Tenant, and thereafter, such increase or decrease shall be added to or subtracted from, as the case may be, each of the monthly installments of Minimum Rent. The cost of each survey made pursuant to Subsection 20.03D above shall be borne equally by Landlord and Tenant. The determination of Landlord's Consultant as to any increase in the Minimum Rent based on such average monthly electric energy consumption and/or demand shall be conclusive and binding upon the parties from and after the delivery of a copy of such determination to Landlord and Tenant, unless, within thirty (30) days thereafter, Tenant shall dispute such determination by having an independent reputable electrical consultant, selected and paid for by Tenant ("Tenant's Consultant"), consult with Landlord or Landlord's Consultant as to said determination. If the parties or their respective consultants shall agree as to a resolution of said dispute, then such agreement shall be binding upon the parties, or if the difference between them shall be five (5%) percent or less of the determination made by Landlord's Consultant, then the determination made by Landlord's Consultant shall be binding upon the parties. If Landlord's Consultant and Tenant's Consultant shall not agree within the said five (5%) percent of each other, then Landlord's Consultant and Tenant's Consultant shall jointly select a third duly qualified independent, reputable electrical consultant who shall determine the matter and whose decision shall be binding upon both parties with the same force and effect as if a non-appealable judgment had been entered by a court of competent jurisdiction. If Landlord's Consultant and Tenant's Consultant shall not agree upon such a third electrical consultant, the matter shall be submitted to the AAA in New York City to be determined in accordance with its rules and regulations, and the decision of the arbitrators shall be binding upon the parties with the same force and effect as if a non-appealable judgment had been entered by a court of competent jurisdiction. Any charges of such third consultant or of the AAA, and all costs and expenses of either, shall be borne equally by both parties. Notwithstanding the foregoing, until such final determination, Tenant shall pay Minimum Rent to Landlord in accordance with the determination made by Landlord's Consultant. After such final determination, the parties shall promptly make adjustment for any deficiency owed by Tenant or any overage paid by Tenant.

                  F. If at any time during the Term the Electric Rate shall be increased or decreased by the Public Utility, then, effective as of the date of each such change in the Electric Rate, the Electric Inclusion Factor included in the Minimum Rent shall be increased or decreased in proportion to such change in the Electric Rate (as determined by Landlord's Consultant, whose determination shall be binding and conclusive upon the parties, subject to the provisions of Subsection 20.03E above).

                  G. At Landlord's request, the parties shall execute, acknowledge and deliver to each other a supplemental agreement in such form as Landlord shall reasonably require for the purpose of reflecting each change in the Minimum Rent under this Article 20, but each and every such change shall be effective as of the effective date described in the provision under which such change is provided for, even if such agreement shall not be executed and delivered.

         Section 20.04.

                  A. Tenant's use of electricity in the Demised Premises shall not at any time exceed the Existing Capacity. In order to ensure that the Existing Capacity is not exceeded and to avert possible adverse effect upon the Building's distribution of electricity via the Building's electric system, if at any time the total connected load of Tenant's fixtures, appliances and equipment in the Demised Premises shall equal or exceed the Existing Capacity, then Tenant shall not, without Landlord's prior consent in each instance, connect any additional fixtures, appliances or equipment to the Building's electric system, or make any alterations or additions to the electric system of the Demised Premises existing on the Commencement Date.

                  B. In the event that Tenant shall request electric energy in addition to the Existing Capacity, and if and to the extent that Landlord shall determine that such additional electric energy is available for use by Tenant without (x) resulting in allocation to Tenant of a disproportionate amount of available electric energy and (y) otherwise adversely affecting the Building or any of the other tenancies therein, then Landlord shall connect such additional electric energy to the Demised Premises, and Tenant shall pay to Landlord a charge equal to Landlord's then established reasonable connection charge for each additional amp of electric energy or portion thereof so supplied to the Demised Premises (currently anticipated to be $120.00 per amp per phase at 120/208 volts of electrical energy), in addition to the cost of installing additional risers, switches and related equipment necessary in providing such additional electric energy.

         Section 20.05.

                  A. Landlord reserves the right to discontinue furnishing electricity to Tenant in the Demised Premises at any time upon not less than sixty (60) days notice to Tenant if required by the Public Utility or any Legal Requirements, or if Landlord shall elect to discontinue furnishing electricity to substantially all of the office tenants at the Building on a submetered basis, except that if Tenant shall commence and diligently pursue to completion arrangements to obtain electricity from the Public Utility within fifteen (15) business days of receipt of Landlord's notice that Landlord intends to discontinue furnishing electricity to the Demised Premises, then Landlord shall postpone such discontinuance for a sufficient amount of time so as to allow Tenant to obtain electricity directly from the Public Utility. If Landlord exercises such right, this Lease shall continue in full force and effect and shall be unaffected thereby, except that, from and after the effective date of such discontinuance, Landlord shall not be obligated to furnish electricity to Tenant (and, if electricity shall, immediately prior to such discontinuance, have been furnished to the Demised Premises on a "rent inclusion" basis, the Minimum Rent payable under this Lease shall be reduced by an amount equal to the Electric Inclusion Factor component of such Minimum Rent).

                  B. If Landlord so discontinues furnishing electricity to Tenant, then Tenant shall, at Tenant's own cost and expense, diligently arrange to obtain electricity directly from the Public Utility. Such electricity may be furnished to Tenant by means of the then existing Building System feeders, risers and wiring, but only if and to the extent that Landlord, on a non-discriminatory basis with respect to Tenant, reasonably determines the same to be available, suitable and safe for such purpose. All meters and additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electricity directly from such Public Utility shall be: (x) if located entirely within the Demised Premises, installed and connected by Tenant, at Tenant's own cost and expense, but only after having received Landlord's prior written consent thereto, and Tenant shall thereafter maintain, repair and replace the same, as necessary, at Tenant's own cost and expense; and
(y) if located wholly or in part outside of the Demised Premises, installed, connected and thereafter maintained, repaired and replaced, as necessary, by Landlord, at Tenant's cost and expense. Only rigid conduit will be allowed in connection with any such installation.

         Section 20.06. If, pursuant to any Legal Requirement (other than the
LMEP), the amount which Landlord shall be permitted to charge Tenant for the purchase of electricity pursuant to this Article 20 shall be reduced below that which Landlord would otherwise be entitled to charge Tenant hereunder, then Tenant shall pay the difference between such amounts to Landlord as additional rent within ten (10) days after being billed therefor by Landlord, as compensation for the use of the Building's electrical distribution system unless Tenant is prohibited from doing so pursuant to applicable Legal Requirements. If any tax shall be imposed on Landlord by any federal, state or municipal authority with respect to electricity furnished to Tenant, then Tenant's pro rata share (based on consumption or demand, as shall be applicable) of such taxes shall be reimbursed by Tenant to Landlord as additional rent within ten
(10) days after being billed therefor.

         Section 20.07. If the Public Utility or any Legal Requirement shall institute or require a change in the manner in which electricity is to be furnished or paid for, and such change reasonably necessitates an appropriate modification of this Article 20, Tenant shall execute and deliver to Landlord an instrument which sets forth such modification; provided, however, that in no event shall the Minimum Rent be reduced to an amount below the amount thereof stated in Section 1.01 above. Tenant agrees to fully and timely comply with all rules and regulations of the Public Utility applicable to Tenant or the Demised Premises (subject, however, to the provisions of Section 7.03 above).

         Section 20.08. In the event that, pursuant to any of the provisions of this Article 20, any initial determinations, statements or estimates are made by or on behalf of Landlord (whether such initial determinations, statements or estimates are subject to dispute or not pursuant to the provisions of this
Article 20), Tenant shall pay to Landlord the amount(s) set forth on such initial determinations, statements or estimates, as the case may be, until subsequent determinations, statements or estimates are rendered, at which time the parties shall make adjustment for any deficiency owed by Tenant, or any overage paid by Tenant.

         Section 20.09. Notwithstanding any provisions of this Article 20 and regardless of the manner of service of electricity to the Demised Premises (whether by rent inclusion or submetering, but excluding a situation in which Tenant shall be obtaining electricity directly from the Public Utility pursuant to the provisions of Section 20.05 above), in no event shall the cost to Tenant for electricity to the Demised Premises be less than one hundred four (104%) percent of Landlord's Electricity Cost.

         Section 20.10. Any payments due hereunder for less than a calendar year at the commencement or end of the Term shall be equitably prorated. Any delay or failure by Landlord to render any bills or statements under the provisions of this Article 20 shall not prejudice Landlord's right thereunder to render such bills or statements for prior or subsequent periods. Any delay or failure by Landlord in making any request or demand for any amount payable by Tenant pursuant to the provisions of this Article 20 shall not constitute a waiver of, or in any way diminish, the continuing obligation of Tenant to make such payment. The obligations of Tenant with respect to any payment or increase, and the obligations of Landlord with respect to a refund of any overpayment, pursuant to the provisions of this Article 20 shall survive for a period of three (3) years after the expiration or sooner termination of the Term; provided Landlord shall have sent Tenant within said three (3)-year period a written notice (including the basis for such payment) or bill or statement pursuant to the provisions of this Article 20; and provided, further, however, that any action by Landlord to enforce its rights to any payment due or owing pursuant to the provisions of this Article 20 shall have been brought by Landlord no later than six (6) years after the expiration or sooner termination of the Term.

                                   ARTICLE 21
                                     BROKER

         Section 21.01. Tenant represents and warrants that Tenant has not hired, dealt with or negotiated with any broker (other than the Designated Broker) in connection with this Lease, and Tenant shall indemnify, protect, defend and hold Landlord harmless from and against any and all liability, damage, cost and expense (including reasonable attorneys' fees and disbursements) arising out of a breach of the foregoing representation and warranty. Landlord represents and warrants to Tenant that Landlord has not hired, dealt with or negotiated with any broker (other than the Designated Broker) in connection with this Lease (it being understood and agreed that mailings by Landlord to brokers with respect to Landlord's desire to lease the Demised Premises shall not be deemed a breach of the foregoing representation or warranty), and Landlord shall indemnify, protect, defend and hold Tenant harmless for and against any and all liability, damage, cost and expense (including reasonable attorneys' fees and disbursements) arising out of a breach of the foregoing representation and warranty. The provisions of this Section
21.01 shall not apply to the Designated Broker, if a Designated Broker is specified in Section 1.01. Landlord agrees to pay the Designated Broker's commission, if any, in accordance with the terms of separate agreements between Landlord and the Designated Broker.

                                   ARTICLE 22
                                  SUBORDINATION

         Section 22.01.

                  A. This Lease and all of Tenant's rights hereunder, including Tenant's rights under Section 27.01, are and shall be subject and subordinate to
(i) every Underlying Lease, the rights of the Overlandlord or Overlandlords under each Underlying Lease, all mortgages heretofore or hereafter placed on or affecting any Underlying Lease, alone or with other property, and to all advances heretofore or hereafter made under any such leasehold mortgage, and to all renewals, modifications, consolidations, replacements, substitutions, spreaders, additions and extensions of any such leasehold mortgage, and (ii) any condominium plan or declaration now or hereafter affecting the Building, and any other instruments or rules and regulations promulgated in connection therewith, and (iii) any Mortgage now or hereafter affecting the real property of which the Demised Premises form a part or any part or parts of such real property, or such real property and other property, and to each advance made or hereafter to be made under any such Mortgage and to all renewals, modifications, consolidations, replacements, substitutions, spreaders, additions and extensions of any such Underlying Lease or Leases and/or Mortgages. The subordination provisions herein contained shall be self-operative and no further instrument of subordination shall be required. Landlord reserves the right, by written notice to Tenant from Landlord, to provide that the foregoing provisions shall not apply to any or all Mortgages then being and/or thereafter to be made. In confirmation of such subordination, Tenant shall execute and deliver, within thirty (30) days of receipt, any reasonable certificate that Landlord or its successors in interest may reasonably request to confirm or effect such subordination and to confirm the terms of this Lease and the absence or existence of any default by Landlord under this Lease. Notwithstanding any provision in this Lease or any separate agreement with Tenant, Tenant covenants and agrees that Tenant shall not do any act, or refrain from doing any act, if doing such act, or refraining from doing such act, would constitute a default or breach of any Underlying Lease or Mortgage to which this Lease is subordinate, and as to which Tenant has knowledge.

                  B. Without limiting the generality of the provisions of the foregoing Subsection 22.01 A, Tenant acknowledges receipt of advice from Landlord to the effect that this Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to the lease (the "Ground Lease") dated as of July 15, 1955, between Webb & Knapp, Inc., as landlord, and 13039 Corporation, as tenant, as such lease has been amended, and as assigned by mesne assignments to Landlord with respect to the interest of the tenant thereunder, and to 405 Company, S.K. Realty Company and 715 Realty Company, collectively, with respect to the interest of the landlord thereunder (collectively, the "Ground Lessor"). Landlord represents and warrants that (i) for so long as the landlord named herein (i.e., Broadpine Realty Holding Company, Inc.) has owned the Building, the Ground Lessor has not executed and delivered to any tenant in the Building a non-disturbance agreement for such tenant's benefit, (ii) the Ground Lease is the only Underlying Lease affecting the Land and/or the Building on the date hereof, and (iii) there is no Mortgage or condominium regime affecting the Land and/or the Building on the date hereof.

         Section 22.02. This Lease may be conditionally assigned as collateral security by Landlord to a Mortgagee, which collateral assignment may provide that, without Mortgagee's prior written consent, the parties shall not (i) pay or accept the rent or additional rent under the terms of this Lease for more than one month in advance of its due date, or (ii) enter into an agreement to amend or modify this Lease if there is an unexpired term of more than one (1) year thereunder, or (iii) voluntarily surrender the Demised Premises, terminate this Lease except as expressly set forth herein, or accelerate the Term without cause, or (iv) authorize the Tenant to assign this Lease or sublet the Demised Premises or any part thereof except in the manner as provided under the terms of this Lease. Any agreement by Landlord to make, perform or furnish any capital improvements or services not related to the possession or use of the Demised Premises by Tenant, shall not be binding on any Mortgagee in the event of foreclosure or in the event that a Mortgagee enters upon the Demised Premises pursuant to any security instrument in connection with the mortgage loan. Any Mortgagee and its successor shall not be responsible for any improvements, covenants, contractual obligations or services which Landlord has agreed to make, furnish or perform for Tenant under the terms of this Lease which do not run with the Land, or, until a Mortgagee or such Mortgagee's successor (as the case may be) shall take actual possession of the Building, for the control, care or management of the Building or any waste committed on the Building by any tenant, or for any dangerous or defective condition of the Building resulting in loss or injury or death to any tenant, licensee or stranger. No security deposited by Tenant has been transferred to any Mortgagee, who will assume no liability for any security so deposited unless such security shall in fact be transferred to such Mortgagee.

         Section 22.03. Tenant agrees that, unless a Mortgagee shall elect otherwise in the case of a foreclosure of such Mortgage, or unless the Overlandlord of an Underlying Lease to which this Lease is subordinate shall elect otherwise in the case of a cancellation or a termination of such Underlying Lease, neither the cancellation nor termination of any Underlying Lease, nor any foreclosure of a Mortgage affecting the Land, Building, an Underlying Lease or the Demised Premises, nor the institution of any suit, action, summary or other proceeding against Landlord herein or any successor landlord, shall by operation of law or otherwise result in cancellation or termination of this Lease or the obligations of Tenant hereunder, and upon the request of the Overlandlord of such Underlying Lease, or the holder of such Mortgage, or the purchaser at a sale in foreclosure of such Mortgage, or other person who shall succeed to the interests of Landlord (which such Overlandlord, holder, purchaser or other person is hereafter in this paragraph referred to as "such successor in interest"), Tenant covenants and agrees to attorn to such successor in interest and recognize such successor in interest as its landlord under this Lease. Tenant agrees to execute, within thirty (30) days of receipt, an instrument in writing reasonably satisfactory to such successor in interest whereby Tenant attorns to such successor in interest upon all of the terms, covenants and conditions of this Lease on Tenant's part to be performed with the same force and effect as if such successor in interest were the landlord originally named in this Lease. Tenant further waives the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right of election to terminate this Lease or to surrender possession of the Demised Premises in the event any Underlying Lease terminates or any such mortgage is foreclosed or any such proceeding is brought by any Overlandlord or the holder of any such mortgage. So long as Tenant is not in default (after notice and the expiration of any applicable cure period provided in this Lease) with respect to any of Tenant's obligations under this Lease, Landlord shall use reasonable efforts to obtain from the Mortgagee or Overlandlord of any hereafter placed Mortgage or Underlying Lease (except the Ground Lease) affecting the Demised Premises, a so-called subordination, non-disturbance and attornment agreement.

         Section 22.04. In the event of the occurrence of any act or omission by Landlord which would give Tenant the right to terminate this Lease or claim a partial or total eviction, or make any claim against Landlord for the payment of money, Tenant will not exercise such right until Tenant has given written notice of such occurrence to (i) Landlord and (ii) each Mortgagee and the Overlandlord of any Underlying Lease, as to whom, and to the last address to which Tenant has been instructed to give such notice, and thirty (30) days shall have elapsed following the giving of such notices, during which such parties or any of them with reasonable diligence following the giving of such notice, have not commenced and continued to remedy such act or omission or to cause the same to be remedied. Nothing herein contained shall be deemed to create any rights in Tenant not specifically granted in this Lease or under any applicable provision of law, nor to obligate any such Mortgagee or Overlandlord to remedy any such act or omission.

         Section 22.05. If a Mortgagee or prospective mortgagee shall request modifications to this Lease, Tenant shall not unreasonably withhold, delay or defer Tenant's consent thereto, provided that such modifications shall not increase the obligations of Tenant hereunder by more than a de minimis amount or adversely affect the leasehold interest hereby created by more than a de minimis amount. In no event shall a requirement that the consent of any such Mortgagee or prospective mortgagee be given for any modification of this Lease or for any assignment or sublease, be deemed to materially adversely affect the leasehold interest hereby created.

                                   ARTICLE 23
                              ESTOPPEL CERTIFICATE

         Section 23.01. Tenant agrees, at anytime, and from time to time, within thirty (30) days after request by Landlord, to execute, acknowledge and deliver to Landlord, a statement in writing addressed to Landlord and/or to such other party(ies) as Landlord may designate: (i) certifying, if correct, that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (ii) stating the dates to which the Minimum Rent, additional rent and other charges have been paid, (iii) stating whether or not, to the best knowledge of the signer of such certificate, there exists any default by either party in the performance of any covenant, agreement, term, provision or condition contained in this Lease, and, if so, specifying each such default of which the signer may have knowledge, and (iv) setting forth such other information as Landlord may reasonably request concerning the terms, provisions, conditions and status of this Lease, it being intended that any such statement delivered pursuant hereto may be relied upon by Landlord or a purchaser of Landlord's interest and by any mortgagee, or prospective mortgagee, of any mortgage affecting the Building or the Land, or both, and by any Overlandlord or prospective Overlandlord under any Underlying Lease affecting the Land or Building, or both, and by any mortgagee or prospective mortgagee of any Underlying Lease. Failure of Tenant to deliver such statement within such thirty
(30) day period shall constitute a default by Tenant of its obligations hereunder.

                                   ARTICLE 24
                                LEGAL PROCEEDINGS

         Section 24.01. If Tenant or Landlord shall bring any action or suit for any relief against the other, declaratory or otherwise, arising out of this Lease or Tenant's occupancy of the Demised Premises, the parties hereto agree to and hereby waive any right to a trial by jury.

         Section 24.02. This Lease shall be governed in all respects by the laws of the State of New York. Tenant hereby specifically consents to venue in the State of New York in any action or proceeding arising out of this Lease and/or the use and occupation of the Demised Premises. If Tenant at any time during the Term shall not be a New York partnership or a New York corporation or a foreign corporation qualified to do business in New York State, Tenant shall designate, in writing, an agent located in New York County (together with such agent's address) for service under the laws of the State of New York. Tenant, by notice to Landlord, shall have the right to change Tenant's designation of such agent, provided that at all times there shall be an agent in New York County for such service. In the event of any revocation by Tenant of such agency, such revocation shall be void and have no force or effect unless and until a new agent shall have been designated for service and Tenant shall have notified Landlord thereof (together with such new agent's address). If any such agency designation shall require a filing in the office of the Clerk of the County of New York, the same shall be promptly accomplished by Tenant, at Tenant's expense, and a certified copy thereof shall thereupon be transmitted by Tenant to Landlord.

                                   ARTICLE 25
                                    SURRENDER

         Section 25.01. Tenant shall, at the expiration or sooner termination of the Term (either, as applicable, being referred to herein as the "Surrender Date"), quit and surrender to Landlord the Demised Premises, broom clean and in the condition required under this Lease, reasonable wear and tear and damage caused by fire or other casualty excepted, and shall surrender all keys for the Demised Premises to Landlord at the place then fixed for the payment of rent, and shall inform Landlord of all combinations of locks, safes and vaults, if any, located (and permitted by Landlord to remain) in the Demised Premises. Except as otherwise expressly provided elsewhere in this Lease, Tenant shall, on the Surrender Date, remove all of Tenant's property from the Demised Premises and shall immediately repair any damage to the Demised Premises caused by the installation and/or removal of such property. Any or all of such property not so removed shall, at Landlord's option, become the exclusive property of Landlord or be disposed of by Landlord, at Tenant's cost and expense, without further notice to or demand upon Tenant, and without any liability to Tenant, in connection therewith.

         Section 25.02.

                  A. If the Demised Premises shall not be surrendered as and when aforesaid, Tenant shall pay to Landlord as use and occupancy for each month or fraction thereof during which Tenant continues to occupy the Demised Premises from and after the Surrender Date (the "Continued Occupancy Period") an amount of money (the "Occupancy Payment") equal to one hundred fifty (150%) percent of one twelfth (1/12) of the Minimum Rent and additional rent payable by Tenant during the immediately preceding twelve (12) months. Tenant shall make the Occupancy Payment, without notice or previous demand therefor, on the first day of each and every month during the Continued Occupancy Period.

                  B. In addition to making all required Occupancy Payments, Tenant shall, in the event of Tenant's failure to surrender the Demised Premises on the Surrender Date as and in the manner aforesaid, also indemnify and hold Landlord harmless from and against any and all cost, expense, damage, claim, loss or liability resulting from any delay or failure by Tenant in so surrendering the Demised Premises, including any consequential damages suffered by Landlord and any claims made by any succeeding occupant founded on such delay or failure, and any and all reasonable attorneys' fees, disbursements and court costs incurred by Landlord in connection with any of the foregoing.

                  C. The receipt and acceptance by Landlord of all or any portion of the Occupancy Payment shall not be deemed a waiver or acceptance by Landlord of Tenant's breach of Tenant's covenants and agreements under this
Article 25, or a waiver by Landlord of Landlord's right to institute any summary holdover proceedings against Tenant, or a waiver by Landlord of Landlord's rights to enforce any of Landlord's rights, or pursue any of Landlord's remedies against Tenant in such event as provided for in this Lease or under law.

         Section 25.03. It is expressly understood and agreed that there can be no extension of the Term unless said extension is reduced to writing and agreed to by Landlord. No verbal statement or unsigned writing shall be deemed to extend the Term, and Tenant hereby agrees that any improvements Tenant shall make to the Demised Premises in reliance upon any extension of the Term given orally or by an unsigned writing shall be at Tenant's peril.

         Section 25.04. If the last day of the Term shall fall on a Saturday, Sunday or legal holiday, the term of this Lease shall expire on the business day immediately succeeding such date.

         Section 25.05. Tenant expressly waives, for itself and for any person claiming by, through or under Tenant, any rights which Tenant or any such persons may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules, and of any successor law of like import then in force, in connection with any summary holdover proceedings which Landlord may institute to enforce the provisions of this Article 25.

         Section 25.06. Each and every one of Tenant's obligations set forth in this Article 25 (including the indemnity) shall survive the expiration or other termination of the Term.

                                   ARTICLE 26
                              RULES AND REGULATIONS

         Section 26.01. Tenant, and all Persons Within Tenant's Control, shall faithfully observe and comply with: (i) all of the rules and regulations set forth in Exhibit "F" annexed hereto and made a part hereof, and (ii) such additional rules and regulations as Landlord hereafter at any time or from time to time may reasonably make and may communicate in writing to Tenant, which, in the judgment of Landlord, shall be necessary or desirable for the reputation, safety, care or appearance of the Building and the Building Systems, or the preservation of good order therein, or the operation or maintenance of the Building and Building Systems, or the comfort of tenants or others in the Building; provided, however, that in the case of any conflict between the provisions of this Lease and any such rules or regulations, the provisions of this Lease shall control, and provided further that nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the rules and regulations or the terms, covenants or conditions in any other lease as against any other tenant, and provided further that Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors, invitees, subtenants or licensees. In the event that Tenant shall dispute the reasonableness of any additional rule or regulation hereafter made or adopted by Landlord or Landlord's agents, the parties hereto agree to submit the question of the reasonableness of such rule or regulation for decision to the Chairman of the Board of Directors of the Management Division of The Real Estate Board of New York, Inc., or to such impartial person or persons as he may designate, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional rule or regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice in writing upon Landlord within thirty (30) days after the giving of notice of the making of the rule or regulation to Tenant. Notwithstanding the foregoing, Landlord agrees not to enforce the rules and regulations against Tenant in a discriminatory manner and to use commercially reasonable efforts to enforce compliance by other tenants in the Building with the rules and regulations contained in their respective leases to the extent that the failure of Landlord to enforce such compliance shall have a material adverse impact on Tenant with respect to Tenant's use of, and access to, the Demised Premises.

                                   ARTICLE 27
                                  PERSONS BOUND

         Section 27.01. The covenants, agreements, terms, provisions and conditions of this Lease shall bind and inure to the benefit of the respective heirs, distributees, executors, administrators, successors, assigns and legal representatives of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of Article 10 shall operate to vest any rights in any successor, assignee or legal representative of Tenant, and that the provisions of this Article 27 shall not be construed as modifying the conditions of limitation contained in Articles 14 and 15. The term "Landlord" as used in this Lease shall mean the Landlord at the particular time in question, and it is agreed that the covenants and obligations of Landlord under this Lease shall not be binding upon Landlord herein named or any subsequent landlord with respect to any period subsequent to the transfer of its interest under this Lease by operation of law or otherwise. In the event of any such transfer, the transferee shall be deemed to have assumed (subject to this Article 27) the covenants and obligations of Landlord under this Lease, and Tenant agrees to look solely to the transferee for the performance of the obligations of Landlord hereunder, but only with respect to the period beginning with such transfer and ending with a subsequent transfer of such interest. A lease of Landlord's interest shall be deemed a transfer within the meaning of this Article 27.

         Section 27.02. Notwithstanding anything to the contrary provided in this Lease, Tenant agrees that there shall be no personal liability on the part of Landlord's principals, partners, members, shareholders, directors or officers arising out of any default by Landlord under this Lease, and that Tenant (and any person claiming by, through or under Tenant) shall look solely to the equity interest of Landlord in and to the Land and the Building or the leasehold estate of Landlord, and the rents therefrom and the proceeds of any sale thereof, for the enforcement and satisfaction of any defaults by Landlord hereunder, and that Tenant shall not enforce any judgment or other judicial decree requiring the payment of money by Landlord, against any other property or assets of Landlord, and at no time shall any other property or assets of Landlord, or Landlord's principals, partners, members, shareholders, directors or officers, be subject to levy, execution, attachment or other enforcement procedure for the satisfaction of Tenant's (or such person's) remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Demised Premises; such exculpation of personal liability to be absolute and without any exception.

                                   ARTICLE 28
                                     NOTICES

         Section 28.01. In order for the same to be effective, each and every notice, request or demand permitted or required to be given by the terms and provisions of this Lease, or by any Legal Requirement, either by Landlord to Tenant or by Tenant to Landlord (any of the foregoing being referred to in this Article 28 as a "Notice"), shall be given in writing, in the manner provided in this Section 28.01, unless expressly provided otherwise elsewhere in this Lease. In the case of Notices given by Landlord to Tenant, any such Notice shall be deemed to have been served and given by Landlord and received by Tenant, on the third business day following the date on which Landlord shall have deposited such Notice by registered or certified mail enclosed in a securely closed postpaid wrapper, in a United States general or branch post office facility ("Post Office"), addressed to Tenant at the Demised Premises (or before Tenant has moved its offices to the Demised Premises, addressed to Tenant at its address as stated on the first page of this Lease). In the case of Notices given by Tenant to Landlord, any such Notice shall be deemed to have been served and given by Tenant and received by Landlord on the third business day following the date on which Tenant shall have deposited such Notice (and any required copies thereof) by registered or certified mail enclosed in securely closed postpaid wrapper in a Post Office addressed to Landlord as follows: Broadpine Realty Holding Company, Inc., c/o J.P. Morgan Investment Management Inc., 522 Fifth Avenue, New York, New York 10036, Attention: Ms. Anne S. Pfeiffer, with a copy to Silverstein Properties, Inc., 120 Broadway, New York, New York 10271,
Attention: Ms. Catherine Giliberti and with an additional copy to: Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038, Attention: Brian Diamond, Esq., and with copies thereof mailed as aforesaid to parties designated in accordance with Section 22.04. Notices may also be given by telegram or telecopy or by nationally recognized overnight air courier with receipted delivery or by hand delivery, each effective upon receipt. Either party may, by notice as aforesaid, designate a different address or addresses for Notices.

         Section 28.02. Notices may be given on behalf of Landlord by the managing agent for the Building, which currently is Silverstein Properties, Inc.

                                   ARTICLE 29
                               PARTNERSHIP TENANT

         Section 29.01. If Tenant is a partnership (or is comprised of two (2) or more persons, individually and as co-partners of a partnership) or if Tenant's interest in this Lease shall be assigned to a partnership (or to two
(2) or more persons, individually and as co-partners of a partnership) pursuant to Article 10 (any such partnership and such persons being referred to in this Article as "Partnership Tenant"), the following provisions of this Section 29.01 shall apply to such Partnership Tenant: (i) the liability of each of the parties comprising Partnership Tenant (other than limited partners) shall be joint and several, (ii) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by, any written instrument which may hereafter be executed changing, modifying or discharging this Lease, in whole or in part, or surrendering all or any part of the Demised Premises to Landlord, and by any notices, demands, requests or other communications which may hereafter be given by Partnership Tenant or by any of the parties comprising Partnership Tenant, (iii) any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of the parties comprising Partnership Tenant (other than limited partners) in the manner set forth in Article 28 above shall be binding upon Partnership Tenant and all such parties (other than limited partners), (iv) if Partnership Tenant shall admit new partners (other than limited partners), all of such new partners (other than limited partners) shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be thereafter observed and performed, (v) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners (other than limited partners), and, upon demand of Landlord, shall cause each such new partner (other than limited partners) to execute and deliver to Landlord an agreement in form reasonably satisfactory to Landlord, wherein each such new partner (other than limited partners) shall assume performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be thereafter observed and performed (but neither Landlord's failure to request any such agreement nor the failure of any such new partner (other than limited partners) to execute or deliver any such agreement to Landlord shall vitiate the provisions of clause (iv) of this
Section 29.01), and (vi) upon Landlord's request, Partnership Tenant shall deliver to Landlord a list of the names of all partners and their current residential addresses.

         Section 29.02. If any partner in Tenant is or shall be a professional corporation, Tenant agrees to cause such professional corporation and each individual shareholder thereof to execute such guaranties and other instruments, agreements or documents as Landlord may reasonably request confirming that such individual shareholder shall have the same obligations and liability under this Lease as such shareholder would have had if he, and not such professional corporation, were a partner in Tenant.

         Section 29.03. Tenant and each of the partners/shareholders of Tenant hereby waive any requirements of law that may require that Landlord first look to the assets of Tenant for recovery of any monies due hereunder, it being the intention of the parties hereto that Landlord may, at Landlord's election, proceed against the assets of Tenant and/or the assets of the individual partners/shareholders of Tenant, in the manner described in the next sentence. Landlord shall have the right to institute legal actions against the individual partners/shareholders of Tenant at the same time that Landlord proceeds against Tenant; provided, however, that Landlord shall not levy judgment against the assets of the individual partners/shareholders until such time that Landlord shall reasonably determine that the assets of Tenant are likely to be inadequate to satisfy such judgment as may be obtained by Landlord. The provisions of this
Section 29.03 are not intended to mean that Landlord shall have limited or waived its rights to any other available remedies hereunder or under applicable law as to Tenant, including the right to look to the assets of Tenant for recovery of any monies due hereunder.

         Section 29.04. The partners/shareholders of Tenant hereby consent and submit to the venue of any court of record of New York State located in New York County, or of the United States District Court for the Southern District of New York, and agree that service of process in any action or proceeding brought by Landlord may be made upon any or all of the partners/shareholders of Tenant by mailing a copy of the summons to such partner(s)/shareholder(s) either at their respective addresses or at the Demised Premises, by registered or certified mail, return receipt requested. Notwithstanding the foregoing, the residence of any partner/shareholder of Tenant shall not be a basis for a choice of venue or for a motion by a partner/shareholder of Tenant for transfer of venue or forum non conveniens pursuant to any rule of common law and/or any applicable state of federal provision or statute, and each partner/shareholder of Tenant and Tenant hereby waives the right to choose venue or to move for transfer of venue or forum non conveniens on the grounds that an individual partner/shareholder of the Tenant resides in a particular jurisdiction.

         Section 29.05. References in this Article 29 to the shareholders of Tenant shall be deemed to refer only to the shareholders of a professional corporation.

                                   ARTICLE 30
                           NO WAIVER; ENTIRE AGREEMENT

         Section 30.01. The failure of the Landlord to enforce Landlord's rights for violation of, or to insist upon the strict performance of any covenant, agreement, term, provision or condition of this Lease, or any of the rules and regulations, shall not constitute a waiver thereof, and Landlord shall have all remedies provided herein and by applicable law with respect to any subsequent act which would have originally constituted a violation. The receipt by Landlord of Minimum Rent and/or additional rent with knowledge of the breach of any covenant, agreement, term, provision or condition of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by Landlord. Except as may be expressly provided for in this Lease, no provision of this Lease shall be deemed to have been waived by Tenant unless such waiver is in writing and signed by Tenant. The remedies provided in this Lease shall be cumulative and shall not in any way abridge, modify or preclude any other rights or remedies to which Landlord may be entitled under this Lease, at law or in equity. Without limiting the generality of the foregoing, Tenant expressly agrees that, upon the occurrence of an Event of Default, Landlord shall be entitled to exercise all of the rights set forth in Article 15 above (including the right to terminate this Lease), notwithstanding that this Lease provides that Landlord may cure the default or otherwise perform the obligation of Tenant which gave rise to such Event of Default, and regardless of whether Landlord shall have effected such cure or performed such obligation. The receipt and retention by Landlord of Minimum Rent or additional rent from any person other than Tenant shall not be deemed a waiver by Landlord of any breach by Tenant or any covenant, agreement, term, provision or condition herein contained, or the acceptance of such other person as a tenant, or a release of Tenant from the further performance of the covenants, agreements, terms, provisions and conditions herein contained.

         Section 30.02. This Lease, with the schedules, riders and exhibits, if any, annexed hereto, contains the entire agreement between Landlord and Tenant, and any agreement heretofore made with respect to the subject matter hereof shall be deemed merged herein. Any agreement hereafter made between Landlord and Tenant shall be ineffective to change, modify, waive, release, discharge, terminate or effect a surrender or abandonment of this Lease, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement is sought. All of the schedules, riders and exhibits, if any, annexed hereto are incorporated herein and made a part hereof as though fully set forth herein. If Tenant shall have any right to an extension or renewal of the Term, or any right to lease other space from Landlord, Landlord's exercise of Landlord's right to terminate this Lease shall operate, ipso facto, to terminate such renewal, extension or right to lease other space from Landlord, whether or not theretofore exercised by Tenant. Any option on the part of Tenant herein contained for an extension or renewal hereof shall not be deemed to give Tenant any option for a further extension beyond the first renewal or extended term. No option or right granted to Tenant under this Lease to terminate, extend, or make any other election, shall be exercisable or valid during such time as Tenant shall be in default (after notice and the expiration of any applicable cure period provided in this Lease) with respect to any of Tenant's obligations under this Lease.

         Section 30.03. No act or thing done by Landlord or Landlord's agents during the Term shall be deemed an acceptance of a surrender of the Demised Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord or its authorized agent. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the Demised Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of this Lease or a surrender of the Demised Premises. In the event that Tenant at any time shall desire to have Landlord sublet the Demised Premises for Tenant's account, Landlord or Landlord's agents are authorized to receive said keys for such purposes without releasing Tenant from any of Tenant's obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage, to any of Tenant's property in connection with such subletting.

                                   ARTICLE 31
                                  MISCELLANEOUS

         Section 31.01. Tenant represents that Tenant has inspected the Demised Premises, and (except as may be otherwise expressly set forth elsewhere in this Lease) agrees to take same in its existing condition "as is" and "where is" at the commencement of the term of this Lease. The taking of possession of the Demised Premises by Tenant shall be deemed conclusive evidence that (except as may be otherwise expressly set forth elsewhere in this Lease) Tenant accepts the same "as is" and "where is", and that the Demised Premises and the Building are in good and satisfactory condition, but nothing contained in this Section 31.01 shall be construed as a waiver by Tenant of Landlord's obligations to perform such Repairs as Landlord shall otherwise be required to perform pursuant to the provisions of this Lease or to complete such incomplete portions of any work as Landlord may be required to complete pursuant to Article 2 above. Tenant agrees that neither Landlord, nor any broker, agent, employee or representative of Landlord nor any other party, has made, and Tenant does not rely on, any representations, warranties or promises with respect to the Building, the Land, the Demised Premises or this Lease, except as expressly set forth in this Lease, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in Section 1.02 and Section 13.02 of this Lease. Landlord makes no representation as to the design, construction, development or use of the Land or Building, except as may be expressly set forth in this Lease.

         Section 31.02. The Table of Contents and Article headings of this Lease are included for convenience only, and shall not limit or define the meaning or content hereof. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons may require. The terms "herein," "hereof' and "hereunder," and words of similar import, shall be construed to refer to this Lease as a whole, and not to any particular Article or Section, unless expressly so stated. The term "and/or", when applied to two or more matters or things, shall be construed to apply to any one or more or all thereof as the circumstances warrant at the time in question. The term "person" shall mean any natural person or persons, a partnership, a corporation, and any other form of business or legal association or entity, unless expressly otherwise stated. An "affiliate" of Tenant shall mean any person which controls or is controlled by, or is under common control with, Tenant, with the word "control" (and, correspondingly, "controlled by" and "under common control with"), as used with respect to any person, meaning the possession of the power to direct or cause the direction of the management and policies of such person. The rule of "ejusdem generis" shall not apply in or to the construction of any term of this Lease.

         Section 31.03. If the term "Tenant", as used in this Lease, refers or shall refer to more than one person, then, as used in this Lease, said term shall be deemed to include all of such persons or any one of them. If any of the obligations of Tenant under this Lease is or shall be guaranteed, the term "Tenant" as used in Article 14 shall be deemed to mean the Tenant and the guarantor, or either of them. If this Lease shall have been assigned, then for purposes of Article 14, the term "Tenant" shall be deemed to mean either assignor or assignee. The term "Tenant" shall mean the Tenant herein named or any assignee or other successor in interest (immediate or remote) of the Tenant herein named, which at the time in question is the owner of the Tenant's estate and interest granted by this Lease; but the foregoing provisions of this Section
31.03 shall not be construed to permit any assignment of this Lease or to relieve the Tenant herein named or any assignee or other successor in interest (whether immediate or remote) of the Tenant herein named from the full and prompt payment, performance and observance of each and every one of the covenants, obligations and conditions to be paid, performed and observed by Tenant under this Lease.

         Section 31.04. If any portion of the Building shall be sold or transferred by Landlord in a transaction in the nature of a condominium, Landlord may, by notice to Tenant, elect to increase Tenant's Tax Share under this Lease by dividing the prior Tenant's Tax Share by the percentage that the assessed valuation of the tax lot which includes the Demised Premises for the first year of changed ownership bears to the total of the assessed valuations of all new tax lots which comprised the single tax lot which included the Demised Premises during the preceding Year, and base period amounts shall be reduced by multiplying the amount thereof theretofore in effect by the same percentage, and affected computations under Subsection 19.03A shall be apportioned, but in no event shall Tenant's Tax Payment following such sale or transfer exceed the amount that such Tax Payment, as the case may be, would have been had the Building remained as a single unit and Tenant's Tax Share not been recalculated.

         Section 31.05. Landlord and Tenant, any subtenant, and any guarantor of Tenant's obligations under this Lease, hereby expressly consent to the venue of the Civil Court of the City of New York and the Supreme Court of the State of New York with respect to any action or proceeding between Landlord and Tenant or such party with respect to this Lease or any rights or obligations of either party pursuant to this Lease, and each of such subtenant, guarantor, Landlord and Tenant agrees that venue shall lie in New York County. Tenant and any subtenant further waive any and all rights to commence any such action or proceeding against Landlord before any other court.

         Section 31.06. The submission of this Lease to Tenant shall not be construed as an offer, nor shall Tenant have any rights with respect thereto or the Demised Premises, unless and until Landlord and Tenant shall each have executed a counterpart of this Lease and delivered the same to the other. Until such execution and delivery, any action taken or expense incurred by Tenant in connection with this Lease or the Demised Premises shall be solely at Tenant's own risk and account.

         Section 31.07. Neither this Lease nor any memorandum thereof shall be recorded.

         Section 31.08. This Lease shall be governed exclusively by (i) the provisions hereof, without the aid of any canon, custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provision in question, and (ii) the internal laws of the State of New York as the same may from time to time exist, without giving effect to the principles of conflicts of laws.

         Section 31.09. There shall be no merger of this Lease, or the leasehold estate created by this Lease, with any other estate or interest in the Demised Premises, or any part thereof, by reason of the fact that the same person may acquire or own or hold, directly or indirectly, (i) this Lease or the leasehold estate created by this Lease, or any interest in this Lease or in any such leasehold estate, and (ii) any such other estate or interest in the Demised Premises or any part thereof, and no such merger shall occur unless and until all persons having an interest (including a security interest) in (a) this Lease or the leasehold estate created by this Lease and (b) any such other estate or interest in the Demised Premises, or any part thereof, shall join in a written instrument effecting such merger and shall duly record the same.

         Section 31.10. If Tenant is a corporation, each person executing this Lease on behalf of Tenant hereby covenants, represents and warrants that Tenant is a duly incorporated or duly qualified (if foreign) corporation and is authorized to do business in the State of New York (a copy of evidence thereof to be supplied to Landlord upon request); and that each person executing this Lease on behalf of Tenant is an officer of Tenant, and that he is duly authorized to execute, acknowledge and deliver this Lease to Landlord (a copy of a resolution to that effect to be supplied to Landlord upon request).

         Section 31.11. Except as otherwise expressly provided in this Lease, the terms "Landlord shall have no liability to Tenant", or "the same shall be without liability to Landlord", or "without incurring any liability to Tenant therefor", or words of similar import, shall mean that Tenant shall not be entitled to terminate this Lease, or to claim actual or constructive eviction (partial or total), or to receive any abatement or diminution of rent, or to be relieved in any manner of any of Tenant's other obligations hereunder, or to be compensated for loss or injury suffered, or to enforce any other right or kind of liability whatsoever against Landlord under or with respect to this Lease or with respect to Tenant's use or occupancy of the Demised Premises.

         Section 31.12. If, under the terms of this Lease, Tenant shall be obligated to pay to Landlord any amount (other than Minimum Rent), and no payment period therefor is specified, Tenant shall pay to Landlord the amount due within ten (10) Business Days following delivery of a bill therefor.

         Section 31.13. Except as otherwise expressly provided herein, all bills, invoices or statements rendered to Tenant pursuant to the terms of this Lease shall be deemed binding and conclusive if, within thirty (30) days of receipt of the same, Tenant fails to notify Landlord, in writing, of Tenant's intention to dispute such bill, invoice or statement.

         Section 31.14. Time shall be of the essence with respect to the exercise of any option granted to Tenant pursuant to this Lease.

         Section 31.15. Notwithstanding anything to the contrary contained in this Lease, during the continuance of any default by Tenant (after notice and the expiration of any applicable cure period provided in this Lease) with respect to any of Tenant's obligations under this Lease, Tenant shall not be entitled to exercise any rights or options or to receive any funds or proceeds being held by Landlord under or pursuant to this Lease.

         Section 31.16. If any sales or other tax shall be due or payable with respect to any cleaning or other service which Tenant obtains or contracts for directly from any third party or parties, Tenant shall file any required tax returns and shall pay any such tax, and Tenant shall indemnify and hold Landlord harmless from and against any loss, damage or liability suffered or incurred by Landlord by reason thereof.

         Section 31.17. Tenant acknowledges that Tenant has no rights to any development rights, "air rights" or comparable rights appurtenant to the Land and the Building, and consents, without further consideration, to any utilization of such rights by Landlord, and agrees to promptly execute and deliver any instruments which may be reasonably requested by Landlord, including instruments merging zoning lots, evidencing such acknowledgment and consent. The provisions of this Section 31.17 shall be deemed to be and shall be construed as an express waiver by Tenant of any interest Tenant may have as a "party in interest" (as such quoted term is defined under the definition of "Zoning Lot" in Section 12-10 of the Zoning Resolution of the City of New York) in the Land and/or the Building.

         Section 31.18. This Lease shall not be deemed or construed to create or establish any relationship of partnership or joint venture or similar relationship or arrangement between Landlord or Tenant.

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                                   ARTICLE 32
                       INABILITY TO PERFORM; SEVERABILITY

         Section 32.01. This Lease and the obligation of Tenant to pay Minimum Rent and additional rent hereunder, and to perform and comply with all of the other covenants and agreements hereunder on the part of Tenant to be performed or complied with, shall in no way be affected, impaired or excused because of Landlord's delay or failure to perform or comply with any of the covenants and agreements hereunder on the part of Landlord to be performed or complied with, or to furnish any service or facility, for reasons beyond the reasonable control of Landlord, including strikes, lock-outs or labor problems, governmental preemption, or by reason of any Legal Requirements, or by reason of the conditions of supply and demand which have been or shall be affected by war or other emergency, except as otherwise expressly set forth in this Lease.

         Section 32.02. If any provision of this Lease or the application thereof to any person or circumstance shall be determined by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of this Lease or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby, and shall be valid and enforceable to the fullest extent permitted by law.

         Section 32.03. Each covenant, agreement, obligation and/or other provision of this Lease on Tenant's part to be performed shall be deemed and construed as a separate and independent covenant of Tenant, and not dependent on any other provision of this Lease, except as otherwise expressly set forth in this Lease.

                                   ARTICLE 33
                                    SECURITY

         Section 33.01. Upon the execution of this Lease, Tenant shall deposit with Landlord the Security Deposit Amount, as security for the faithful performance and observance by Tenant of all of the covenants, agreements, terms, provisions and conditions of this Lease. Tenant agrees that, if Tenant shall default (after notice and the expiration of any applicable cure period provided in this Lease) in respect of any of the covenants, agreements, terms, provisions and conditions of this Lease, including the payment of the Minimum Rent and additional rent, Landlord may use, apply or retain the whole or any part of the security being held by Landlord (the "Security") to the extent required for the payment of any Minimum Rent and additional rent, or any other payments as to which Tenant shall be in default or for any monies which Landlord may expend or may be required to expend by reason of Tenant's default (after notice and the expiration of any applicable cure period provided in this Lease) in respect of any of the covenants, agreements, terms, provisions and conditions of this Lease, including any damages or deficiency in the reletting of the Demised Premises as set forth in Article 15 of this Lease, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. Landlord shall not be required to so use, apply or retain the whole or any part of the Security so deposited, but if the whole or any part thereof shall be so used, applied or retained, then Tenant shall, upon demand, promptly deposit with Landlord an amount in cash equal to the amount so used, applied or retained, so that Landlord shall have the entire Security on hand at all times during the Term. In the event that Tenant shall filly and faithfully comply with all of the terms, provisions, covenants, agreements and conditions of this Lease, the Security shall be returned to Tenant within thirty (30) days after the Expiration Date and delivery of exclusive possession of the Demised Premises to Landlord. In the event of any making or assignment of any Underlying Lease or upon a conveyance of the Building: (i) Landlord shall have the right to transfer the Security to the assignee or lessee or transferee, (ii) Landlord shall thereupon be released by Tenant from all liability for the return of such Security, and (iii) Tenant agrees to look solely to Landlord's successor for the return of said Security; it being agreed that the provisions hereof shall apply to every transfer or assignment made of the Security to a new Landlord. Tenant further covenants that Tenant will not assign or encumber or attempt to assign or encumber the monies deposited herein as Security, and that neither Landlord nor Landlord's successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

         Section 33.02. Landlord agrees to place the Security in an interest-bearing account, and, unless disbursed or applied by Landlord as provided in Section 33.01 above, the interest earned thereon (less an amount equal to one (I%) percent of the Security, which may be retained by Landlord each year as compensation for management and administration of said account) shall, in Landlord's discretion: (i) be added to the Security Deposit Amount as additional security, and shall be held and/or disbursed in accordance with the provisions of said Section 33.01, or (ii) be disbursed annually to Tenant when Landlord shall generally make such distributions to tenants in the Building, but only if Tenant shall not be then in default (beyond notice and the expiration of any applicable cure period provided in this Lease) with respect to any of Tenant's obligations under this Lease.

         Section 33.03.

                  A. Notwithstanding anything to the contrary contained in
Section 33.01 above, in lieu of a cash security deposit, Tenant may deliver to Landlord a clean, irrevocable, transferable and unconditional letter of credit (the "Letter of Credit") issued by and drawn upon a commercial bank (hereinafter referred to as the "Issuing Bank") which shall be a member bank of the New York Clearinghouse Association (or, in the alternative, which shall have offices for banking purposes in the Borough of Manhattan and shall have a net worth of not less than $100,000,000, with appropriate evidence thereof to be submitted by Tenant), which Letter of Credit shall: (i) have a term of not less than one year, (ii) be in the form annexed hereto as Exhibit "K", (iii) be for the benefit of Landlord, (iv) be in the amount of $66,255.00, (v) except as otherwise provided in this Section 33.03, conform and be subject to Uniform Customs and Practice for Documentary Credits, 1993 Revision, ICC Publication No. 500 (or any revision thereof or successor thereto), (vi) be fully transferable by Landlord without any fees or charges therefor (or, if the Letter of Credit shall provide for the payment of any transfer fees or charges, the same shall be paid by Tenant as and when such payment shall be requested by the Issuing Bank),
(vii) provide that Landlord shall be entitled to draw upon the Letter of Credit upon presentation to the Issuing Bank of a sight draft accompanied by Landlord's written statement, signed by a person purporting to be one of Landlord's authorized officers, partners or agents, that Landlord is then entitled to draw upon the Letter of Credit pursuant to the terms of this Lease, and (viii) provide that the Letter of Credit shall be deemed automatically renewed, without amendment, for consecutive periods of one year each year thereafter during the entire Term of this Lease and for a period of thirty (30) days thereafter, unless the Issuing Bank shall send notice (the "Non-Renewal Notice") to Landlord by registered mail, return receipt requested, not less than sixty (60) days next preceding the then expiration date of the Letter of Credit that the Issuing Bank elects not to renew such Letter of Credit, in which case Landlord shall have the right, by sight draft on the Issuing Bank, to receive the monies represented by the then existing Letter of Credit, and to hold and/or disburse such proceeds pursuant to the terms of Section 33.01 above as cash security. If Landlord shall fail, for any reason whatsoever, to draw upon the Letter of Credit within said sixty (60) day period, and the Letter of Credit shall expire prior to the thirtieth (30th) day following the Expiration Date of the Term of this Lease, then Tenant shall, upon demand, immediately deposit with Landlord the Security Deposit Amount in cash or furnish Landlord with a replacement Letter of Credit (which shall comply with all of the conditions set forth in the immediately preceding sentence), so that Landlord shall have the entire Security on hand at all times during the Term and for a period of thirty (30) days thereafter. Tenant acknowledges and agrees that the Letter of Credit shall be delivered to Landlord as security for the faithful performance and observance by Tenant of all of the covenants, agreements, terms, provisions and conditions of this Lease, and that Landlord shall have the right to draw upon the entire Letter of Credit in any instance in which Landlord would have the right to use, apply or retain the whole or any part of any cash security deposited with Landlord pursuant to Section 33.01 above.

                  B. In the event that Tenant shall elect to furnish the Letter of Credit in lieu of cash security: (i) all references to "Security" in Section
33.01 above shall be deemed to refer to the Letter of Credit, or any proceeds thereof as may be drawn upon by Landlord, and (ii) the provisions of Section
33.02 above shall apply only to such Letter of Credit proceeds (if any) as may be drawn and held by Landlord.

                                   ARTICLE 34
                                 RENEWAL OPTION

         Section 34.01. Tenant shall have an option (the "Renewal Option") to extend the term of this Lease for a single renewal term of five (5) years (the "Renewal Term"), which shall commence at noon on the Expiration Date and shall expire at noon on the fifth (5th) anniversary of the Expiration Date or such earlier date upon which this Lease may be terminated as herein provided. The Renewal Option may be exercised by Tenant giving Landlord written notice (the "Renewal Notice") of Tenant's intention to renew this Lease pursuant to this
Article 34 not later than two hundred seventy (270) days prior to the Expiration Date, and not earlier than fifteen (15) months prior to the Expiration Date, and such Renewal Notice shall be deemed properly given only if, on the date that Tenant shall exercise the Renewal Option (the "Exercise Date"): (i) this Lease shall not have been previously terminated or canceled, (ii) Tenant and Related Corporations shall be in occupancy of at least fifty-one (51%) percent of the Demised Premises, and (iii) Tenant shall not be in breach or default of any of the obligations of Tenant under this Lease (beyond notice and the expiration of any applicable cure period provided in this Lease). Time shall be strictly of the essence with respect to the giving of the Renewal Notice by Tenant to Landlord. Notwithstanding anything to the contrary contained in this Section 34.01, if, subsequent to the Exercise Date but prior to the commencement of the Renewal Term: (x) Tenant and Related Corporations shall not be in occupancy of at least fifty-one (51%) percent of the Demised Premises, or (y) Tenant shall be in breach or default of any of the obligations of Tenant under this Lease (beyond notice and the expiration of any applicable cure period provided in this Lease), then Landlord, in Landlord's sole and absolute discretion, may elect, by written notice to Tenant, to void Tenant 's exercise of the Renewal Option, in which case Tenant's exercise of the Renewal Option shall be of no force or effect, and the Term shall end on the Expiration Date of the initial term of this Lease, unless sooner canceled or terminated pursuant to the provisions of this Lease or by law.

         Section 34.02. If Tenant shall exercise the Renewal Option in accordance with the provisions of this Article 34, then this Lease shall be extended for the Renewal Term upon all of the terms, covenants and conditions contained in this Lease, except that: (i) during the Renewal Term, the Minimum Rent shall be the fair annual market rental value (the "Market Value Rent") of the Demised Premises on the Expiration Date, determined as provided in Section
34.03 below, but in no event less than the Minimum Rent in effect on the Expiration Date, (ii) during the Renewal Term, the Base Tax Amount and the Base Operating Year shall be adjusted to reflect the tax and operating expense base years during the last year of the original Term, (iii) from and after the Exercise Date (but subject to the provisions of the last sentence of Section
34.01 above), all references to "Expiration Date" shall be deemed to refer to the last day of the Renewal Term, and all references to "Term" shall be deemed to include the Renewal Term, (iv) Tenant shall have no further right or option to renew this Lease or the term hereof, and (v) all provisions of this Lease concerning the performance by Landlord of any work, and the grant by Landlord of any monetary contribution, rent abatement or rent credit, in connection with Tenant's initial occupancy of the Demised Premises shall be deemed deleted and, unless already taken into account in the determination of the Market Value Rent, during the Renewal Term, Landlord shall provide Tenant such rental abatements and construction allowances customarily being granted by landlords at such times in comparable Class A office buildings in Downtown Manhattan to tenants entering into leases of the size of the Demised Premises for a five (5) year term.

         Section 34.03.

                  A. The term "Market Value Rent" shall mean the annual fair market rental value of the Demised Premises as of the Determination Date (as hereinafter defined), taking into consideration the value of such rental abatements and construction allowances customarily being granted by landlords at such times in comparable Class A office buildings in Downtown Manhattan to tenants entering into leases of the size of the Demised Premises for a five (5) year term, but in no event less than the Minimum Rent payable by Tenant in the twelve-month period immediately prior to the Expiration Date of the initial term of this Lease. In addition, commencing on the first day of the Renewal Term, Tenant shall pay, as additional rent, in addition to the escalation payments provided for under this Lease, such other types of escalation payments which Landlord shall be then charging tenants under other leases, or shall be then requiring in other offers for leases, in the Building. For purposes hereof, the "Determination Date" shall mean the date which shall occur two hundred seventy
(270) days prior to the Expiration Date.

                  B. The initial determination of Market Value Rent shall be made by Landlord. Landlord shall give notice (the "MVR Notice") to Tenant of Landlord's initial determination of the Market Value Rent within sixty (60) days following the Determination Date. Such initial determination of Market Value Rent shall be final and binding in fixing the Market Value Rent, unless, within sixty (60) days after Landlord shall have given MVR Notice to Tenant, Landlord shall receive a notice from Tenant (the "MVR Objection Notice"): (i) advising Landlord that Tenant disagrees with the initial determination of Market Value Rent set forth in the MVR Notice, and (ii) proposing a specific alternative Market Value Rent, which shall have been determined in good faith by Tenant. If Landlord and Tenant shall fail to agree upon the Market Value Rent within thirty
(30) days after Landlord shall have received the MVR Objection Notice, then Landlord and Tenant each shall give notice to the other setting forth the name and address of an arbitrator designated by the party giving such notice. If either party shall fail to give notice of such designation within ten (10) days, then the first arbitrator chosen shall make the determination alone. If two arbitrators shall have been designated, such two arbitrators shall, within thirty (30) days following the designation of the second arbitrator, make their determinations of Market Value Rent in writing and give notice thereof to each other and to Landlord and Tenant. Such two arbitrators shall have twenty (20) days after the receipt of notice of each other's determinations to confer with each other and to attempt to reach agreement as to the determination of Market Value Rent. The arbitrators shall take into account in any such determination that the Base Tax Amount and the Base Operating Year provided for in this Lease shall be adjusted for the Renewal Term as set forth above. If such two arbitrators shall concur as to the determination of the Market Value Rent, such concurrence shall be final and binding upon Landlord and Tenant. If such two arbitrators shall fail to concur by the end of said twenty (20) day period, then such two arbitrators shall forthwith designate a third arbitrator. If the two arbitrators shall fail to agree upon the designation of such third arbitrator within ten (10) days, then either party may apply to the AAA or any successor thereto having jurisdiction for the designation of such arbitrator. All arbitrators shall be real estate appraisers or consultants who shall have had at least fifteen (15) years continuous experience in the business of appraising or managing commercial real estate or acting as commercial real estate agents or brokers in the Borough of Manhattan, City of New York. The third arbitrator shall conduct such hearings and investigations as he may deem appropriate and shall, within thirty (30) days after his designation, choose one of the determinations of the two arbitrators originally selected by the parties, and that choice by the third arbitrator shall be binding upon Landlord and Tenant. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Article 34, including the expenses and fees of any arbitrator selected by it in accordance with the provisions of this Article, and the parties shall share equally all other expenses and fees of any such arbitration. The determination rendered in accordance with the provisions of this Section 34.03 shall be final and binding in fixing the Market Value Rent. The arbitrators shall not have the power to add to, modify or change any of the provisions of this Lease.

                  C. If for any reason the Market Value Rent shall not have been determined prior to the commencement of the Renewal Term, then, until the Market Value Rent and, accordingly, the Minimum Rent, shall have been finally determined, the Minimum Rent and all Recurring Additional Rent payable for and during the Renewal Term shall be at the same rate as the Minimum Rent and Recurring Additional Rent payable by Tenant during the last month of the original Term. Upon final determination of the Market Value Rent, an appropriate adjustment to the Minimum Rent shall be made reflecting such final determination, and Landlord or Tenant, as the case may be, shall, within thirty
(30) days thereafter, refund or pay to the other any overpayment or deficiency, as the case may be, in the payment of Minimum Rent from the commencement of the Renewal Term to the date of such final determination and payment.

                                   ARTICLE 35
                          RIGHT OF FIRST REFUSAL OPTION

         Section 35.01.

                  A. Provided that (i) this Lease shall be in full force and effect, (ii) Tenant shall be in occupancy of at least seventy-five (75%) percent of the Demised Premises, and (iii) Tenant shall not be in breach or default of any of the obligations of Tenant under this Lease (beyond notice and the expiration of any applicable cure period provided in this Lease), if, at any time during the period commencing on the Commencement Date and ending on the date preceding the fifth (5th) anniversary of the Commencement Date (the "First Refusal Period"), Landlord shall receive a bona fide offer from any person or entity which is not an Affiliate (as hereinafter defined) of Landlord to lease in a single block of contiguous space at least five thousand (5,000) rentable square feet of space on the fourteenth (14th) floor of the Building contiguous to the Demised Premises (a "First Refusal Space"), which Landlord shall desire to accept, or if Landlord decides to make an offer to any person or entity which is not an Affiliate of Landlord to lease any First Refusal Space (either of such offers, a "Lease Offer"), Landlord shall give Tenant notice thereof (a "First Refusal Notice"). The First Refusal Notice shall set forth (a) the First Refusal Space which Landlord is willing to so lease, together with a floor plan thereof,
(b) the commencement date of the proposed letting, and (c) any other material terms and conditions of the Lease Offer. During the ten (10) day period commencing on the date that Landlord gives a First Refusal Notice to Tenant, Tenant shall have the option (the "First Refusal Option") to lease the First Refusal Space specified in the First Refusal Notice strictly on the same terms and conditions set forth in the First Refusal Notice, commencing on the date (the "First Refusal Space Commencement Date") set forth in the First Refusal Notice as the commencement date of the proposed letting and expiring on the Expiration Date, such First Refusal Option to be exercisable by Tenant's notice (a "First Refusal Exercise Notice") delivered to Landlord not later than the tenth (10th) day (the "First Refusal Exercise Notice Date") following the date that Landlord gives any First Refusal Notice to Tenant. Time is of the essence with respect to Tenant's giving of the First Refusal Exercise Notice to Landlord. The First Refusal Option shall be exercisable by Tenant in accordance with, and shall be subject to and governed by, the terms, covenants and conditions contained in this Article 35. Any First Refusal Exercise Notice shall be deemed properly given only if, on the date that Tenant shall exercise the First Refusal Option: (i) this Lease shall be in full force and effect, (ii) Tenant shall be in occupancy of at least seventy-five (75%) percent of the Demised Premises, and (iii) Tenant shall not be in breach or default of any of the obligations of Tenant under this Lease (beyond notice and the expiration of any applicable cure period provided in this Lease). Notwithstanding anything to the contrary contained in this Section 35.01, if, subsequent to the date of any First Refusal Exercise Notice but prior to the respective First Refusal Space Commencement Date, (x) this Lease shall not be in full force and effect, (y) Tenant shall not be in occupancy of at least seventy-five (75%) percent of the Demised Premises, or (z) Tenant shall be in breach or default of any of the obligations of Tenant under this Lease (beyond notice and the expiration of any applicable cure period provided in this Lease), then Landlord, in Landlord's sole and absolute discretion, may elect, by written notice to Tenant, to void Tenant's exercise of the First Refusal Option, in which case Tenant's exercise of the First Refusal Option shall be of no force or effect. As used in this
Article 35, an "Affiliate" of Landlord shall mean any person which controls or is controlled by, or is under common control with, Landlord; with the words "control", "controlled by" and "under common control with", as used with respect to any person, meaning the possession of the power, by ownership of shares, contract rights or otherwise, to direct or cause the direction of the management and policies of such person.

                  B. If Tenant fails to give a First Refusal Exercise Notice to Landlord on or before the respective First Refusal Exercise Notice Date or Tenant shall elect not to accept the Lease Offer set forth in the respective First Refusal Notice on or before such First Refusal Exercise Notice Date, then the First Refusal Option with respect to such First Refusal Space shall be deemed revoked, null and void, and of no further force and effect, and Landlord may thereafter proceed with the leasing of the First Refusal Space after the respective First Refusal Exercise Notice Date upon any terms and conditions determined by Landlord in its sole discretion. However, Tenant's First Refusal Option shall continue to apply during the First Refusal Period to (i) any subsequent availability for leasing of First Refusal Space specified in such First Refusal Notice and (ii) any availability for leasing of other First Refusal Space that shall thereafter become available or reavailable, as the case may be.

         Section 35.02.

                  A. If Tenant shall timely and properly give a First Refusal Exercise Notice to Landlord, the parties shall enter into an amendment of this Lease (the "First Refusal Space Lease Amendment") for the First Refusal Space specified in such First Refusal Notice which shall reflect the terms of the Lease Offer set forth in such First Refusal Notice, pursuant to which such First Refusal Space shall be added to and become part of the Demised Premises and the Square Feet of Rentable Area comprising the then Demised Premises shall be increased to reflect the addition of such First Refusal Space.

                  B. If Tenant shall timely exercise a First Refusal Option, Landlord shall deliver possession of the First Refusal Space in question to Tenant on the First Refusal Space Commencement Date with respect thereto, subject to delays beyond Landlord's reasonable control and by reason of any Legal Requirements. The First Refusal Space shall be delivered to Tenant in the condition required by the respective First Refusal Notice, and, except as set forth in such First Refusal Notice, Landlord shall have no obligation to perform any work or Alterations in order to prepare such First Refusal Space for Tenant's initial occupancy thereof. Notwithstanding the foregoing, if the First Refusal Notice requires Landlord to perform any work or Alterations in order to prepare such First Refusal Space for Tenant's initial occupancy thereof (other than the applicable Landlord's Work specified in Exhibit "C" hereto (mutatis mutandis)), in lieu of Landlord performing any such work or Alterations, Tenant shall be entitled to receive the cash equivalent thereof as a Landlord's contribution. All materials, work, labor, fixtures and installations required for completion of the First Refusal Space and the operation of Tenant's business thereat, other than any Landlord's Work in such First Refusal Space required by the First Refusal Notice, shall (subject to the provisions of Article 5 hereof) be promptly furnished and performed by Tenant, at Tenant's own cost and expense.

         Section 35.03.

                  A. If Landlord shall be unable to give possession of any First Refusal Space on the respective First Refusal Space Commencement Date by reason of the fact that such First Refusal Space is not ready for occupancy, or by reason of the failure of a prior tenant or occupant thereof to vacate the same or deliver possession thereof to Landlord, or for any other reason, Landlord shall not be subjected to any liability for the failure to give possession on said date. No such failure to give possession on such specific date shall affect the validity of this Lease or the obligations of Tenant hereunder or be deemed to extend the Term, but the rent reserved and covenanted to be paid hereunder shall not commence until possession of the First Refusal Space shall be given or shall be made available for occupancy by Tenant, except that if such failure to give possession has been caused by any act or omission on the part of Tenant or of any Person Within Tenant's Control, there shall be no abatement of rent. If repairs, improvements or decorations of the First Refusal Space, if any, as may be expressly provided in the First Refusal Notice to be made by Landlord, are not completed on or before such date, Landlord shall not be subject to any liability for any delay in such completion. Notwithstanding the foregoing, if Tenant shall have duly and timely exercised a First Refusal Option, and if a prior tenant or occupant of the First Refusal Space in question shall fail to vacate the same such that Landlord cannot timely deliver possession thereof to Tenant, then Landlord shall promptly and diligently undertake commercially reasonable action (including the institution and prosecution of a holdover proceeding) to obtain possession of the First Refusal Space. In the event that Landlord shall have failed to substantially complete the performance of Landlord's Work in the First Refusal Space required by the First Refusal Notice within sixty (60) days following Landlord's obtaining possession of the First Refusal Space in question, and provided that such failure to substantially complete the performance of Landlord's Work shall not have been caused by or be attributable to (x) any of the reasons set forth in Section 32.01 hereof or (y) any act or omission on the part of Tenant or of Persons Within Tenant's Control, then, as Tenant's sole remedy in connection therewith, Tenant shall have the right to rescind the First Refusal Exercise Notice by delivering written notice to Landlord of such rescission within ninety (90) days following Landlord's obtaining possession of the First Refusal Space in question. If Tenant shall have delivered such notice, the First Refusal Exercise Notice shall be deemed rescinded effective as of the thirtieth (30th) day following the delivery of such notice, unless prior to such thirtieth (30th) day Landlord shall have substantially completed the performance of Landlord's Work in the First Refusal Space required by the First Refusal Notice and Landlord shall deliver possession of the First Refusal Space to Tenant, in which case the First Refusal Exercise Notice shall be null and void and of no force and effect.

                  B. The parties hereto agree that this Section 35.03 constitutes an express provision as to the time at which Landlord shall deliver possession of First Refusal Space to Tenant, and Tenant hereby waives any rights to rescind this Lease which Tenant might otherwise have pursuant to Section 223-a of the Real Property Law of the State of New York, or pursuant to any other law of like import now or hereafter in force.

                                   ARTICLE 36
                                EXPANSION OPTION

         Section 36.01.

                  A. Provided that (i) this Lease shall be in full force and effect, (ii) Tenant shall be in occupancy of at least seventy-five (75%) percent of the Demised Premises, and (iii) Tenant shall not be in breach or default of any of the obligations of Tenant under this Lease (beyond notice and the expiration of any applicable cure period provided in this Lease), Tenant shall have the one-time option (the "Expansion Option"), subject to any rights or options of any tenants or other occupants of the Building existing as of the date hereof, to lease all of the remaining space on the fourteenth (14th) floor of the Building not then part of the Demised Premises which shall be or become available for lease by Landlord (the "Expansion Space"), for the period commencing on the Expansion Space Commencement Date (as hereinafter defined) and expiring on the Expiration Date. Landlord represents that there are no rights or options of any tenants or other occupants of the Building existing as of the date hereof to lease the Expansion Space. The Expansion Option shall be exercisable only by Tenant having given written notice thereof to Landlord (the "Expansion Notice") on or before the date which is not earlier than the fourth
(4th) anniversary of the Commencement Date nor later than ninety (90) days following the fourth (4th) anniversary of the Commencement Date (such later date, the "Outside Expansion Exercise Date"). Time shall be strictly of the essence with respect to the giving of the Expansion Notice. If Tenant shall timely exercise the Expansion Option, Landlord shall deliver possession of the Expansion Space to Tenant, at any time, in Landlord's sole and absolute discretion, after Landlord's receipt of the Expansion Notice but prior to the fifth (5th) anniversary of the Commencement Date, subject to delays beyond Landlord's reasonable control and by reason of any Legal Requirements (the date of delivery of possession of the Expansion Space to Tenant being hereinafter referred to as the "Expansion Space Commencement Date"). Notwithstanding anything to the contrary contained in this Section 36.01, if, subsequent to the date of delivery by Tenant to Landlord of the Expansion Notice but prior to the Expansion Space Commencement Date, (x) this Lease shall not be in full force and effect, (y) Tenant shall not be in occupancy of at least seventy-five (75%) percent of the Demised Premises, or (z) Tenant shall be in breach or default of any of the obligations of Tenant under this Lease (beyond notice and the expiration of any applicable cure period provided in this Lease), then Landlord, in Landlord's sole and absolute discretion, may elect, by written notice to Tenant, to void Tenant's exercise of the Expansion Option, in which case Tenant's exercise of the Expansion Option shall be of no force or effect.

                  B. If Tenant fails to give the Expansion Notice to Landlord on or before the Outside Expansion Exercise Date, then the Expansion Option with respect to the Expansion Space shall be deemed revoked, null and void, and of no further force and effect, and Landlord may thereafter proceed with the leasing of the Expansion Space after the Outside Expansion Exercise Date upon any terms and conditions determined by Landlord in its sole discretion.

         Section 36.02.

                  A. If Tenant shall send the Expansion Notice to Landlord on or before the Outside Expansion Exercise Date and in the manner set forth in
Section 36.01 hereof, the parties hereto shall enter into an amendment of this Lease (the "Expansion Space Lease Amendment") for the Expansion Space, pursuant to which (i) the Expansion Space shall be added to and become part of the Demised Premises and the Square Feet of Rentable Area comprising the then Demised Premises shall be adjusted to reflect the addition of such Expansion Space, (ii) Minimum Rent (as defined in Section 1.01) shall be increased by the Expansion Space Minimum Rent (as defined in Subsection 36.03A below), (iii) all Recurring Additional Rent shall be recalculated to reflect the inclusion of the Expansion Space within the Demised Premises and Tenant's Operating Share and Tenant's Tax Share shall be adjusted to reflect the addition of the Expansion Space (with the base operating year for the Expansion Space being the full calendar year during which the Expansion Space Commencement Date shall occur and the base tax year for the Expansion Space being the July through June fiscal year during which the Expansion Space Commencement Date shall occur), (iv) Landlord shall provide Tenant with an abatement of Expansion Space Minimum Rent under this Lease, in an amount equal to the product of (1) sixteen (16) months of Expansion Space Minimum Rent, and (2) a percentage amount determined by dividing the number of months then remaining in the Term by the total number of months in the Term (the "Allocable Percentage"), (v) Landlord's Contribution for the Expansion Space (to be disbursed in accordance with the provisions of Section 2.06 of this Lease) shall be equal to the product of (a) the Allocable Percentage of Landlord's Contribution (on a per square foot basis) and (b) the rentable square footage of the Expansion Space, and (vi) the lease term with respect to the Expansion Space shall be co-terminus with the Term and/or any Renewal Term for the Demised Premises.

                  B. The Expansion Space shall be delivered to Tenant in its "as is" condition, and Landlord shall have no obligation to perform any work or Alterations in order to prepare the Expansion Space for Tenant's initial occupancy thereof, except that Landlord shall, at its expense, substantially complete in the Expansion Space the applicable Landlord's Work specified in Exhibit "C", hereto (mutatis mutandis) on or prior to the Expansion Space Commencement Date. All materials, work, labor, fixtures and installations required for completion of the Expansion Space and the operation of Tenant's business thereat, other than Landlord's Work in the Expansion Space, shall (subject to the provisions of Article 5 hereof) be promptly furnished and performed by Tenant, at Tenant's own cost and expense (other than Landlord's Contribution for the Expansion Space as provided in Subsection 36.02A above.) Upon the written request of Tenant that Landlord provide financing (other than Landlord's Contribution for the Expansion Space as provided in Subsection 36.02A above) for any work in the Expansion Space to be performed by Tenant, Landlord shall review such request but shall not be under any obligation whatsoever to provide such financing.

         Section 36.03.

                  A. The amount of minimum rent to be paid by Tenant to Landlord with respect to the Expansion Space (the "Expansion Space Minimum Rent") shall be equal to the product of (i) the number of square feet of rentable area comprising the Expansion Space and (ii) ninety-five (95%) of the Expansion Space Market Value Rent (as hereinafter defined) on a per square foot basis, but in no event less than the then escalated Minimum Rent and Recurring Additional Rent payable by Tenant, on a rentable square foot basis, for each Square Foot of Rentable Area comprising the then Demised Premises.

                  B. The term "Expansion Space Market Value Rent" shall mean the annual fair market value of the Expansion Space as of the date of the Expansion Notice, taking into consideration that Landlord does not have to provide the value of such rent abatements or construction allowances customarily being granted to tenants by landlords at such time in other comparable Class A office buildings in Downtown Manhattan. The initial determination of the Expansion Space Market Value Rent shall be made in good faith by Landlord. Landlord shall give notice (the "Expansion Space MVR Notice") to Tenant of Landlord's initial determination of the Expansion Space Market Value Rent. Such initial determination of Expansion Space Market Value Rent shall be final and binding in fixing the Expansion Space Market Value Rent, unless, within thirty (30) days after Landlord shall have given the Expansion Space MVR Notice to Tenant, Landlord shall receive a notice from Tenant (the "Expansion Space MVR Objection Notice"): (i) advising Landlord that Tenant disagrees with the initial determination of Expansion Space Market Value Rent set forth in the Expansion Space MVR Notice, and (ii) proposing a specific alternative Expansion Space Market Value Rent, which shall have been determined in good faith by Tenant. If Landlord and Tenant shall fail to agree upon the Expansion Space Market Value Rent within thirty (30) days after Landlord shall have received the Expansion Space MVR Objection Notice, then the Expansion Space Market Value Rent shall be determined in accordance with the arbitration procedures set forth in Subsection 34.03B hereof (with such terms thereof being used mutatis mutandis). The arbitrators shall take into account in any such determination that the base tax year and the base operating year for the Expansion space shall be as set forth above.

                  C. If for any reason the Expansion Space Market Value Rent shall not have been determined prior to the Expansion Space Commencement Date, then, until the Expansion Space Market Value Rent and, accordingly, the Minimum Rent, shall have been finally determined, the Expansion Space Minimum Rent shall be the Expansion Space Market Value Rent proposed by Landlord. Upon final determination of the Expansion Space Market Value Rent, an appropriate adjustment to the Minimum Rent, if necessary, shall be made reflecting such final determination, and Landlord or Tenant, as the case may be, shall, within thirty (30) days thereafter, refund or pay to the other any overpayment or deficiency, as the case may be, in the payment of Minimum Rent from the Expansion Space Commencement Date to the date of such final determination and payment.

         Section 36.04.

                  A. If Landlord shall be unable to give possession of the Expansion Space on the Expansion Space Commencement Date by reason of the fact that the Expansion Space is not ready for occupancy, or by reason of the failure of a prior tenant or occupant thereof to vacate the same or deliver possession thereof to Landlord, or for any other reason, Landlord shall not be subjected to any liability for the failure to give possession on said date. No such failure to give possession on such specific date shall affect the validity of this Lease or the obligations of Tenant hereunder or be deemed to extend the Term, but the rent reserved and covenanted to be paid hereunder shall not commence until possession of the Expansion Space shall be given or shall be made available for occupancy by Tenant, except that if such failure to give possession has been caused by any act or omission on the part of Tenant or of any Person Within Tenant's Control, there shall be no abatement of rent. If repairs, improvements or decorations of the Expansion Space, if any, as may be expressly provided in this Lease to be made by Landlord, are not completed on or before such date, Landlord shall not be subject to any liability for any delay in such completion. Notwithstanding the foregoing, if Tenant shall have duly and timely exercised the Expansion Option, and if a prior tenant or occupant of the Expansion Space shall fail to vacate the same such that Landlord cannot timely deliver possession thereof to Tenant, then Landlord shall promptly and diligently undertake commercially reasonable action (including the institution and prosecution of a holdover proceeding) to obtain possession of the Expansion Space. In the event that Landlord shall have failed to substantially complete the performance of Landlord's Work in the Expansion Space within sixty (60) days following Landlord's obtaining possession of the Expansion Space, and provided that such failure to substantially complete the performance of Landlord's Work shall not have been caused by or be attributable to (x) any of the reasons set forth in Section 32.01 hereof or (y) any act or omission on the part of Tenant or of Persons Within Tenant's Control, then, as Tenant's sole remedy in connection therewith, Tenant shall have the right to rescind the Expansion Notice by delivering written notice to Landlord of such rescission within ninety
(90) days following Landlord's obtaining possession of the Expansion Space. If Tenant shall have delivered such notice, the Expansion Notice shall be deemed rescinded effective as of the thirtieth (30th) day following the delivery of such notice, unless prior to such thirtieth (30th) day Landlord shall have substantially completed the performance of Landlord's Work in the Expansion Space and Landlord shall deliver possession of the Expansion Space to Tenant, in which case the Expansion Notice shall be null and void and of no force and effect.

                  B. The parties hereto agree that this Section 36.04 constitutes an express provision as to the time at which Landlord shall deliver possession of the Expansion Space to Tenant, and Tenant hereby waives any rights to rescind this Lease which Tenant might otherwise have pursuant to Section 223-a of the Real Property Law of the State of New York, or pursuant to any other law of like import now or hereafter in force.

         IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

                           BROADPINE REALTY HOLDING COMPANY, INC.,
                                      Landlord



                           By:/s/ Anne S. Pfeiffer
                              ----------------------------------
                                    Name:  Anne S. Pfeiffer
                                    Title:  V.P.



                           TOWER INSURANCE COMPANY OF NEW YORK,
                                         Tenant



                           By: /s/ Michael H. Lee
                               ----------------------------------
                                    Name:  Michael H. Lee
                                    Title:  President

                           Tenant's Federal ID# 13-3548249
                                                -----------------

STATE OF    NY       )
        ------------
                       ):ss.:
COUNTY OF    NY      )
         -----------

         On this 19th day of February, 1997, before me personally came Michael
H. Lee, to me known, who being by me duly sworn, did depose and say that he is the President and CEO of TOWER INSURANCE COMPANY OF NEW YORK, the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

                                                     /s/ Steven G. Fauth
                                                     --------------------
                                                     Notary Public

                                   EXHIBIT "A"

                                   FLOOR PLANS

         The location and dimensions of walls, partitions, columns, stairs and openings are approximate and subject to revisions due to mechanical work, job conditions and requirements of governmental departments and authorities. If the space as actually partitioned shall differ in any respect from this sketch, the actual area as partitioned shall in all events control. No resulting deviation or discrepancy shall affect the rent or Tenant's obligations under this Lease.

                                   EXHIBIT "B"

                            FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE made this _____ day of __________, 199_, between Broadpine Realty Holding Company, Inc., (hereinafter referred to as "Landlord"), and Tower Insurance Company of New York, (hereinafter referred to as "Tenant").

                                   WITNESSETH:

         WHEREAS, Landlord and Tenant have heretofore entered into a written indenture of Lease dated as of February _, 1997 (hereinafter referred to as the "Lease"), for the leasing by Landlord to Tenant of certain space in the building known as 120 Broadway, New York, N.Y., all as in said Lease more particularly described.

         NOW, THEREFORE, the Lease is hereby amended as follows:

         (i) Pursuant to Article 2 of the Lease, Landlord and Tenant agree that the Commencement Date of the term of said Lease is [was] [shall be] ____________________; and that the term thereof shall expire, unless sooner terminated pursuant to the Lease, on ____________________ (the "Expiration Date").

         (ii) Section 3.01 of the Lease is hereby amended (1) to add the words "commencing on ________________, 1998" after the words "during the Term" and before the words ", at the office of Landlord" on the third (3rd) line in the first sentence of said Section, (2) to delete the words "for the first thirteen
(13) full calendar months of the Term" after the words "Tenant's obligation to pay Minimum Rent" and before the words ", and upon the execution of this Lease" on the tenth (10th) and eleventh (11th) lines in clause (i) of the first sentence of said Section and to insert the words "until ______________, 1998" in lieu thereof, and to delete the words "fourteenth (14th) full" after the words "Minimum Rent due hereunder for the" and before the words "calendar month of the Term" on the twelfth (12th) line in clause (i) of the first sentence of said Section and to insert the words "_____________, 1998" in lieu thereof, and (3) to delete the words "for the first thirteen (13th) full calendar months of the Term, plus the next succeeding three (3) full calendar months of the Term" after the words "Tenant's obligation to pay Minimum Rent" and before the words ", and upon execution of this Lease" on the fourteenth (14th), fifteenth (15th) and sixteenth (16th) lines in clause (ii) of the first sentence of said Section and to insert the words "until _________________, 1998"' in lieu thereof, and to delete the words "seventeenth (17th) full" after the words "Minimum Rent due hereunder for the" and before the words "calendar month of the Term" on the seventeenth (17th) line in clause (ii) of in the first sentence of said Section and to insert the words "_______________, 1998" in lieu thereof.

         (iii) This First Amendment of Lease is hereby incorporated into the Lease and shall become a part of the Lease. Except as modified by this First Amendment to Lease, the provisions of the Lease are ratified and confirmed and remain in full force and effect in accordance with their terms.

         IN WITNESS WHEREOF, Landlord and Tenant have duly executed this First Amendment to Lease as of the day and year first above written.

                                      BROADPINE REALTY HOLDING COMPANY, INC.,
                                                   Landlord



                                      By:__________________________________
                                         Name:
                                         Title



                                      TOWER INSURANCE COMPANY OF NEW YORK,
                                                    Tenant



                                      By:______________________________
                                         Name:
                                         Title:

STATE OF _________________)
                            ):ss.:
COUNTY OF ________________)

         On this day of _____________, 199_, before me personally came ___________________________, to me known, who being by me duly sworn, did depose and say that he is the ___________________________of TOWER INSURANCE COMPANY OF NEW YORK, the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

                                                     __________________________
                                                     Notary Public

                                   EXHIBIT "C"

                                 LANDLORD'S WORK

         A. Provided Tenant shall not be in default (beyond notice and the expiration of any applicable cure period provided in this Lease) under any of the terms, covenants or conditions of this Lease on Tenant's part to be observed or performed, Landlord, except as otherwise expressly specified in this Lease, will cause its designated contractor to make and complete in good workmanlike manner in and to the Demised Premises the work and installations ("Landlord's Work") specified in Schedule 1, annexed hereto and made a part hereof, at Landlord's sole cost and expense.

         B. Except as provided in this Exhibit "C" and as may be provided in this Lease, Landlord shall not be required to spend any money or to do any work to prepare the Demised Premises for Tenant's occupancy. The specification of Landlord's Work represents the limit of Landlord's responsibilities in connection with the preparation of the Demised Premises, except as expressly provided in Article 2 of this Lease, and, except as so provided, Tenant shall take the Demised Premises "as-is". Any other improvements, alterations or additions shall be performed by Tenant, but subject to all of the terms, conditions and covenants of this Lease.

         C. Except as expressly provided in Article 2 of this Lease, Landlord has made and makes no representation of the date on which Landlord will complete Landlord's Work, and except as expressly provided in Article 2 of this Lease, Landlord shall be under no penalty or liability to Tenant whatsoever by reason of any delay in such performance, and the provisions of this Lease shall not be affected thereby. Landlord agrees that Landlord will use reasonable efforts to obtain contracts for the performance of the work required to be performed by Landlord, and to arrange to have all such work commenced without delay and prosecuted without unnecessary interruption until completion.

         D. Performance of Landlord's Work or any statement made in this Exhibit "C" or elsewhere in this Lease shall not constitute an express or implied representation by Landlord that any or all of Landlord's Work is suitable for the particular requirements of Tenant or any specific or general use or purpose of Tenant. Landlord shall assign to Tenant all warranties received by Landlord with respect to Landlord's Work, including, but not limited to, Ambassador's warranty for one year from the substantial completion of Landlord's Work that Landlord's Work will be free from defects not normally inherent in the quality required. Such warranty shall exclude any remedy for, or right to seek, monetary damages and any obligation to cure any defect caused by abuse, modifications not executed by Ambassador, improper or insufficient maintenance, improper operation, or normal wear and tear under normal usage.

         E. Subject to the provisions of Article 2 of this Lease, Tenant acknowledges that Landlord may perform all or any part of Landlord's Work during Tenant's ordinary business hours and this Lease, and Tenant's obligations thereunder, shall not be affected thereby (except as specifically provided in this Lease), and Tenant shall make no claim against Landlord for any loss, cost or expense incurred by Tenant in connection with the performance of such Landlord's Work.

         F. Subject to the provisions of Article 5 of this Lease, all work performed by Landlord, shall, upon installation, become Landlord's property and shall be surrendered at the expiration or sooner termination of the Term, in good condition, reasonable wear and tear and damage caused by fire or other casualty excepted.

         G. If Tenant shall fail to make timely payment of any sums payable to Landlord pursuant to the terms of this Lease, then, in addition to all other rights and remedies afforded Landlord in the event of such non-payment, Landlord may, after notice to Tenant, discontinue the performance of Landlord's Work (or any items thereof) until such time as Tenant makes payment to Landlord of all such past due sums and provides Landlord with adequate assurance of the timely payment of all additional sums which may or shall be payable by Tenant pursuant to the terms of this Lease.

         H. Except as otherwise expressly set forth in Schedule 1, all of Landlord's Work shall be of material, design, capacity, finish and color adopted by Landlord as "Building standard".

                                   SCHEDULE I

                           Schedule of Landlord's Work

1.  Demolish space in Building standard manner; deliver broom clean.

2. Provide and install Building standard radiator enclosures over existing radiators and provide and install windows if they have not already been installed.

3. Provide and install Building standard air conditioning units in Building standard manner in the mechanical room to be constructed by Landlord in the location within the Demised Premises set forth on Tenant's Plans. Capacity not to exceed one ton for every 300 useable square feet (the useable square footage as determined by the Real Estate Board of New York, Inc. guidelines for establishing useable square footage on a multi-tenant floor). Occupancy not to exceed one person per 120 useable square feet.

4. Laminate all interior and core walls with sheetrock wall board to 9' above Finished Floor, taped and spackled, if this work has not been previously completed. If this work has been previously completed, Landlord will repair where necessary.

5. Landlord will reduce existing free standing column size by demolishing and removing existing terra-cotta and plaster to existing steel column (all existing plumbing, including hot and cold water lines, waste piping and any existing shafts, ductwork, etc. to remain). Furnish metal studs, re-install fireproof, furnish and install sheetrock wallboard to 9' above finished floor, taped and spackled, and uniformly patch floor slab due to reduced size of column.

6. Landlord shall provide and install a strobe panel for fire safety in the location within the Demised Premises set forth on Tenant's Plans. Landlord shall lower existing fire warden stations and pull stations in order to comply with the Disabilities Act.

                                   EXHIBIT "D"

                                LAND DESCRIPTION

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County of New York, City and State of New York, bounded and described as follows:

BEGINNING at a point formed by the intersection of the northerly side of Pine Street and the westerly side of Nassau Street;

RUNNING THENCE northerly along the westerly side of Nassau Street, 152 feet 3 inches to the southerly side of Cedar Street;

THENCE westerly along the southerly side of Cedar Street, 312 feet 7 inches to the easterly side of Broadway;

THENCE southerly along the easterly side of Broadway, 167 feet 1 inch to the northerly side of Pine Street;

THENCE easterly along the northerly side of Pine Street, 304 feet 2 inches to the point or place of BEGINNING.

                                   EXHIBIT "E"

                             CLEANING SPECIFICATIONS

General Cleaning

Nightly:

General Offices including conference rooms:

1.       All hardsurfaced flooring to be swept.
2. Carpet sweep all carpets, moving only light furniture (desks, file cabinets, etc. not to be moved).
3.       Hand dust and wipe clean all furniture, fixtures and windowsills.
4.       Empty and clean all ash trays and screen all sand urns.
5.       Empty and clean all waste receptacles and remove wastepaper.
6.       Dust interiors of all waste disposal cans and baskets.
7.       Wash clean all water fountains and coolers.
8.       Sweep all private stairways.

Building Standard Toilets:

1.       Sweep and wash all floors, using proper disinfectants.
2. Wash and polish all mirrors, shelves, bright work and enameled surfaces.
3.       Wash and disinfect all basins, bowls and urinals.
4.       Wash all toilet seats.
5. Hand dust and clean all partitions, tile walls, dispensers and receptacles in lavatories and restrooms.
6.       Empty paper receptacles and remove wastepaper.
7.       Fill toilet tissue holders.  Multi-tenanted floors only.
8.       Empty and clean disposal receptacles.

Periodic-as reasonably required

1.       Vacuum clean all carpeting and rugs.
2. Dust all doors louvres and other ventilating louvres within a person's reach.
3.       Dust all baseboards.
4. Remove all finger marks from vinyl or painted surfaces near light switches, entrance doors, etc.
5.       Wash all windows.
6.       High dust premises complete including the following:

         a. Dust all pictures, frames, charts, graphs and similar wall hangings not reached in nightly cleaning.
         b. Dust clean all vertical surfaces, such as walls, partitions, doors, bucks and other surfaces not reached in nightly cleaning.
         c.       Dust all venetian blinds.

                                   EXHIBIT "F"

                              RULES AND REGULATIONS

         1. The rights of tenants with respect to the entrances, corridors, elevators and escalators of the Building are limited to ingress to and egress from the tenants' premises for the tenants and their employees, licensees and invitees, and no tenant shall use, or permit the use of, the entrances, corridors, escalators or elevators for any other purpose. All deliveries and shipments of bulky goods and packages shall be through the freight elevators, and not the passenger elevators. No tenant shall invite to the tenant's premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, escalators, elevators and other facilities of the Building by other tenants. Fire exits and stairways are for emergency use only, and they shall not be used for any other purpose by the tenants, their employees, licensees or invitees. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of any of the lobbies, sidewalks, plazas, entrances, corridors, escalators, elevators, fire exits, stairways or other public portions of the Building. No door mat of any kind whatsoever shall be placed or left in any public hall or outside any entry door of any tenant's premises. Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such reasonable manner as it deems best for the benefit of the tenants generally.

         2. Tenant shall have access to the Demised Premises twenty-four (24) hours a day, seven (7) days a week, except in those situations specifically enumerated herein. Landlord may refuse admission to the Building outside of ordinary business hours to any person not known to the watchman in charge or not having a pass issued by Landlord or not properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to sign a Building register. Each tenant shall be responsible for all persons for whom the tenant requests such permission, and shall be liable to Landlord for all acts of such persons. Any person whose presence in the Building at any time shall, in the reasonable judgment of Landlord, be prejudicial to the safety, character, reputation or interests of the Building or its tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building. All removals, or the carrying in or out of any safes, freight, furniture, bulky packages, boxes, crates or any other bulky object or matter must take place during such hours and in such elevators as Landlord may reasonably determine from time to time. Landlord reserves the right to inspect all objects and matter to be brought into the Building, and to exclude from the Building all objects and matter which violate any of these Rules and Regulations or the lease of which these Rules and Regulations are a part. Landlord may require any person leaving the Building with any bulky package or object to exhibit a pass from the tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of the tenant. Landlord shall in no way be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the tenant's premises or the Building under or despite the provisions of this rule, unless due to Landlord's negligence or willful misconduct. On days and hours other than those during which full elevator service is required to be provided, Landlord may lock all outside Building doors and require use of a night bell to summon a watchman from his other duties in order to gain access.

         3. No tenant shall obtain or accept for delivery in its premises ice, drinking water, food, beverage (other than vending machines for Tenant's own use), towel, barbering, boot blacking, floor polishing, lighting maintenance, cleaning, or other similar services from any persons not authorized by Landlord to furnish such services, provided always that the charges for such services by persons authorized by Landlord are commercially reasonable. Such services shall be furnished only at such hours, in such places within the tenant's premises and under such regulations as may be reasonably fixed by Landlord.

         4. No awnings or other projections over or around the exterior windows shall be installed by any tenant, and only such window blinds or drapes as are supplied or permitted by Landlord shall be used in a tenant's premises. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of a tenant's premises, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, provided that same shall be consistent with Landlord's intention to keep the exterior appearance of the Building uniform (pursuant to Subsection
5.01 B of this Lease). Such curtains, blinds, shades or screens must be of a quality, type, design and color, and attached in the manner, reasonably approved by Landlord. No tenant shall place objects on the windowsills which are visible from outside of the Building. No tenant shall darken, cover or permanently close any windows in the tenant's premises.

         5. There shall not be used in any space, or in the public halls of the Building, either by a tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires, side guards and such other safeguards as Landlord shall reasonably require.

         6. All entrance doors in each tenant's premises shall be left locked when the tenant's premises are not in use. Entrance doors shall not be left open at any time unless the tenant, at its expense, has connected a special smoke detector system in compliance with all Legal Requirements and approved by Landlord. Each tenant, before closing and leaving its premises at any time, shall ensure that all lights are turned out. All windows in each tenant's premises shall be kept closed at all times, and all blinds and/or drapes therein above the ground floor shall be lowered and kept drawn when and as reasonably required (because of the position of the sun) during the operation of the Building air-conditioning system to cool or ventilate the tenants' premises. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels, or other articles be placed on the windowsills.

         7. No noise, including the playing of any musical instruments, radio or television, which, in the reasonable judgment of Landlord, might disturb other tenants in the Building shall be made or permitted by any tenant. No tenant shall throw anything out of the doors, windows or skylights or down the passageways. Nothing shall be done or permitted in any tenant's premises, and nothing shall be brought into or kept in any tenant's premises, which would impair or interfere with any of the Building services or the proper and economic heating, cleaning or other servicing of the Building or the premises, or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by any tenant any ventilating, air-conditioning, electrical or other equipment of any kind which, in the reasonable judgment of Landlord, might cause any such impairment or interference. No dangerous, inflammable, combustible or explosive object or material shall be brought into the Building by any tenant or with the permission of any tenant; provided, however, that the foregoing prohibition shall not apply to standard office supplies in reasonable quantities for routine office use, if and to the extent permitted by applicable Legal Requirements.

         8. Tenants shall not permit any cooking within their premises (unless consented to in writing by Landlord), except for reheating by microwave of prepared foods for Tenant's own use, and shall not permit any food odors to emanate from their premises. In the event that Landlord shall consent to any cooking or installation of kitchen equipment in a tenant's premises, such tenant shall operate its dining room and kitchen equipment, if any, in a manner that will reasonably prevent odors and smoke from escaping into areas of the Building outside the premises, and shall, at its expense, (i) install and maintain appropriate filters and grease traps to prevent accumulation of grease in any duct, stack or flue used to exhaust fumes and vapors resulting from such food preparation and to prevent stopping up of the sewerage ejecting system of the Building if any of same are necessary or are required by any governmental authority, (ii) keep all range hoods and ducts therefrom, if any, clean and free of grease at all times so as to avoid fire hazard, and (iii) clean out the vertical exhaust flue and duct, if any, at least once a year, or more frequently as conditions require. The discharge of any fumes, vapors and odors, which, by any Legal Requirement, must be discharged into a separate stack or flue, will not be permitted unless such tenant, at its expense, shall provide for such discharge in a proper manner.

         9. No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them. The water and wash closets and other plumbing fixtures in or serving any tenant's premises shall not be used for any purpose other than the purpose for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein. All damages resulting from any misuse of said plumbing fixtures shall be borne by the tenant who or whose servants, employees, agents, visitors or licensees, shall have caused the same.

         10. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by a tenant on any part of the outside of its premises or the outside or inside of the Building without the prior written consent of Landlord (which consent shall not be unreasonably withheld with respect to signage that the tenant desires to install on the door to the premises identifying the tenant or the employees of the tenant employed at the premises). In the event of the violation of the foregoing by a tenant, Landlord may remove the same without any liability, but notwithstanding the foregoing, Landlord shall exercise reasonable care in the removal of the same. Landlord may charge the expense incurred by removal of the same to the tenant or tenants violating this rule. Signs and lettering on doors shall be inscribed, painted or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style reasonably acceptable to Landlord. Landlord shall have the right to prohibit any advertising by any tenant which refers to the Building (other than mere references to the address of the Building) and impairs the reputation of the Building or its desirability as a building for offices, and, upon written notice from Landlord, such tenant shall refrain from or discontinue such advertising.

         11. No additional locks or bolts of any kind shall be placed upon any of the doors or windows in any tenant's premises, and no lock on any door therein shall be changed or altered in any respect, unless, in each such case, Landlord shall have been furnished with a key thereto (or the same shall be operable by Landlord's master key for the Building). Duplicate keys for a tenant's premises and toilet rooms shall be procured only from the Landlord, which may make a reasonable charge therefor. Upon the termination of a tenant's lease, all keys to the tenant's premises and toilet rooms shall be delivered to the Landlord, and, in the event of the loss of any keys furnished by Landlord, such tenant shall pay to Landlord the reasonable cost thereof.

         12. No tenant shall drill into, or in any way deface any part of the Building or the premises demised to such tenant. No boring or cutting shall be permitted, except with the prior written consent of Landlord (which consent shall not be unreasonably withheld or unduly delayed), and in such manner as Landlord may reasonably direct. No tenant shall install any resilient tile or similar floor covering in the premises demised to such tenant, except in a manner reasonably approved by Landlord. Unless and until Landlord may otherwise direct, no tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of its premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

         13. No tenant shall use or occupy, or permit any portion of the premises demised to such tenant to be used or occupied, as an office for a public stenographer or public typist, or as a barber or manicure shop or as an employment bureau or for any mail order business. No tenant or occupant shall engage or pay any employees in the Building, except those actually working for such tenant or occupant in the Building, nor advertise for laborers giving an address at the Building. No premises shall be used, or permitted to be used, at any time, as a store for the sale or display of goods, wares or merchandise of any kind, or as a restaurant, shop, booth, bootblack or other stand, or for the conduct of any business or occupation which predominantly involves direct patronage of the general public visiting (other than on an appointment basis) the premises demised to such tenant, or for manufacturing or for other similar purposes.

         14. The requirements of tenants will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of the Landlord.

         15. Unless Landlord shall be furnishing electricity to the tenant's premises, each tenant shall, at its expense, provide artificial light and electricity in the premises demised to such tenant for Landlord's agents, contractors and employees while performing janitorial or other cleaning services and making repairs or alterations in said premises.

         16. Tenants' employees shall not loiter around the hallways, stairways, elevators, front, roof or any other part of the Building used in common by the occupants thereof. No tenant shall allow its premises to be used for lodging or sleeping, or for any immoral or illegal purposes. No bicycles, vehicles, animals, fish or birds of any kind shall be brought into or kept in or about any tenant's premises. Canvassing, soliciting and peddling in the Building are prohibited, and each tenant shall cooperate to prevent the same.

         17. If the premises demised to any tenant become infested with vermin, such tenant, at its own cost and expense, shall cause its premises to be exterminated, from time to time, to the satisfaction of Landlord, and shall employ such exterminators therefor as shall be approved by Landlord. Landlord reserves the right to require that the exterminators generally employed in the Building be employed, so long as their charges are commercially reasonable.

         18. Any cuspidors or similar containers or receptacles used in any tenant's premises shall be cared for and cleaned by and at the expense of the tenant. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules. If a tenant's premises shall be an entire floor, the elevator lobby in the premises shall be kept neat, orderly and fresh in appearance to Landlord's satisfaction.

         19. No tenant shall place a load upon any floor of its premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law.

         20. Business machines and mechanical equipment of any tenant which cause noise, vibration or any other nuisance that may be transmitted to the structure or other portions of the Building or to premises, to such a degree as to be reasonably objectionable to Landlord or which interfere with the use or enjoyment by other tenants of their premises or the public portions of the Building, shall be placed and maintained by such tenant at such tenant's own cost and expense, in settings of cork, rubber or spring type vibration eliminators sufficient to eliminate noise or vibration to the reasonable satisfaction of Landlord.

         21. Landlord will, at the request of a tenant, maintain the tenant's proportionate share of listings (based on the ratio that the number of rentable square feet of the premises bears to the number of rentable square feet of the Building) on the Building directory of the name of such tenant and of any other person, firm, association or corporation lawfully in possession of the premises or any part thereof. The listing of any name other than that of a tenant, whether on the doors of the premises, on the Building directory, or otherwise, shall not operate to vest any right or interest in such tenant's lease or in the premises or be deemed to be the written consent of Landlord required pursuant to such tenant's lease, it being expressly understood that any such listing is a privilege extended by Landlord revocable at will by written notice to such tenant.

         22. No tenant shall move any safe, heavy equipment or bulky matter in or out of the Building without Landlord's written consent. If the movement of such items requires special handling, the tenant shall employ only persons holding a Master Rigger's License to do said work, and all such work shall be done in full compliance with the Administrative Code of the City of New York and other municipal requirements. All such movements shall be made during hours which will least interfere with the normal operations of the Building, and all damage caused by such movement shall be promptly repaired by such tenant at such tenant's expense.

         23. All moving, shipping and receiving of a tenant's bulky property shall be through the freight elevator only, and at such times and in such a manner as Landlord shall reasonably designate for the proper operation of the Building. If a tenant's use of such elevator is after regular business hours, or in such a manner that requires the supervision of Landlord's employees (in Landlord's reasonable opinion), such tenant shall pay to Landlord the cost of furnishing such after hour service and/or supervision. All bulk deliveries shall be made during non-business hours, at the tenant's cost, or at other reasonable times, subject to Landlord's consent.

         24. Any entrance door or doors leading from a tenant's premises into the public corridor shall be repaired and/or maintained by such tenant, at such tenant's own cost and expense, including, without limitation, repair and maintenance of the enframement and mechanisms of said door(s), whether such repair or maintenance is caused by any damage by such tenant, its employees, workmen or contractors, except for ordinary wear and tear or damage from fire or other casualty or caused by Landlord.

         25. Landlord reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the Building when Landlord deems it reasonably necessary or desirable for the reputation, safety, care of appearance of the Building, or the preservation of good order therein, or the operation or maintenance of the Building or the equipment thereof, or the comfort of the tenants or others in the Building. No rescission, alteration or waiver of any rule or regulation in favor of one tenant shall operate as a rescission, alteration or waiver in favor of any other tenant.

                                   EXHIBIT "G"

                             HEATING SPECIFICATIONS

         The heating system is capable of maintaining, and shall be operated so as to maintain, an inside temperature of no less than 72 degrees Fahrenheit, when the outside temperature is 5 degrees Fahrenheit Dry Bulb and winds are 15 miles per hour or less, subject to any conditions created by Tenant in the Demised Premises which affect the distribution of heat to any part of the Demised Premises.

                                   EXHIBIT "H"

                   REQUEST FOR TAXPAYER IDENTIFICATION NUMBER

                                   EXHIBIT "I"

                                 BUILD-OUT WORK

         1. Tenant shall deliver to Landlord, for Landlord's approval, Tenant's Plans in accordance with the terms and conditions contained in Article 2 of this Lease. If and to the extent that the Build-Out Work (as defined in Article 2 of this Lease) is of such a nature that it requires the approval of any Overlandlord or Mortgagee, such approval shall be obtained promptly by Landlord, at Landlord's cost and expense.

         2. (a) In accordance with Tenant's Plans, Landlord, at Landlord's expense, but subject to the Cap (as hereinafter defined in Paragraph 10 of this Exhibit "I") and except as otherwise expressly specified in this Lease, shall cause Ambassador to make and complete in and to the Demised Premises the Build-Out Work. If Tenant shall not utilize the services of Landlord's designated structural engineer and/or HVAC contractor in connection with the preparation of Tenant's Plans, Landlord may submit Tenant's Plans (and any revisions thereof) to Landlord's designated structural engineer and/or HVAC contractor for review, and Tenant shall pay to Landlord, upon demand as additional rent hereunder, any out-of-pocket expenses incurred by Landlord in connection with such review.

            (b) Notwithstanding any provision of this Lease to the contrary, any requests for revisions to Tenant's Plans or other notices to be given to Tenant by Landlord pursuant to this Exhibit "I" may be given to Tenant's designated representative, Christopher Buscaglia, either (i) delivered personally or (ii) sent by certified mail, return receipt requested, or overnight courier, with receipt acknowledged, to New York Design Collaborative Inc., 14 East 47th Street, New York, New York 10017.

            (c) Landlord's approval of Tenant's Plans, Landlord's description of the kind and extent of work to be set forth in Tenant's Plans, and Landlord's performance of the work in conformity with Tenant's Plans, shall not make or render Landlord liable in any way for any damages, expenses or claims which may arise from or relate to the failure of the Build-Out Work (provided that such Build-Out Work shall be substantially in conformance with Tenant's Plans) to comply with applicable Legal Requirements, nor shall Landlord's approval of Tenant's Plans, performance of the Build-Out Work or any statement made in this Exhibit "I" or elsewhere in this Lease constitute an express or implied representation by Landlord that any or all work performed and installation supplied pursuant to Tenant's Plans is suitable for the particular requirements of Tenant or any specific or general use or purpose of Tenant. Landlord shall assign to Tenant all warranties received by Landlord with respect to the Build-Out Work, including, but not limited to, Ambassador's warranty for one year from the substantial completion of the Build-Out Work that the Build-Out Work conforms with the requirements of Tenant's Plans and will be free from defects not normally inherent in the quality required. Such warranty shall exclude any remedy for, or right to seek, monetary damages and any obligation to cure any defect caused by abuse, modifications not executed by Ambassador, improper or insufficient maintenance, improper operation, or normal wear and tear under normal usage.

            (d) Tenant shall cause Tenant's Plans and/or appropriate building notices and forms relating thereto to be filed with and approved by any and all governmental and quasi-governmental authorities having jurisdiction over the Build-Out Work. All costs, fees and expenses incurred in connection with the making of such filings and/or obtaining the approvals of said authorities shall be promptly paid for by Tenant. If and to the extent required in order to make such filings and/or to obtain the approvals of said authorities, Landlord hereby agrees, at Tenant's request but at no cost or expense to Landlord, to use reasonable efforts to cooperate with Tenant with respect to Tenant's making such filings and/or obtaining such approvals.

            (e) Upon receipt by Landlord of a written notice of Tenant's authorization for Landlord to proceed with the work shown on Tenant's Plans, Landlord shall proceed with such Build-Out Work, subject to the provisions of this Exhibit "I".

         3. The term "Work Cost" as used in this Exhibit "I" shall mean the actual cost (including the cost of applicable insurance premiums and the cost of engineering, if any) to Landlord of furnishing and installing the relevant part of the Build-Out Work.

         4. In all instances where Tenant is required to supply information or authorization with regard to the Build-Out Work, Tenant shall supply the same (subject to delays beyond the reasonable control of Tenant) within three (3) Business Days after written request therefor by Landlord.

         5. Except as expressly provided in Exhibit "C" of this Lease, this Exhibit "I", and in Article 2 of this Lease, Landlord shall not be required to spend any money or to do any work to prepare the Demised Premises for Tenant's occupancy. The specification of Landlord's Work and the Build-Out Work represents the limit of Landlord's responsibilities in connection with the preparation of the Demised Premises and, except as so provided, Tenant shall take the Demised Premises "as-is". Any improvements, alterations or additions over and above Landlord's Work and the Build-Out Work ("Additional Work") shall be performed by Tenant, but subject to all of the terms, conditions and covenants of this Lease. Tenant agrees to retain Landlord's designated contractor to perform such Additional Work.

         6. Except as expressly provided in Article 2 of this Lease, Landlord has made and makes no representation of the date on which Landlord will complete the Build-Out Work, and except as expressly provided in Article 2 of this Lease, Landlord shall be under no penalty or liability to Tenant whatsoever by reason of any delay in such performance, and the provisions of this Lease shall not be affected thereby. If Tenant shall dispute whether the Build-Out Work has been substantially completed, then, pending the resolution of such dispute, the Commencement Date shall nevertheless be deemed to have occurred when specified in Landlord's notice of substantial completion of Landlord's Work and the Build-Out Work, and Tenant shall be obligated to pay Minimum Rent and additional rent as and when provided in this Lease. Landlord agrees to use reasonable efforts to obtain contracts for the performance of the work required to be performed by Landlord, and to arrange to have all such work commenced without undue delay and prosecuted without unnecessary interruption until completion.

         7. Prior to the Commencement Date, if Tenant shall so request, Landlord may permit Tenant, at Tenant's sole risk and in accordance with the applicable provisions of this Lease, to enter into the Demised Premises for installation of Tenant's machinery, equipment and fixtures, provided that such entry and work do not interfere in any way with Landlord's performance of the work to be done by Landlord. At any time during such period of entry, if Landlord shall notify Tenant that Tenant's entry or work is interfering with or delaying Landlord's performance of Landlord's Work or the Build-Out Work, Tenant shall forthwith discontinue any further work and shall remove from the Demised Premises and shall cause all Persons Within Tenant's Control to remove therefrom, all equipment, materials or installations which are the subject of Landlord's notice.

         8. Subject to the provisions of Article 5 of this Lease, all work performed by Landlord (including the Building air-conditioning installation) shall, upon installation, become Landlord's property, and shall be surrendered at the expiration or sooner termination of the Term, in good condition, reasonable wear and tear and damage caused by fire or other casualty excepted.

         9. (a) For the purposes of this Exhibit "I", the Build-Out Work shall be deemed to be substantially completed when all major construction is completed (or when all major construction would have been completed but for delays caused by Tenant or Persons Within Tenant's Control as provided in Paragraph 9(b) below or otherwise), although "Minor Items" (as hereinafter defined) are not substantially completed. "Minor Items" shall mean any uncompleted construction or improvements which do not materially interfere with Tenant's use and occupancy of the Demised Premises for the Authorized Use and which are reasonably capable of being performed within thirty (30) days. Tenant shall promptly submit to Landlord a "punch-list" of such Minor Items, which punch-list items, after approval by Landlord (which approval shall not be unreasonably withheld or unduly delayed), shall be diligently completed. Tenant or Tenant's designated representative under Paragraph 2(b) above shall periodically inspect the Build-Out Work and make any objections thereto, if called for, without undue delay, so as to mitigate changes, delays and costs.

            (b) Tenant specifically acknowledges and agrees that the Work Cost may increase and that there may be delay in completion of the Build-Out Work by reason of (i) Tenant's failure or unreasonable delay to consult with Landlord to enable Landlord to review plans or specifications; (ii) unreasonable delay or failure by Tenant in supplying any requested information, approving estimates or giving authorizations; (iii) Tenant's making changes or additions in the plans or specifications or materials originally approved; (iv) interference by Tenant or Tenant's contractors with the performance of the Build-Out Work; (v) delay or failure of any special or additional new materials selected by Tenant; (vi) Tenant's performance of any Additional Work; (vii) any resubmissions or revisions of Tenant's Plans (without regard to any time periods granted to Tenant hereunder for making such resubmissions or revisions); or (viii) work, materials, components and other items specified by Tenant which are not "Building standard", and/or are not readily available to Landlord or Landlord's designated contractor, or require special manufacturing, fabrication or installation, or require additional time to obtain or install thereby delaying the date that the Build-Out Work would otherwise be substantially completed, including special wallcoverings, light fixtures, entrance doors, woodwork, glass, stairways, door hardware, floor coverings and security and communications devices. Landlord shall not be responsible for any of the delays set forth in this Paragraph 9(b), and, in addition: (X) the Commencement Date shall be deemed to have occurred on the date that the Commencement Date would have occurred but for any of said delays, and (Y) Tenant shall reimburse Landlord, upon demand and as additional rent, for any and all losses, costs, expenses and/or damages suffered or incurred by Landlord to the extent caused by any such delays.

         10. Notwithstanding anything contained to the contrary in this Lease, the total cost of the Build-Out Work which Landlord shall provide Tenant without charge and for the items set forth in Subsection 2.06D of this Lease performed prior to the Commencement Date shall be One Million Eighty-Two Thousand One Hundred Sixty-Five and 00/100 ($1,082,165.00) Dollars (the "Cap"). Subject to the foregoing Cap, Landlord shall pay directly to the contractors or vendors performing the Build-Out Work, any of the costs incurred by Tenant in connection with the Build-Out Work within thirty (30) days following Tenant's or such contractors' or vendors' submission to Landlord of invoices evidencing the amounts due therefor; provided, however that all amounts so reimbursed to such contractors or vendors shall be deemed to have been expended by Landlord for purposes of the Cap. If the Work Cost shall exceed the Cap, (i) Tenant may accept Landlord's estimate of such excess cost only by countersigning and delivering said estimate to Landlord, together with a sum equal to twenty (20%) percent thereof, within three (3) days after Landlord's rendition of such estimate, and (ii) at Landlord's option, payment by Tenant of the balance of such excess cost shall be made from time to time during the performance of the Build-Out Work, and in no event shall said balance be paid later than the completion of the Build-Out Work.

         11. If Tenant shall fail to make timely payment of any sums payable to Landlord pursuant this Exhibit "I", then, in addition to all other rights and remedies afforded to Landlord in the event of such non-payment, Landlord may, after notice to Tenant, discontinue the performance of the Build-Out Work (or any items thereof) until such time as Tenant makes payment to Landlord of all such past due amounts, and provides Landlord with adequate assurance of the timely payment of all additional sums which may or shall be payable by Tenant pursuant to this Exhibit "I". Any delay resulting from the discontinuance of the Build-Out Work pursuant to this Paragraph 11 shall be deemed a delay caused by Tenant.

         12. Except as otherwise expressly set forth in Tenant's Plans and approved by Landlord, all of the Build-Out Work shall be of material, design, capacity, finish and color adopted by Landlord as "Building standard".

                                   EXHIBIT "J"

                              APPROVED CONTRACTORS

A.  GENERAL CONTRACTORS

    Ambassador Construction               Mr. Jack Shafran
    41 East 42nd Street                   Tel: 212-922-1020
    New York, New York 10017              Fax: 212-949-9762

    Structure Tone, Inc.                  Mr. Patrick Donaghy/Mr. John White
    15 East 26th Street                   Tel: 212-481-6100
    New York, New York 10010-1589         Fax: 212-685-9267

    A&J Contracting Co., Inc.             Mr. Jerry Gannon
    470 Park Avenue                       Tel: 212-889-9100
    New York, New York 10016              Fax: 212-889-8889

    Gallin Construction                   Mr. John Gallin
    40 Gold Street                        Tel: 212-267-8624
    New York, New York                    Fax: 212-962-7201

    Henegan Construction
    250 West 30th Street                  Tel: 212-947-6441
    New York, New York 10001              Fax: 212-643-1053

B.  PAINTERS

    Bond Painting                         Mr. Stuart Feld
    42 West 38th Street                   Tel: 212-944-0070
    New York, New York 10018              Fax: 212-944-8499

    White Bear                            Mr. John LoBianco
    34 Renwick Street                     Tel: 212-691-3811
    New York, New York 10013              Fax: 212-691-3141

C.  CARPENTERS/MASONS

    Manhattan Partition                   Mr. Richard Werner
    1200 West Blancke Street              Tel: 908-862-7000
    Linden, New Jersey 07036              Fax: 908-862-0007

    S&H Drywall                           Mr. C. Donaghy
    5-25 47th Road                        Tel: 718-392-0190
    Long Island City, New York 11101      Fax: 718-729-6527

    Nordic Interiors                      Mr. Lloyd Jacobsen
    56-01 Maspeth Avenue                  Tel: 718-456-7000
    Maspeth, New York 11378               Fax: 718-456-9340

    EMCO Woodworking                      Mr. Ed Murawski
    5871 56th Drive                       Tel: 718-894-5135
    Maspeth, New York 11378               Fax: 718-416-2437

D.  CLASS "E" SYSTEM

    Firecom                               Mr. Antoine Sayour/Mr. Miles Fisher
    39-37 59th Street                     Tel: 718-899-2397
    Woodside, New York 11377-0896         Fax: 718-899-1932

E.  CEILINGS

    Ess & Vee Acoustical                  Mr. Anthony Verderame
    23-30 50th Avenue                     Tel: 718-786-1100
    Long Island City, New York 11101      Fax: 718-361-5327

    Superior Acoustics                    Mr. Ed McGuigan
    270 Indian Head Road                  Tel: 718-894-2417
    Kings Park, New York 11754            Fax: 516-269-4478

F.   ELECTRICAL/MECHANICAL ENGINEERS

     Edwards & Zuck                         Mr. Damien Amadio
     330 West 42nd Street                   Tel: 212-736-3400
     New York, New York 10036               Fax: 212-695-1898

     Syska & Hennessy                       Mr. John Lennon
     11 West 42nd Street                    Tel: 212-921-2300
     New York, New York 10036-8090          Fax: 212-556-3333

     Kaback Enterprises, Inc.               Mr. John Murphy/Mr. Vance Schipani
     41 West 25th Street                    Tel: 212-645-5100
     New York, New York 10016               Fax: 212-645-8962

G.   STRUCTURAL ENGINEERS

     DeSimone & Chaplin                     Mr. Vincent DeSimone/Mr. Jim Chaplin
     20 Waterside Plaza                     Tel: 212-532-2211
     New York, New York 10010-2612          Fax: 212-481-6108

H.   ELECTRICIANS

     Robert B. Samuels, Inc.                Mr. Al Fishbone
     352 Park Avenue South                  Tel: 212-686-6700
     New York, New York 10010               Fax: 212-213-4089

     Artic Electric Corp.                   Mr. Ken Ashendorf
     132 West 22nd Street                   Tel: 212-255-6830
     New York, New York  10011              Fax: 212-627-1549

     Campbell & Dawes
     86-02 57th Avenue
     Elmhurst, New York 11373

     Forest Electric                        Mr. Philip Altheim
     370 Seventh Avenue                     Tel: 212-594-4110
     New York, New York 10001               Fax: 212-318-1793

I.   PLUMBERS

     American Contracting Co., Inc.         Mr. Richard Silver
     538 West 35th Street                   Tel: 212-736-6618
     New York, New York 10001               Fax: 212-465-1734

     MJM Plumbing & Heating Company, Inc.   Mr. Michael Carbone
     268 West Street                        Tel: 718-966-2444
     New York, New York 10013               Fax: 212-966-0031

     S.B.A.                                 Mr. Steven Verderame
     23-30 50th Avenue                      Tel: 718-786-1100
     Long Island City, New York 11101       Fax: 718-361-5327

     Par Plumbing Company, Inc.             Mr. Marty Levine
     60 North Prospect Avenue               Tel: 212-926-1088
     Lynnbrook, New York 11563              Fax: 516-593-9089

                                   EXHIBIT "K"

                            FORM OF LETTER OF CREDIT

NO. _______   Date ___________      Irrevocable Letter of Credit #___________

BENEFICIARY
Broadpine Realty Holding Company, Inc.
c/o J.P. Morgan Investment Management Inc.
522 Fifth Avenue
New York, New York 10036


Dear Sir(s),

We hereby authorize you to value on _________________ New York, New York.

For the account of Broadpine Realty Holding Company, Inc. up to the aggregate amount of Sixty-Six Thousand Two Hundred Fifty-Five and 00/100 ($66,255.00) Dollars.

Available by your drafts at sight, accompanied by your statement, signed by a person purporting to be one of your authorized officers, partners or agents, that the amount of your drawing represents funds due and payable under a certain lease dated as of February __, 1997, executed by and between Broadpine Realty Holding Company, Inc., and Tower Insurance Company Of New York

This Letter of Credit may be transferred to any transferee of the interest of the landlord under the lease dated as of February __, 1997 between Broadpine Realty Holding Company, Inc., as landlord, and Tower Insurance Company Of New York, as tenant.

It is a condition of this Letter of Credit that it shall be deemed to be automatically extended for a period of one year from the present or any future expiration date, unless we shall notify you by written notice given by registered mail at least 60 days prior to such expiration date that we elect not to renew it for such additional period, in which case you shall have the right to draw on us the full amount of this Letter of Credit by your sight draft, accompanied by your signed written statement that you are drawing under Letter of Credit # because you have received notice of non-renewal from us, and the accountee is still obligated to you under the above-referenced lease.

Partial draws are permitted under this Letter of Credit.

All drafts drawn under this Letter of Credit must bear on their face the clause "Drawn under Letter of Credit No. _______________".

Except so far as otherwise expressly stated, this Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce, Publication No. 500.

                       MODIFICATION OF INDENTURE OF LEASE

         This Modification of Indenture of Lease (this "Modification Agreement") is made as of the day of May, 1998, between BROADPINE REALTY HOLDING COMPANY, INC., having an address c/o J.P. Morgan Investment Management Inc., 522 Fifth Avenue, New York, New York 10036 ("Landlord"), and TOWER INSURANCE COMPANY OF NEW YORK, having an address at 120 Broadway, New York, New York 10271 ("Tenant").

                                   WITNESSETH:

         WHEREAS, Landlord and Tenant entered into a lease (the "Lease") dated as of February 19, 1997 for portion of the fourteenth (14th) floor in the building (the "Building") known as 120 Broadway, New York, New York, as shown on the hatched portion of the floor plan annexed hereto and made a part hereof as Exhibit A (the "Original Demised Premises"); and

         WHEREAS, Tenant desires to hire and take the balance of the space located on the fourteenth (14th) floor of the Building, as shown on the hatched portion of the floor plan annexed hereto and made a part hereof as Exhibit B (the "Additional Space"), and Landlord is agreeable thereto on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged, Landlord and Tenant hereby agree as follows:

         1. Effective as of May 15, 1998, the Additional Space shall be added to and become part of the premises demised under the Lease (the Original Demised Premises and the Additional Space being thereafter collectively deemed the "Demised Premises"), as shown on the hatched portion of the floor plan annexed hereto and made a part hereof as Exhibit C;

         2. Effective as of May 15, 1998, and with respect only to the Additional Space, Section 1.01 of the Lease shall be deemed modified as follows (it being agreed that Section 1.01 of the Lease shall remain unmodified with respect to the Original Demised Premises):

            (a) The "Base Operating Amount" shall mean the amount determined by averaging the Operating Expenses incurred with respect to the 1998 and 1999 calendar years. By way of example only, if the Operating Expenses for calendar year 1998 shall be $100,000.00, and the Operating Expenses for calendar year 1999 shall be $120,000.00, then the Base Operating Amount shall be equal to $110,000.00.

            (b) The "Base Tax Amount" shall mean the amount of Taxes with respect to the fiscal year commencing July 1, 1998, and ending June 30, 1999.

            (c) The "Commencement Date" shall mean May 15, 1998.

            (d) The "Minimum Rent" shall be: (i) during the period beginning on the Commencement Date and continuing through and including April 14, 2003, Four Hundred Eighty-Six Thousand Seven Hundred Fifty-Nine and 00/100 Dollars ($486,759.00) per annum, to be paid by Tenant in equal monthly installments of Forty Thousand Five Hundred Sixty-Three and 25/100 Dollars ($40,563.25) each; and (ii) during the period beginning on April 15, 2003, and continuing through and including the Expiration Date, Five Hundred Sixty-Seven Thousand Eight Hundred Eighty-Five and 50/100 Dollars ($567,885.50) per annum, to be paid by Tenant in equal monthly installments of Forty-Seven Thousand Three Hundred Twenty-Three and 79/100 Dollars ($47,323.79) each.

            (e) The "Security Deposit Amount" shall mean Eighty-One Thousand One Hundred Twenty-Six and 50/100 Dollars ($81,126.50).

            (f) The term "Square Feet of Rentable Area" in the Additional Space shall be deemed to be the equivalent of Twenty-Three Thousand One Hundred Seventy-Nine (23,179) square feet, as agreed to by the parties following Tenant's inspection of (or opportunity to inspect) the Additional Space. This definition shall not be construed as any kind of representation by Landlord as to the size of the Additional Space or the Building.

            (g) The term "Tenant's Operating Share" shall mean One and Thirty-Four One Hundredths (1.34%) percent, so long as Landlord continues to own the portion of the Building currently owned by Landlord. If a portion(s) of the Building (but not the entire Building) shall be sold, transferred or conveyed, Tenant's Operating Share shall be changed to that percentage which shall be equal to a fraction, the numerator of which shall be the Square Feet of Rentable Area, and the denominator of which shall be the aggregate rentable square feet of office space in that portion of the Building owned by Landlord at such time (and from time to time), as determined by Landlord's architect.

            (h) "Tenant's Tax Share" shall mean One and Thirty-Four One Hundredths (1.34%) percent so long as Landlord continues to own the portion of the Building currently owned by Landlord. If a portion(s) of the Building (but not the entire Building) shall be sold, transferred or conveyed, Tenant's Tax Share shall be changed to that percentage which shall be equal to a fraction, the numerator of which shall be the Square Feet of Rentable Area, and the denominator of which shall be the aggregate rentable square feet of office space in that portion of the Building owned by Landlord at such time (and from time to time), as determined by Landlord's architect.

         3. Effective as of May 15, 1998, Section 1.01 of the Lease shall be deemed modified as follows: The "Demised Premises" shall mean the entire fourteenth (14th) Floor of the Building as shown on the hatched portion of floor plan annexed hereto and made a part hereof as Exhibit C." Except as expressly provided to the contrary herein, Landlord shall be under no obligation to make any changes, improvements or alterations to the Demised Premises as a result of or in connection with the execution of this Modification Agreement, and all provisions (if any) of the Lease concerning the performance by Landlord of any work in connection with the preparation of the Demised Premises for Tenant's occupancy thereof, and any related contribution, rent abatement or rent credit, shall be deemed inapplicable to the Additional Space.

         4. With respect only to the Additional Space, Article 2 of the Lease shall be deemed modified as follows (it being agreed that Article 2 of the Lease shall remain unmodified with respect to the Original Demised Premises):

         Section 2.01.

         A. Not later than May 29, 1998, Tenant shall obtain bids from not less than three (3) of the Approved Contractors (as defined in Subsection 5.01D of the Lease) for the performance of the Additional Space Build-Out Work (as hereinafter defined). If Tenant shall select Ambassador Construction ("Ambassador") to perform the Additional Space Build-Out Work, and Tenant shall provide written notice to Landlord on or prior to June 5, 1998, that Tenant shall have made such election, then Subsection 2.03A shall apply, and Subsection 2.03B and Section 2.06 shall be null and void and of no force or effect. If Tenant shall elect to retain a construction company other than Ambassador to perform the Additional Space Build-Out Work, then Subsection 2.03B and Section
2.06 shall apply, and the provisions of clause (i) of Subsection 2.02A and Subsection 2.03A shall be null and void and of no force or effect, and all references to Tenant's Initial Work shall be deemed to mean the Additional Space Build-Out Work. Any work required to prepare the Additional Space for Tenant's initial occupancy thereof in excess of Landlord's Additional Space Work and the Additional Space Build-Out Work shall be the obligation solely of Tenant and all such work shall be performed in accordance with the provisions of the Lease, including, but not limited to, Article 5 of the Lease. It shall be the obligation of Tenant, at Tenant's sole cost and expense, and Landlord shall permit Tenant, to tie into the Class E fire safety system of the Building, in compliance with all applicable Legal Requirements and in accordance with the provisions of the Lease, including, but not limited to, Article 5 of the Lease. Landlord hereby agrees, at Tenant's request but at no cost or expense to Landlord, to use reasonable efforts to cooperate with Tenant with respect to Tenant's tying into the Class E fire safety system of the Building. Provided that, at the time Tenant submits Tenant's Additional Space Plans (as defined in Subsection 2.01B below) to Landlord, Tenant shall request of Landlord that Landlord deliver to Tenant a completed Department of Environmental Protection ACP-5 for the Additional Space (an "ACP-5"), Landlord shall deliver to Tenant said ACP-5 within ten (10) Business Days after Landlord shall have approved Tenant's Additional Space Plans.

         B. Upon execution of this Modification Agreement, Tenant shall deliver to Landlord, for Landlord's approval, six (6) sepia duplicate sets of blueprints and one (1) mylar set of complete plans and specifications prepared by a licensed architect and/or engineer ("Tenant's Additional Space Plans") for the construction and finishing of the Additional Space for Tenant's initial occupancy thereof. Tenant's Additional Space Plans shall (i) comply with all Legal Requirements, (ii) be in sufficient detail so as to enable Landlord to cause its designated contractor, Ambassador, to make and complete in and to the Additional Space the work and installations (the "Additional Space Build-Out Work") shown on Tenant's Additional Space Plans approved by Landlord and to be accepted for filing by the New York City Building Department (or any successor or other governmental agency serving a similar function), and (iii) show (without limitation) the proposed locations of all mechanical, electrical and plumbing equipment, partitions, ceilings, entrances, doors, lighting, fixtures, receptacles and switches, telephone outlets and other installations to be installed in the Additional Space. Tenant shall incorporate into Tenant's Additional Space Plans those changes, revisions and/or additions reasonably required by Landlord, and shall resubmit the revised Tenant's Additional Space Plans to Landlord within five (5) days following Landlord's request. The cost of preparing (and, if necessary, revising) Tenant's Additional Space Plans shall be borne entirely by Tenant.

         Section 2.02. Landlord shall use reasonable efforts to perform any Minor Items (as defined in Paragraph 9 of Exhibit E of this Modification Agreement) of Landlord's Additional Space Work and the Additional Space Build-Out Work in a manner which will not unreasonably interfere with Tenant's use and occupancy of the Additional Space. Tenant and Landlord hereby agree and acknowledge that, under good construction practices, the performance of the A/C Work should be coordinated with the performance of the Additional Space Build-Out Work and, accordingly, in the event that Tenant shall have elected to retain a construction company other than Ambassador to perform the Additional Space Build-Out Work in accordance with the provisions of the Lease, the A/C Work will not be performed and completed by Landlord within the same time frames established for the balance of Landlord's Additional Space Work, but rather shall be performed and completed as set forth in Subsection 2.03B below; provided that Landlord shall use reasonable efforts to perform the A/C Work and any Minor Items of Landlord's Additional Space Work in a manner which will not unreasonably interfere with Tenant's ability to perform the Additional Space Build-Out Work; and provided, further, however, that any delay resulting from the coordination of the performance of the A/C Work with the performance of the Additional Space Build-Out Work shall not in and of itself constitute a delay on the part of Tenant or of Persons Within Tenant's Control but rather shall constitute an event beyond the reasonable control of Landlord and Tenant.

         Section 2.03.

         A. If Tenant shall have elected to retain Ambassador to perform the Additional Space Build-Out Work and shall have notified Landlord of such election as set forth in Subsection 2.01A above, Tenant agrees to accept possession of the Additional Space in "as is" and "where is" condition on the Commencement Date; provided that, prior to the Commencement Date, Landlord shall have substantially completed so much of the work specified in Exhibit D, which is annexed hereto and made a part hereof ("Landlord's Additional Space Work") and the Additional Space Build-Out Work as specified in this Article 2 and in Exhibit E which is annexed hereto and made a part hereof, as shall be sufficient to permit Tenant to thereafter occupy the Additional Space for the Authorized Use. Landlord shall not be obligated to perform any work whatsoever to prepare the Additional Space for Tenant, except Landlord's Additional Space Work and the Additional Space Build-Out Work. All materials, work, labor, fixtures and installations required for completion of the Additional Space and the operation of Tenant's business thereat, other than Landlord's Additional Space Work and the Additional Space Build-Out Work, shall (subject to the provisions of Article 5 of the Lease) be promptly furnished and performed by Tenant, at Tenant's own cost and expense.

         B. If Tenant shall have elected to retain a construction company other than Ambassador to perform the Additional Space Build-Out Work, or shall have failed to notify Landlord that Tenant has selected Ambassador to perform the Additional Space Build-Out Work as set forth in Subsection 2.01A of this Modification Agreement, Tenant agrees to accept possession of the Additional Space in "as is" and "where is" condition on the Commencement Date; provided that, prior to the Commencement Date, Landlord shall have substantially completed so much of the work specified in Exhibit D which is annexed hereto and made a part hereof (other than the A/C Work) as shall be sufficient to permit Tenant to perform the Additional Space Build-Out Work and to thereafter occupy the Additional Space for the Authorized Use. Landlord shall not be obligated to perform any work whatsoever to prepare the Additional Space for Tenant, except Landlord's Additional Space Work, other than the A/C Work, provided Tenant shall make the Additional Space available to Landlord for the performance of such A/C Work. All materials, work, labor, fixtures and installations required for completion of the Additional Space and the operation of Tenant's business thereat, other than Landlord's Additional Space Work, shall (subject to the provisions of Article 5 of the Lease) be promptly furnished and performed by Tenant, at Tenant's own cost and expense. In furtherance thereof, if Tenant shall have elected to retain a construction company other than Ambassador to perform the Additional Space Build-Out Work, or shall have failed to notify Landlord that Tenant has selected Ambassador to perform the Additional Space Build-Out Work as set forth in Subsection 2.01A of this Modification Agreement, Tenant agrees to commence the performance of the Additional Space Build-Out Work (subject to delays beyond the reasonable control of Tenant) within the later of
(i) ninety (90) days following the date hereof and (ii) thirty (30) days following substantial completion of Landlord's Additional Space Work (other than the A/C Work). In addition, Tenant agrees to use the "expediter" designated by Landlord as hereinafter set forth in connection with the Additional Space Build-Out Work, who shall be hired by Tenant at Tenant's own cost and expense. Landlord hereby designates [Charles Rizzo & Associates] as the "expediter."

         Section 2.04. If Landlord shall be unable to give possession of the Additional Space on the Commencement Date in accordance with the terms and conditions set forth herein by reason of Landlord's failure to complete any of the work expressly provided in the Lease to be performed by it by such date or for any other reason, Landlord shall not be subjected to any liability for the failure to so complete by and give possession on said date. No such failure to give possession on such specific date shall affect the validity of the Lease or the obligations of Tenant hereunder or be deemed to extend the Term. If repairs, improvements or decorations of the Additional Space, if any, as may be expressly provided in the Lease to be made by Landlord, are not completed on or before such date, Landlord shall not be subject to any liability for any delay in such completion.

         Section 2.05. The parties hereto agree that this Article 2 constitutes an express provision as to the time at which Landlord shall deliver possession of the Additional Space to Tenant, and Tenant hereby waives any rights to rescind the Lease which Tenant might otherwise have pursuant to Section 223-a of the Real Property Law of the State of New York, or pursuant to any other law of like import now or hereafter in force.

         Section 2.06.

         A. If Tenant shall have elected to retain a construction company other than Ambassador to perform the Additional Space Build-Out Work, then, subject to the terms and conditions hereinafter set forth, Landlord agrees to provide a construction allowance ("Landlord's Additional Space Contribution") to reimburse Tenant for the cost expended by Tenant to perform the Additional Space Build-Out Work, or, at Tenant's express written direction, to pay such costs actually incurred by Tenant to perform the Additional Space Build-Out Work directly to Tenant's contractors or vendors (but Landlord shall not advance the money relating to such costs to Tenant or Tenant's contractors or vendors), in an aggregate amount not to exceed One Million Forty-Three Thousand Fifty-Five Hundred and 50/100 Dollars ($1,043,055.50). Landlord shall fund the portion of Landlord's Additional Space Contribution then being requisitioned in the manner set forth in Subsections 2.06B and 2.06C below, but only if all of the following conditions shall have been satisfied:

            (i) Tenant shall not be in default (after notice and the expiration of any applicable cure period provided in the Lease) with respect to any of the material terms, covenants or conditions to be performed or observed by Tenant under the Lease (as defined in the Lease);

            (ii) Tenant shall have complied with all Legal Requirements in connection with the performance of the Additional Space Build-Out Work and shall have obtained, and at all times during the performance of the Additional Space Build-Out Work shall maintain, all necessary and appropriate permits, licenses, authorizations and approvals from all governmental authorities having jurisdiction over the Land, Building and/or the Additional Space in connection with the performance by Tenant of the Additional Space Build-Out Work, and shall have delivered true and complete copies thereof to Landlord; and

            (iii) Tenant shall have delivered to Landlord, for approval by
Landlord: (x) a completed requisition for payment (in form issued by the American Institute of Architects), certified and sworn to by Tenant's architect stating or accompanied by: (1) the amount being requested, (2) receipted invoices for all labor and materials theretofore performed as part of the Additional Space Build-Out Work, (3) to the best of such architect's knowledge, the amount of Landlord's Contribution theretofore paid to Tenant and that, to the best knowledge of Tenant's architect, the entire cost to complete the Additional Space Build-Out Work shall not exceed the aggregate amount of Landlord's Contribution which has not then been previously disbursed by Landlord together with the amount then requisitioned, (4) the cost of labor and materials theretofore performed and incorporated in the Additional Space and the aggregate budget for the entire Additional Space Build-Out Work to be performed, and (5) that, to the best knowledge of Tenant's architect, the work completed to date has been performed in good and workmanlike manner in accordance with the plans and specifications approved by Landlord and, to the best knowledge of Tenant's architect, in compliance with all Legal Requirements; and (y) to the extent permitted by law, waivers of lien from all contractors, subcontractors and materialmen who shall have furnished materials or supplies or performed work or services in connection with the Additional Space Build-Out Work.

         B. Within thirty (30) days after Tenant shall have complied with all of the conditions set forth in the foregoing Subsection 2.06A, Landlord shall pay to Tenant, or, at Tenant's express written direction, pay such costs actually incurred by Tenant to perform the Additional Space Build-Out Work directly to Tenant's contractors or vendors (but Landlord shall not advance the money relating to such costs to Tenant or Tenant's contractors or vendors), that portion of Landlord's Additional Space Contribution with respect to which Landlord shall have received from Tenant's architect a certified requisition for payment; provided, however, that (x) Landlord shall not be required to make more than one (1) payment per calendar month, (y) the disbursements hereunder shall be subject to a retention in the amount of the industry standard retainage (not to exceed ten (10%) percent) until the Additional Space Build-Out Work shall have been finally and fully completed and approved, and (z) Landlord's aggregate disbursements with respect to Landlord's Contribution shall not exceed One Million Forty-Three Thousand Fifty-Five Hundred and 50/100 Dollars ($1,043,055.50). Notwithstanding the foregoing, provided that Tenant's general contractor shall be holding a retention in at least the amount of the industry standard retainage, as evidenced to Landlord, Landlord's payment to Tenant or Tenant's contractors or vendors, as the case may be, of the relevant portion of Landlord's Additional Space Contribution shall reflect such contractor's retention, but shall not otherwise be subject to the foregoing retention set forth in clause (y) of this Section 2.06B.

         C. Provided that Tenant shall not then be in default (after notice and the expiration of any applicable cure period provided in the Lease) with respect to any of the material terms, covenants or conditions to be performed or observed by Tenant under the Lease, then, within thirty (30) days following the last to occur of: (i) Tenant's request for payment of the final installment of Landlord's Additional Space Contribution, (ii) completion of the Additional Space Build-Out Work in accordance with the provisions of Article 5 of the Lease, (iii) the certification of Tenant's architect that, to the best knowledge of Tenant's architect, the Additional Space Build-Out Work has been completed in a good and workmanlike manner, to the satisfaction of Tenant's architect, in accordance with the plans and specifications approved by Landlord and, to the best knowledge of Tenant's architect, in compliance with all Legal Requirements,
(iv) delivery by Tenant to Landlord of, to the extent permitted by law, waivers of lien from all contractors, subcontractors and material men who shall have furnished materials or supplies or performed work or services in connection with the Additional Space Build-Out Work, (v) delivery by Tenant to Landlord of true copies of final approvals of the Additional Space Build-Out Work by all governmental authorities having or asserting jurisdiction (including the New York City Department of Buildings), and (vi) delivery by Tenant to Landlord of "construction drawings" and/or "working drawings" (with all changes shown thereon) with respect to the Additional Space Build-Out Work, the balance of Landlord's Additional Space Contribution which has not been previously disbursed (but, in the aggregate, not in excess of the total cost of the Additional Space Build-Out Work), shall be disbursed to Tenant. Tenant expressly agrees that Landlord's obligation to pay the final installment of Landlord's Additional Space Contribution shall be conditioned upon Tenant's timely compliance with the requirements set forth in clauses (i) - (vi) of this Subsection 2.06(c), and that Tenant's right to receive any portion of Landlord's Additional Space Contribution which shall not have been requested by Tenant within one (1) year following completion of the Additional Space Build-Out Work shall be deemed to have been irrevocably waived by Tenant.

         D. Landlord's obligation to pay Landlord's Additional Space Contribution shall only apply to that part of the Additional Space Build-Out Work consisting of the installation of walls, partitions, fixtures, improvements and appurtenances permanently attached to or built into the Additional Space, including the following: mechanical systems, flooring, ceilings, duct work, electrical wiring, plumbing, millwork and supplemental air-conditioning systems (if any), decorating, affixed carpeting and other floor coverings (so-called "hard costs"), and shall also include design fees, engineering fees, legal fees, construction and/or project management fees and moving expenses (with such fees and expenses being referred to herein as "soft costs"); provided, however, in no event shall Landlord be required to pay more than fifteen (15%) percent (i.e., (One Hundred Fifty-Six Thousand Four Hundred Fifty-Eight and 25/100 Dollars ($156,458.25)) of Landlord's Additional Space Contribution for any such "soft costs" incurred in connection with the performance of the Additional Space Build-Out Work.

         5. Notwithstanding anything to the contrary contained herein or in the Lease, provided that if Tenant shall not then be in default (after notice and the expiration of any applicable cure period provided in the Lease) of any of the material terms, covenants or conditions to be performed or observed by Tenant under the Lease, Landlord hereby conditionally excuses Tenant's obligation to pay (i) the Minimum Rent, allocable to the Additional Space only, during the period beginning on the Commencement Date, and continuing through and including May 14, 1999, and (ii) one-half (1/2) of the Minimum Rent, allocable to the Additional Space only, during the period beginning on May 15, 1999, and continuing through and including November 14, 1999, with the aggregate of such excused Minimum Rent totaling Two Hundred Forty-Three Thousand Eighty and 00/100 Dollars ($243,380.00). If, at any time on or prior to May 1, 2006, Tenant shall be in default (after notice and the expiration of any applicable cure period provided in the Lease) in the performance of any of the material terms, covenants or conditions to be performed or observed by Tenant under the Lease, and Landlord shall have terminated the Lease by reason of such default, then the total sum of such Minimum Rent so conditionally excused and previously credited to Tenant shall become immediately due and payable by Tenant to Landlord. If, as of the Expiration Date, Tenant shall not be in default (after notice and the expiration of any applicable cure period provided in the Lease) in the performance of any of the material terms, covenants or conditions to be performed or observed by Tenant under the Lease, Landlord shall waive any payment of all such Minimum Rent so conditionally excused.

         6. Articles 35 and 36 of the Lease shall be hereby deemed deleted in their entirety.

         7. With respect only to the Additional Space, Section 19.04A of the Lease shall be deemed modified by replacing the words "Operating Expenses for the Base Operating Year" on the third (3rd) and fourth (4th) lines of said
Section 19.04A with the words "Base Operating Amount" (it being agreed that Section 19.04A of the Lease shall remain unmodified with respect to the Original Demised Premises).

         8. With respect only to the Additional Space, the Lease shall be deemed modified as follows (it being agreed that the Lease shall remain unmodified with respect to the Original Demised Premises):

            (a) by replacing the amount of "$60,733.75" with the amount of "$63,742.25" on the first (1st) line of Section 20.03B(i) of the Lease; and

            (b) by replacing the amount of "$22,085.00" with the amount of "$23,179.00" on the fifth (5th) line of Section 20.03B(i) of the Lease.

         9. Section 34.02 of the Lease shall be hereby modified by inserting the words "and the Base Operating Amount, as the case may be," on the sixth (6th) line of said Section 34.02.

         10. Tenant represents and warrants to Landlord, to induce Landlord to enter into this Modification Agreement in reliance thereon, that Tenant has not hired, dealt with or negotiated with any broker (other than the Designated Broker) in connection with this Modification Agreement, and Tenant shall indemnify, protect, defend and hold Landlord harmless from and against any and all liability damage, cost and expense (including reasonable attorneys' fees and disbursements) arising out of a breach of the foregoing representation and warranty. Landlord represents and warrants to Tenant that Landlord has not hired, dealt with or negotiated with any other broker (other than the Designated Broker) in connection with this Modification Agreement (it being understood and agreed that mailings by Landlord to brokers with respect to Landlord's desire to lease the Additional Space shall not be deemed a breach of the foregoing representation and warranty). Landlord agrees to pay the Designated Broker's commission, if any, in accordance with the terms of separate agreements between Landlord and the Designated Broker.

         11. Except as modified or amended herein, all of the provisions of
Article 19 of the Lease shall be and remain in full force and effect throughout the term of the Lease. It is expressly agreed that with respect to the Original Demised Premises, the definitions of "Base Tax Amount" and "Base Operating Year" shall not be changed.

         12. Except as expressly modified or amended herein, the parties hereto affirm that the Lease is in full force and effect, and Tenant certifies that, to the best knowledge of Tenant, all obligations of Landlord under the Lease as of this date have been fully performed and complied with by Landlord. By entering into this Modification Agreement, Landlord does not and shall not be deemed either (i) to waive or forgive any default, rent arrears or other condition with respect to the Lease or the use of the demised premises, whether or not in existence or known to Landlord at the date hereof, or (ii) to consent to any matter as to which Landlord's consent is required under the terms of the Lease, except such as may heretofore have been waived in writing or consented to in writing by Landlord.

         13. Notwithstanding anything to the contrary contained herein, if there is a default or a condition or event existing on the day immediately preceding the Commencement Date, which with notice or the passage of time or both, would constitute a default under the Lease, then, at Landlord's sole option, this Modification Agreement shall be of no force or effect.

         14. Tenant acknowledges that Landlord is holding Sixty-Six Thousand Two Hundred Fifty-Five and 00/100 Dollars ($66,255.00) pursuant to Article 33 of the Lease. Tenant agrees to make an additional deposit of Eighty-One Thousand One Hundred Twenty-Six and 50/100 Dollars ($81,126.50) on the date hereof increasing the total Security Deposit Amount by Landlord to One Forty-Seven Thousand Three Eighty-One and 50/100 Dollars ($147,381.50).

         15. Except as may be expressly modified or amended by this Modification Agreement, all of the terms, covenants and conditions of the Lease are hereby ratified and confirmed and, except insofar as reference to the contrary is made in any such instrument, all references to the "Lease" or the "lease" in any future correspondence or notice shall be deemed to refer to the Lease as modified by this Modification Agreement. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Lease.

         16. This Modification Agreement shall not be binding upon either party hereto until such time as it has been approved and executed by Landlord or its agent and is delivered to Tenant.

         IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Modification Agreement as of the date first above written.

                                        LANDLORD:


                                        BROADPINE REALTY HOLDING COMPANY, INC.

                                        By: /s/
                                            -----------------------------------
                                            Anne S. Pfeiffer, Vice President


                                        TENANT:

                                        TOWER INSURANCE COMPANY OF NEW YORK

                                        By:  /s/
                                             ----------------------------------
                                             Name:  Michael H. Lee
                                             Title:  President

STATE OF NEW YORK     )
                      )       ss.
COUNTY OF NEW YORK    )

         On this 7th day of May, 1998, before me personally came Michael H. Lee, to me known, being by me duly sworn, did depose and say that (s)he is the President of Tower Insurance Company of New York, the corporation described in and which executed the foregoing instrument; and that (s)he signed his/her name thereto by order of the Board of Directors of said corporation.

                                                   /s/ Linda L. Galvani
                                                   ---------------------
                                                      Notary Public

                                    EXHIBIT A

                            Original Demised Premises

                                    [GRAPHIC]

                                    EXHIBIT B

                              The Additional Space

                                    [GRAPHIC]

                                    EXHIBIT C

                                Demised Premises

                                    [GRAPHIC]

                                    EXHIBIT D

                        Landlord's Additional Space Work

A. Provided Tenant shall not be in default (beyond notice and the expiration of any applicable cure period provided in the Lease) under any of the terms, covenants or conditions of the Lease on Tenant's part to be observed or performed, Landlord, except as otherwise expressly specified in the Lease, will cause its designated contractor to make and complete in good workmanlike manner in and to the Additional Space the work and installations ("Landlord's Additional Space Work") specified in Schedule 1 annexed hereto and made a part hereof, at Landlord's sole cost and expense.

B. Except as provided in this Exhibit D and as may be provided in the Lease, Landlord shall not be required to spend any money or to do any work to prepare the Additional Space for Tenant's occupancy. The specification of Landlord's Additional Space Work represents the limit of Landlord's responsibilities in connection with the preparation of the Additional Space, except as expressly provided in Article 2 of the Lease, and, except as so provided, Tenant shall take the Additional Space "as-is". Any other improvements, alterations or additions shall be performed by Tenant, but subject to all of the terms, conditions and covenants of the Lease.

C. Landlord has made and makes no representation of the date on which Landlord will complete Landlord's Additional Space Work, Landlord shall be under no penalty or liability to Tenant whatsoever by reason of any delay in such performance, and the provisions of the Lease shall not be affected thereby. Landlord agrees that Landlord will use reasonable efforts to obtain contracts for the performance of the work required to be performed by Landlord, and to arrange to have all such work commenced without delay and prosecuted without unnecessary interruption, until completion.

D. Performance of Landlord's Additional Space Work or any statement made in this Exhibit D or elsewhere in the Lease shall not constitute an express or implied representation by Landlord that any or all of Landlord's Additional Space Work is suitable for the particular requirements of Tenant or any specific or general use or purpose of Tenant. Landlord shall assign to Tenant all warranties received by Landlord with respect to Landlord's Additional Space Work, including, but not limited to, Ambassador's warranty for one year from the substantial completion of Landlord's Additional Space Work that Landlord's Additional Space Work will be free from defects not normally inherent in the quality required. Such warranty shall exclude any remedy for, or right to seek, monetary damages and any obligation to cure any defect caused by abuse, modifications not executed by Ambassador, improper or insufficient maintenance, improper operation, or normal wear and tear under normal usage.

E. Subject to the provisions of Article 2 of the Lease, Tenant acknowledges that Landlord may perform all or any part of Landlord's Additional Space Work during Tenant's ordinary business hours and the Lease, and Tenant's obligations thereunder, shall not be affected thereby (except as specifically provided in the Lease), and Tenant shall make no claim against Landlord for any loss, cost or expense incurred by Tenant in connection with the performance of such Landlord's Additional Space Work.

F. Subject to the provisions of Article 5 of the Lease, all work performed by Landlord, shall, upon installation, become Landlord's property and shall be surrendered at the expiration or sooner termination of the Term, in good condition, reasonable wear and tear and damage caused by fire or other casualty excepted.

G. If Tenant shall fail to make timely payment of any sums payable to Landlord pursuant to the terms of the Lease, then, in addition to all other rights and remedies afforded Landlord in the event of such non-payment, Landlord may, after notice to Tenant, discontinue the performance of Landlord's Additional Space Work (or any items thereof) until such time as Tenant makes payment to Landlord of all such past due sums and provides Landlord with adequate assurance of the timely payment of all additional sums which may or shall be payable by Tenant pursuant to the terms of the Lease.

H. Except as otherwise expressly set forth in Schedule I annexed hereto and made a part hereof, all of Landlord's Additional Space Work shall be of material, design, capacity, finish and color adopted by Landlord as "Building standard".

                                   SCHEDULE I

                  Schedule of Landlord's Additional Space Work

1. Demolish space in Building standard manner; deliver broom clean.

2. Provide and install Building standard radiator enclosures over existing radiators and provide and install windows if they have not already been installed.

3. Provide and install Building standard air conditioning units in Building standard manner in the mechanical room to be constructed by Landlord in the location within the Additional Space set forth on Tenant's Additional Space Plans. Capacity not to exceed one ton for every 300 useable square feet (the useable square footage as determined by the Real Estate Board of New York, Inc. guidelines for establishing useable square footage on a multi-tenant floor). Occupancy not to exceed one person per 120 useable square feet.

4. Laminate all interior and core walls with sheetrock wall board to 9' above Finished Floor, taped and spackled, if this work has not been previously completed. If this work has been previously completed, Landlord will repair where necessary.

5. Landlord will reduce existing free standing column size by demolishing and removing existing terra-cotta and plaster to existing steel column (all existing plumbing, including hot and cold water lines, waste piping and any existing shafts, ductwork, etc. to remain). Furnish metal studs, re-install fireproof, furnish and install sheetrock wallboard to 9' above finished floor, taped and spackled, and uniformly patch floor slab due to reduced size of column.

6. Provided that Tenant's Additional Space Plans show the same, Landlord shall provide and install a strobe panel for fire safety in the location within the Additional Space set forth on Tenant's Additional Space Plans. Landlord shall lower existing fire warden stations and pull stations in order to comply with the Disabilities Act.

                                    EXHIBIT E

                         Additional Space Build-Out Work

1. Tenant shall deliver to Landlord, for Landlord's approval, Tenant's Additional Space Plans in accordance with the terms and conditions contained in
Article 2 of the Lease. If and to the extent that the Additional Space Build-Out Work is of such a nature that it requires the approval of any Overlandlord or Mortgagee, such approval shall be obtained promptly by Landlord, at Landlord's cost and expense.

2. (a) In accordance with Tenant's Additional Space Plans, Landlord, at Landlord's expense, but subject to the Additional Space Cap (as hereinafter defined in Paragraph 10 of this Exhibit E) and except as otherwise expressly specified in the Lease, shall cause Ambassador to make and complete in and to the Additional Space the Additional Space Build-Out Work. If Tenant shall not utilize the services of Landlord's designated structural engineer and/or HVAC contractor in connection with the preparation of Tenant's Additional Space Plans, Landlord may submit Tenant's Additional Space Plans (and any revisions thereof) to Landlord's designated structural engineer and/or HVAC contractor for review, and Tenant shall pay to Landlord, upon demand as additional rent hereunder, any out-of-pocket expenses incurred by Landlord in connection with such review.

(b) Notwithstanding any provision of the Lease to the contrary, any requests for revisions to Tenant's Additional Space Plans or other notices to be given to Tenant by Landlord pursuant to this Exhibit E may be given to Tenant's designated representative, [Christopher Buscaglia, either (i) delivered personally or (ii) sent by certified mail, return receipt requested, or overnight courier, with receipt acknowledged, to New York Design Collaborative Inc., 14 East 47th Street, New York, New York 10017.]

(c) Landlord's approval of Tenant's Additional Space Plans, Landlord's description of the kind and extent of work to be set forth in Tenant's Additional Space Plans, and Landlord's performance of the work in conformity with Tenant's Additional Space Plans, shall not make or render Landlord liable in any way for any damages, expenses or claims which may arise from or relate to the failure of the Additional Space Build-Out Work (provided that such Additional Space Build-Out Work shall be substantially in conformance with Tenant's Additional Space Plans) to comply with applicable Legal Requirements, nor shall Landlord's approval of Tenant's Additional Space Plans, performance of the Additional Space Build-Out Work or any statement made in this Exhibit E or elsewhere in the Lease constitute an express or implied representation by Landlord that any or all work performed and installation supplied pursuant to Tenant's Additional Space Plans is suitable for the particular requirements of Tenant or any specific or general use or purpose of Tenant. Landlord shall assign to Tenant all warranties received by Landlord with respect to the Additional Space Build-Out Work, including, but not limited to, Ambassador's warranty for one year from the substantial completion of the Additional Space Build-Out Work that the Additional Space Build-Out Work conforms with the requirements of Tenant's Additional Space Plans and will be free from defects not normally inherent in the quality required. Such warranty shall exclude any remedy for, or right to seek, monetary damages and any obligation to cure any defect caused by abuse, modifications not executed by Ambassador, improper or insufficient maintenance, improper operation, or normal wear and tear under normal usage.

(d) Tenant shall cause Tenant's Additional Space Plans and/or appropriate building notices and forms relating thereto to be filed with and approved by any and all governmental and quasi-governmental authorities having jurisdiction over the Additional Space Build-Out Work. All costs, fees and expenses incurred in connection with the making of such filings and/or obtaining the approvals of said authorities shall be promptly paid for by Tenant. If and to the extent required in order to make such filings and/or to obtain the approvals of said authorities, Landlord hereby agrees, at Tenant's request but at no cost or expense to Landlord, to use reasonable efforts to cooperate with Tenant with respect to Tenant's making such filings and/or obtaining such approvals.

(e) Upon receipt by Landlord of a written notice of Tenant's authorization for Landlord to proceed with the work shown on Tenant's Additional Space Plans, Landlord shall proceed with such Additional Space Build-Out Work, subject to the provisions of this Exhibit E.

3. The term " Additional Space Work Cost" as used in this Exhibit E shall mean the actual cost (including the cost of applicable insurance premiums and the cost of engineering, if any) to Landlord of furnishing and installing the relevant part of the Additional Space Build-Out Work.

4. In all instances where Tenant is required to supply information or authorization with regard to the Additional Space Build-Out Work, Tenant shall supply the same (subject to delays beyond the reasonable control of Tenant) within three (3) Business Days after written request therefor by Landlord.

5. Except as expressly provided in Exhibit D of the Lease, this Exhibit E and in
Article 2 of the Lease, Landlord shall not be required to spend any money or to do any work to prepare the Additional Space for Tenant's occupancy. The specification of Landlord's Additional Space Work and the Additional Space Build-Out Work represents the limit of Landlord's responsibilities in connection with the preparation of the Additional Space and, except as so provided, Tenant shall take the Additional Space "as-is". Any improvements, alterations or additions over and above Landlord's Additional Space Work and the Additional Space Build-Out Work ("Additional Work") shall be performed by Tenant, but subject to all of the terms, conditions and covenants of the Lease. Tenant agrees to retain Landlord's designated contractor to perform such Additional Work.

6. Landlord has made and makes no representation of the date on which Landlord will complete the Additional Space Build-Out Work, Landlord shall be under no penalty or liability to Tenant whatsoever by reason of any delay in such performance, and the provisions of the Lease shall not be affected thereby. If Tenant shall dispute whether the Additional Space Build-Out Work has been substantially completed, then, pending the resolution of such dispute, the Commencement Date shall nevertheless be deemed to have occurred when specified in Landlord's notice of substantial completion of Landlord's Additional Space Work and the Additional Space Build-Out Work, and Tenant shall be obligated to pay Minimum Rent and additional rent as and when provided in the Lease. Landlord agrees to use reasonable efforts to obtain contracts for the performance of the work required to be performed by Landlord, and to arrange to have all such work commenced without undue delay and prosecuted without unnecessary interruption until completion.

7. Prior to the Commencement Date, if Tenant shall so request, Landlord may permit Tenant, at Tenant's sole risk and in accordance with the applicable provisions of the Lease, to enter into the Additional Space for installation of Tenant's machinery, equipment and fixtures, provided that such entry and work do not interfere in any way with Landlord's performance of the work to be done by Landlord. At any time during such period of entry, if Landlord shall notify Tenant that Tenant's entry or work is interfering with or delaying Landlord's performance of Landlord's Additional Space Work or the Additional Space Build-Out Work, Tenant shall forthwith discontinue any further work and shall remove from the Additional Space and shall cause all Persons Within Tenant's Control to remove therefrom, all equipment, materials or installations which are the subject of Landlord's notice.

8. Subject to the provisions of Article 5 of the Lease, all work performed by Landlord (including the Building air-conditioning installation) shall, upon installation, become Landlord's property, and shall be surrendered at the expiration or sooner termination of the Term, in good condition, reasonable wear and tear and damage caused by fire or other casualty excepted.

9. (a) For the purposes of this Exhibit E, the Additional Space Build-Out Work shall be deemed to be substantially completed when all major construction is completed (or when all major construction would have been completed but for delays caused by Tenant or Persons Within Tenant's Control as provided in Paragraph 9(b) of the Lease or otherwise), although "Minor Items" (as hereinafter defined) are not substantially completed. "Minor Items" shall mean any uncompleted construction or improvements which do not materially interfere with Tenant's use and occupancy of the Additional Space for the Authorized Use and which are reasonably capable of being performed within thirty (30) days. Tenant shall promptly submit to Landlord a "punch-list" of such Minor Items, which punch-list items, after approval by Landlord (which approval shall not be unreasonably withheld or unduly delayed), shall be diligently completed. Tenant or Tenant's designated representative under Paragraph 2(b) of the Lease shall periodically inspect the Additional Space Build-Out Work and make any objections thereto, if called for, without undue delay, so as to mitigate changes, delays and costs.

   (b) Tenant specifically acknowledges and agrees that the Work Cost may increase and that there may be delay in completion of the Additional Space Build-Out Work by reason of (i) Tenant's failure or unreasonable delay to consult with Landlord to enable Landlord to review plans or specifications; (ii) unreasonable delay or failure by Tenant in supplying any requested information, approving estimates or giving authorizations; (iii) Tenant's making changes or additions in the plans or specifications or materials originally approved; (iv) interference by Tenant or Tenant's contractors with the performance of the Additional Space Build-Out Work; (v) delay or failure of any special or additional new materials selected by Tenant; (vi) Tenant's performance of any Additional Work; (vii) any resubmissions or revisions of Tenant's Additional Space Plans (without regard to any time periods granted to Tenant hereunder for making such resubmissions or revisions); or (viii) work, materials, components and other items specified by Tenant which are not "Building standard", and/or are not readily available to Landlord or Landlord's designated contractor, or require special manufacturing, fabrication or installation, or require additional time to obtain or install thereby delaying the date that the Additional Space Build-Out Work would otherwise be substantially completed, including special wallcoverings, light fixtures, entrance doors, woodwork, glass, stairways, door hardware, floor coverings and security and communications devices. Landlord shall not be responsible for any of the delays set forth in this Paragraph 9(b), and, in addition: (X) the Commencement Date shall be deemed to have occurred on the date that the Commencement Date would have occurred but for any of said delays, and (Y) Tenant shall reimburse Landlord, upon demand and as additional rent, for any and all losses, costs, expenses and/or damages suffered or incurred by Landlord to the extent caused by any such delays.

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

10. Notwithstanding anything contained to the contrary in the Lease, the total cost of the Additional Space Build-Out Work which Landlord shall provide Tenant without charge and for the items set forth in Subsection 2.06D of the Lease performed prior to the Commencement Date shall be One Million Forty-Three Thousand Fifty-Five Hundred and 50/100 Dollars ($1,043,055.50) (the " ("Additional Space Cap"). Subject to the foregoing Additional Space Cap, Landlord shall pay directly to the contractors or vendors performing the Additional Space Build-Out Work, any of the costs incurred by Tenant in connection with the Additional Space Build-Out Work within thirty (30) days following Tenant's or such contractors' or vendors' submission to Landlord of invoices evidencing the amounts due therefor; provided, however that all amounts so reimbursed to such contractors or vendors shall be deemed to have been expended by Landlord for purposes of the Additional Space Cap. If the Additional Space Work Cost shall exceed the Additional Space Cap, (i) Tenant may accept Landlord's estimate of such excess cost only by countersigning and delivering said estimate to Landlord, together with a sum equal to twenty (20%) percent thereof, within three (3) days after Landlord's rendition of such estimate, and
(ii) at Landlord's option, payment by Tenant of the balance of such excess cost shall be made from time to time during the performance of the Additional Space Build-Out Work, and in no event shall said balance be paid later than the completion of the Additional Space Build-Out Work.

11. If Tenant shall fail to make timely payment of any sums payable to Landlord pursuant this Exhibit E, then, in addition to all other rights and remedies afforded to Landlord in the event of such non-payment, Landlord may, after notice to Tenant, discontinue the performance of the Additional Space Build-Out Work (or any items thereof) until such time as Tenant makes payment to Landlord of all such past due amounts, and provides Landlord with adequate assurance of the timely payment of all additional sums which may or shall be payable by Tenant pursuant to this Exhibit E. Any delay resulting from the discontinuance of the Additional Space Build-Out Work pursuant to this Paragraph 11 shall be deemed a delay caused by Tenant.

12. Except as otherwise expressly set forth in Tenant's Additional Space Plans and approved by Landlord, all of the Additional Space Build-Out Work shall be of material, design, capacity, finish and color adopted by Landlord as "Building Standard."


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